UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DEAR FELLOW STOCKHOLDERS,

While we could never have envisioned the magnitude and impact of the COVID-19 pandemic, Exelixis responded well to the challenges presented and never lost focus of its critical mission to help cancer patients recover stronger and live longer. We, and the rest of the Board, are incredibly proud of the entire Exelixis team’s ability throughout 2020 to advance the company’s business, while always putting the highest priority on protecting one another’s health and safety and ensuring an uninterrupted supply of Exelixis medicines for the patients that depend upon them. Exelixis’ actions reflect its core values to Be Exceptional, Excel for Patients and Exceed Together.

The success and growth Exelixis achieved in 2020 would be noteworthy in any year, but is even more striking in the context of the pandemic. In particular, we:

•

Achieved positive top-line results from two pivotal clinical trials, including data that supported U.S. Food and Drug Administration and European Commission approvals of our franchise molecule CABOMETYX® (cabozantinib) in combination with OPDIVO® (nivolumab) as a first-line treatment for patients with advanced renal cell carcinoma in early 2021;

•	Advanced enrollment in multiple potentially label-enabling trials and initiated three new pivotal studies;

•	Presented seven data sets from clinical trials evaluating CABOMETYX® in a variety of settings and tumor types;

•	Progressed our product pipeline by expanding the ongoing phase 1b trial of XL092, in-licensing and readying XL102 and XB002 for clinical development, and advancing our internal programs; and

•

Expanded our workforce by 25% with the skill and experience required to support our future growth plans, and laid the groundwork necessary to scale sustainably and efficiently, including through the continued expansion of our Alameda headquarters.

Our achievements during the year were supported by a strong foundation of sound governance practices, including the continued evolution of our governance profile to reflect the scale and opportunity of our business. Launched shortly before the onset of the pandemic, the newly established Risk Committee of the Board served as an additional avenue through which management was able to communicate to the Board on the impact of and responses to the COVID-19 pandemic. In addition, the existing Research & Development and Compensation Committees provided important oversight and support for the drug discovery and development activities integral to our progress, and also worked with management to support the company’s efforts to recruit, retain, and cultivate the unified workforce that accomplished so much during the year.

Critical to our success in 2020 was the dedication of our employees and our collective ability to maintain the Exelixis culture of resilience, despite a primarily remote work environment. As a socially responsible company conscious of the expanding racial injustice movement, it was also critical for us to focus on our human capital management strategy and equity, diversity and inclusion initiatives. While there is always work to do, we are proud of our progress and are committed to fostering a culture where every employee feels a sense of belonging to the Exelixis team and our mission.

Exelixis’ accomplishments last year not only create the potential for additional eligible cancer patient communities to benefit from CABOMETYX and the investigational products in our growing pipeline, but we believe they also position us very well to deliver long-term revenue and earnings growth and continue to create value for our stockholders. We remain committed to delivering results for all of our stakeholders, and we thank you for your continued support.

We hope you will join us for the Exelixis 2021 Annual Meeting of Stockholders, which will be held in a virtual format on May 26, 2021, beginning at 9:00 a.m. Pacific Time. Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and employees, we determined it would be appropriate to maintain the virtual format we used for last year’s meeting. You will be able to view the meeting, submit questions and vote online at www.virtualshareholdermeeting.com/EXEL2021. The following notice of our Annual Meeting contains details of the business to be conducted at the Annual Meeting, as well as information regarding how and when to vote.

Very truly yours,

Stelios Papadopoulos, PhD Chair of the Board	Charles Cohen, PhD Chair of the Compensation Committee

1851 Harbor Bay Parkway

Alameda, CA 94502

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2021

To the Stockholders of Exelixis, Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (Annual Meeting) of Exelixis, Inc., a Delaware corporation (Exelixis), will be held on Wednesday, May 26, 2021, at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, view our list of stockholders as of the record date, submit your questions and vote your shares online during the meeting by visiting www.virtualshareholdermeeting.com/EXEL2021 and using your 16-digit control number to enter the Annual Meeting. In addition, you may submit your questions and vote your shares online in advance of the Annual Meeting by visiting www.proxyvote.com and using your 16-digit control number. The Annual Meeting will be held for the following purposes:

1.

To elect the eleven nominees for director named in the Proxy Statement accompanying this Notice of Annual Meeting to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.	To approve, on an advisory basis, the compensation of Exelixis’ named executive officers, as disclosed in the Proxy Statement accompanying this Notice of Annual Meeting.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

You will only be able to attend the virtual Annual Meeting by using your 16-digit control number provided on your Notice of Internet Availability of Proxy Materials (Notice of Availability), your proxy card or your voting instruction form in order to gain access to the virtual Annual Meeting. Therefore, it is important to retain your Notice of Internet Availability of Proxy Materials or a copy of your proxy card or voting instruction form to enable you to gain access to the virtual Annual Meeting. If you are a beneficial owner of shares held in “street name” who did not receive a 16-digit control number via email or on your Notice of Availabilty or voting instruction form, and you wish to attend the Annual Meeting, please follow the specific instructions from your broker, bank or other stockholder of record, including any requirement to obtan a valid legal proxy.

We are mailing to most of our stockholders a Notice of Availability instead of a paper copy of our Proxy Statement and our Annual Report for the fiscal year ended January 1, 2021 (Annual Report). The Notice of Availability contains instructions on how to access those documents over the Internet. The Notice of Availability also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our Annual Report and a form of proxy card or voting instruction form. All stockholders who do not receive a Notice of Availability will receive a paper copy of the proxy materials by mail. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

The record date for the Annual Meeting is March 29, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

Important notice regarding the availability of proxy materials for the 2021 Annual Meeting of Stockholders to be held on May 26, 2021, at 9:00 a.m., Pacific Time, via live webcast at www.virtualshareholdermeeting.com/EXEL2021. You will need your 16-digit control number provided on your Notice of Internet Availability of Proxy Materials, your proxy card or your voting instruction form in order to gain access to the virtual Annual Meeting.

The Proxy Statement and Annual Report to stockholders are available at www.exel-annualstockholdermeeting.com.

The Board of Directors recommends that you vote “FOR” Proposal Nos. 1-3 identified above.

By Order of the Board of Directors

JEFFREY J. HESSEKIEL

Executive Vice President and General Counsel

Alameda, California

April 15, 2021

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, TO ENSURE THAT YOU ARE REPRESENTED AT THE MEETING AND TO ENSURE THAT A QUORUM IS PRESENT, WE URGE YOU TO VOTE YOUR PROXY ONLINE, BY TELEPHONE OR BY RETURNING A PROXY CARD BY MAIL AS INSTRUCTED IN THE PROXY MATERIALS. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE VIRTUAL ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE, THEN THAT ENTITY IS THE STOCKHOLDER OF RECORD, AND YOU WILL NEED TO FOLLOW THE INSTRUCTIONS ON THE VOTING INSTRUCTION FORM THEY SEND TO YOU, AND THEY WILL VOTE YOUR SHARES AS YOU DIRECT.

1851 Harbor Bay Parkway

Alameda, CA 94502

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

May 26, 2021

Proposals to be voted on at the 2021 Annual Meeting of Stockholders

1.	To elect the eleven nominees for director named in the Proxy Statement accompanying this Notice of Annual Meeting to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.	To approve, on an advisory basis, the compensation of Exelixis’ named executive officers, as disclosed in the Proxy Statement accompanying this Notice of Annual Meeting.

4.	To conduct any other business properly brought before the meeting.

2021 Proxy Statement i

Proxy Statement | Questions and Answers about these Proxy Materials and Voting

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail because the Board of Directors (the Board), of Exelixis, Inc. (sometimes referred to as “we,” “us,” the “company” or “Exelixis”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (Annual Meeting), including at any adjournments or postponements of the meeting. The virtual Annual Meeting will be held on Wednesday, May 26, 2021, at 9:00 a.m., Pacific Time, via live webcast at www.virtualshareholdermeeting.com/EXEL2021. We invite you to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement, and you will need your 16-digit control number provided on your Notice of Internet Availability of Proxy Materials (described below), your proxy card or your voting instruction form in order to gain access to the virtual Annual Meeting. Therefore, it is important to retain your Notice of Internet Availability of Proxy Materials or a copy of your proxy card or voting instruction form to enable you to gain access to the virtual Annual Meeting. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below to vote your shares over the telephone or on the Internet.

We intend to send or make available these materials to stockholders on April 15, 2021.

Why is the Annual Meeting being held as a virtual Annual Meeting?

Due to concerns regarding the COVID-19 pandemic and to assist in protecting the health and well-being of our stockholders and employees, the Annual Meeting will be held virtually via live webcast on the Internet. After utilizing a virtual format for our 2020 Annual Meeting of Stockholders, we have designed a similar virtual format for the Annual Meeting to ensure that our stockholders who attend virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Accordingly, as stockholders from any location at the world and at no cost, you will be able to listen, submit your questions and vote your shares online at www.virtualshareholdermeeting.com/EXEL2021 by using your 16-digit control number provided on your Notice of Internet Availability of Proxy Materials, your proxy card or your voting instruction form that accompanied your proxy materials. In addition, you may submit your questions and vote your shares online in advance of the meeting by visiting www.proxyvote.com and using your 16-digit control number.

The live webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time, as you should allow ample time for the check-in procedures.

What is included in these proxy materials?

These proxy materials include:

››	The Notice of Annual Meeting;

››	The Proxy Statement for the Annual Meeting; and

››	Our Annual Report on Form 10-K for the fiscal year ended January 1, 2021, as submitted to the Securities and Exchange Commission (SEC) on February 10, 2021 (Annual Report).

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the virtual Annual Meeting.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to use the Internet as the primary means of furnishing proxy materials to our stockholders this year. This method allows us to deliver the proxy materials to you more quickly, lowers our costs significantly and helps to conserve natural resources. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (Notice of Availability) to our stockholders who have not asked us to provide proxy materials in printed form. All stockholders receiving a Notice of Availability can request a printed set of proxy materials. Moreover, all stockholders can access the proxy materials at www.exel-annualstockholdermeeting.com, irrespective of whether they receive a Notice of Availability or a printed copy of the proxy materials. Instructions on how to access the proxy materials on the Internet or how to request a printed copy may be found in the Notice of Availability and in this Proxy Statement.

2021 Proxy Statement 1

In addition, a stockholder may ask to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the option to receive proxy materials electronically by email to help reduce the environmental impact of our annual meeting and to reduce costs associated with the physical printing and mailing of materials. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How can I access the list of stockholders of record?

The list of stockholders of record entitled to vote at the virtual Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices located at 1851 Harbor Bay Parkway, Alameda, California 94502 by contacting our Corporate Secretary. Due to the COVID-19 pandemic, registered stockholders must make an appointment and must comply with our COVID-19 protocols.

The list of stockholders of record will also be available at and through the conclusion of the Annual Meeting via the virtual meeting website at www.virtualshareholdermeeting.com/EXEL2021.

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on March 29, 2021 (the Record Date) will be entitled to vote at the virtual Annual Meeting. On the Record Date, there were 313,097,850 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 29, 2021, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below, or complete and mail the proxy card if you received printed materials.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Stockholder of Record (i.e., “Street Name”)

If on March 29, 2021, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your shares is considered to be the stockholder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other stockholder of record regarding how to vote the shares in your account, and we invite you to attend the virtual Annual Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in your Notice of Availability or voting instruction form in order to attend and vote your shares at the virtual Annual Meeting. If you did not receive a 16-digit control number via email or on your Notice of Availabilty or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed, including any requirement to obtan a valid legal proxy, in order for your broker, bank or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are three matters scheduled for a vote at the virtual Annual Meeting. They are as follows:

››

Election of the eleven nominees for director named herein to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her death, resignation or removal;

››	Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

››	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

2 Exelixis, Inc.

Proxy Statement | Questions and Answers about these Proxy Materials and Voting

How do I vote?

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote even if you have already voted by proxy.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you have four ways to vote.

At Virtual Meeting	››	To vote at the virtual Annual Meeting, follow the instructions at www.virtualshareholdermeeting.com/EXEL2021. You will need your 16-digit control number provided on your Notice of Availability, your proxy card or your voting instruction form in order to gain access to the virtual Annual Meeting.

Via Internet	››

To vote on the Internet, go to www.proxyvote.com and follow the instructions provided in the Notice of Availability. You will need your 16-digit control number provided on your Notice of Availability, your proxy card or your voting instruction form in order to vote your shares in advance of the meeting. Your vote must be received by 11:59 p.m., Eastern Time, on May 25, 2021, to be counted.

By Telephone	››	To vote by telephone, follow the instructions and call the number provided in the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m. Eastern Time, on May 25, 2021, to be counted.

By Mail	››	To vote by mail, follow the instructions provided in the proxy materials, request a paper copy of the proxy materials and then complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope that will be provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Stockholder of Record

If you are a beneficial owner of shares registered in the name of your broker, bank, or other stockholder of record, you should have received the Notice of Availability containing voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy.. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date, March 29, 2021.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of a proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

2021 Proxy Statement 3

If I am a stockholder of record, what happens if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the proposals as follows:

››	“For” the election of Drs. Cohen, Freire, Garber, Marchesi, Morrissey, Papadopoulos, Poste and Willsey, Messrs. Feldbaum and Wyszomierski and Ms. Smith, as described in Proposal 1;

››	“For” the ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, as described in Proposal 2; and

››	“For” the advisory approval of the compensation of our named executive officers, as described in Proposal 3.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card), if permitted, will vote your shares using his best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares registered in the name of your broker, bank or other stockholder of record and you do not provide the broker, bank or other stockholder of record holding your shares with voting instructions, your broker, bank or other stockholder of record will determine if it has the discretionary authority to vote on the particular matter. If you are a beneficial owner whose shares are held of record by a broker and you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under the rules of the New York Stock Exchange to vote your shares on Proposal No. 2 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021), even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal No. 1 or Proposal No. 3 without voting instructions from you, in which case a broker non-vote will occur, and your shares will not be voted on Proposal No. 1 or Proposal No. 3.

Who is paying for this proxy solicitation?

We are soliciting proxies and will bear the entire cost of soliciting proxies, including the preparation, printing and mailing of the Notice of Availability, the Notice of Annual Meeting, the Proxy Statement, the proxy card and any additional information furnished to stockholders. We have engaged Morrow Sodali LLC, located at 470 West Ave, Stamford, Connecticut 06902, to assist in the solicitation of proxies from shareholders for a fee of $13,000 plus reimbursement of customary out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

What does it mean if I receive more than one Notice of Availability or proxy card?

If you receive more than one Notice of Availability or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Availability or proxy card to ensure that all of your shares are voted.

4 Exelixis, Inc.

Proxy Statement | Questions and Answers about these Proxy Materials and Voting

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in the following ways:

Stockholder of Record: Shares Registered in Your Name

››

Your proxy may be revoked by filing with the Secretary of Exelixis at our principal executive office, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, either (1) a written notice of revocation or (2) a duly executed proxy card bearing a later date.

››	Your proxy may also be revoked by granting a subsequent proxy by telephone or on the Internet (your latest telephone or Internet proxy is the one that is counted).

››	Your proxy may also be revoked by attending the virtual Annual Meeting and voting online via the live webcast. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Stockholder of Record

››

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank to revoke any prior voting instructions, which may include attending the virtual Annual Meeting and voting online via the live webcast.

What is the quorum requirement for the Annual Meeting?

A majority of the outstanding shares entitled to vote at the virtual Annual Meeting must be present or represented by proxy at the Annual Meeting to hold a valid meeting. This is called a “quorum.” As this is a virtual Annual Meeting, holders of record attending via the live webcast will be deemed to be present at the virtual Annual Meeting.

If you are a stockholder of record, your shares will be counted towards the quorum only if you vote at the virtual Annual Meeting or have properly voted by proxy on the Internet, by telephone or by submitting a proxy card by mail. You may vote “For,” “Against” or “Abstain” with respect to Proposal Nos. 1, 2 and 3. Abstentions will be counted towards the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

If you are a beneficial owner holding your shares in “street name” then only the broker, bank or other stockholder of record can vote your shares unless you obtain a valid legal proxy from the broker, bank or other stockholder of record, or are otherwise provided with a separate means to vote your shares (such as a 16-digit control number provided via email or on your Notice of Availability or voting instruction form). See “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?” above. Shares represented by “broker non-votes” will be counted in determining whether there is a quorum present.

Votes will be counted by the inspector of election appointed for the Annual Meeting. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of shares present or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

How many votes are needed to approve each proposal, how are votes counted, and how are abstentions and broker non-votes treated?

››

Proposal 1-Election of Directors: Directors in an uncontested election, such as this one, are elected by a majority of the votes cast. Accordingly, each of the eleven nominees must receive “For” votes from the holders of a majority of the votes cast with respect to such director (i.e., the number of shares voted “For” a director must exceed the number of shares voted “Against” that director). Abstentions and broker non-votes are not counted for purposes of electing directors and will have no effect on the results of this vote.

››

Proposal 2-Ratification of Ernst & Young LLP: The affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against the proposal. Broker non-votes, if any, will have no effect and will not be counted towards the vote total.

››

Proposal 3-Advisory Vote on Executive Compensation: The affirmative vote of a majority of shares present or by represented proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the non-binding, advisory vote on executive compensation. Abstentions will be counted toward the tabulation of votes

2021 Proxy Statement 5

cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect and will not be counted towards the vote total. Since the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are very important to the Board and the management team and, accordingly, the Compensation Committee and Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and Board as they continue to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.

Do I have dissenters’ rights?

No. We are organized as a corporation under Delaware law. Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to any of the proposals set forth in this Proxy Statement and we will not independently provide the stockholders with any such rights.

How can I find out the results of the voting at the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Will other matters be voted on at the Annual Meeting?

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxyholders.

What proxy materials are available on the Internet?

This Proxy Statement and our Annual Report are available at www.exel-annualstockholdermeeting.com.

What is the deadline for submitting stockholder proposals for the 2022 Annual Meeting?

To be considered for inclusion in the 2022 proxy materials, your proposal must be submitted in writing by December [16], 2021, to Exelixis’ Secretary at Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act). However, if our 2022 Annual Meeting of Stockholders is held before April 26, 2022, or after June 25, 2022, then the deadline will be a reasonable time prior to the time that we make our proxy materials available to our stockholders, either online or in printed form.

If you wish to submit a proposal or nominate a director at the 2022 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing, in the manner set forth in our Bylaws, to Exelixis’ Secretary at Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, to be received no earlier than the close of business on February 25, 2022, and no later than the close of business on March 27, 2022. However, if our 2022 Annual Meeting of Stockholders is held before April 26, 2022, or after June 25, 2022, then you must notify Exelixis’ Secretary, in writing, not earlier than the close of business on the 90th day prior to the date of the 2022 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 60th day prior to the date of the 2022 Annual Meeting of Stockholders or (ii) if we publicly announce the date of the 2022 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2022 Annual Meeting of Stockholders, the 10th day following the day that we first make such public announcement of the date of the 2022 Annual Meeting of Stockholders. We also advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2022 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, unless prohibited by Rule 14a-4(c) promulgated under the Exchange Act, our management will have discretionary authority to vote all shares for which it has proxies for any such stockholder proposal or director nomination, including in opposition to such stockholder proposal or director nomination.

6 Exelixis, Inc.

Proxy Statement | Questions and Answers about these Proxy Materials and Voting

How may I obtain a printed copy of the Proxy Materials?

Instructions on how to obtain a printed copy of the proxy materials are set forth in the Notice of Availability.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, including, without limitation, statements related to: Exelixis’ expectations that its employees and partners will commit to the highest standards of ethical behavior and maintain values and principles that reflect both global awareness and sustainability; Exelixis’ dedication of financial resources to offer patients high-quality cancer treatments and commitment to providing patients with access to Exelixis medicines; Exelixis’ strategies for quality monitoring and compliance in developing its products; Exelixis’ potential to attain future environmental stability; Exelixis’ ongoing efforts towards the achievement of key priorities and anticipated milestones for 2021 and beyond; Exelixis’ expectation that the combination of CABOMETYX and OPDIVO will be a key driver of revenue growth; Exelixis’ plans to file with the FDA for accelerated approval of the combination of cabozantinib and atezolizumab in an mCRPC indication, if warranted by the data; the potential for Exelixis to add clinical-stage assets to its product pipeline; the anticipated organizational growth of Exelixis; Exelixis’ strategic planning for potential future commercial indications for cabozantinib, the further development of XL092 and other potential business development assets; and other statements that are not historical fact. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the continuing COVID-19 global pandemic and its impact on Exelixis’ clinical trial, drug discovery and commercial activities; the degree of market acceptance of CABOMETYX and other Exelixis products in the indications for which they are approved and in the territories where they are approved, and Exelixis and its partners’ ability to obtain or maintain coverage and reimbursement for these products; the effectiveness of CABOMETYX and other Exelixis products in comparison to competing products; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; Exelixis’ ability to maintain and scale adequate sales, marketing, market access and product distribution capabilities for its products or to enter into and maintain agreements with third parties to do so; the availability of data at the referenced times; the potential failure of cabozantinib and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical trials or successfully commercialize partnered compounds in the territories where they are approved; complexities and the unpredictability of regulatory review and approval processes in the U.S. and elsewhere; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib and other Exelixis products; Exelixis’ dependence on third-party vendors for the development, manufacture and supply of its products and product candidates; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for generic versions of Exelixis’ marketed products; changes in economic and business conditions; and other factors discussed under the caption “Risk Factors” in Exelixis’ Annual Report on Form 10-K submitted to the SEC on February 10, 2021, and in Exelixis’ future filings with the SEC. All forward-looking statements in this Proxy Statement are based on information available to Exelixis as of the date of this Proxy Statement, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

2021 Proxy Statement 7

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws provide for the annual election of each director. There are currently eleven directors on the Board, and all eleven directors have been nominated and are standing for re-election this year:

Director Nominees	Age	Position	Director Since

Charles Cohen, Ph.D.	70	Independent Director	1995

Carl B. Feldbaum, Esq.	77	Independent Director	2007

Maria C. Freire, Ph.D.	66	Independent Director	2018

Alan M. Garber, M.D., Ph.D.	65	Independent Director	2005

Vincent T. Marchesi, M.D., Ph.D.	85	Independent Director	2001

Michael M. Morrissey, Ph.D.	60	President and Chief Executive Officer	2010

Stelios Papadopoulos, Ph.D.	72	Independent Chair of the Board	1994

George Poste, DVM, Ph.D., FRS	76	Independent Director	2004

Julie Anne Smith	50	Independent Director	2016

Lance Willsey, M.D.	59	Independent Director	1997

Jack L. Wyszomierski	65	Independent Director	2004

If elected at the Annual Meeting, each of these director nominees would serve until the next annual meeting of stockholders and until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal.

As this is an uncontested election, each director will be elected by a majority of the votes cast with respect to that director. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will have no effect on the election of directors. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as the Board, after receiving the recommendation of the Nominating and Corporate Governance Committee of the Board, may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Majority Voting Standard and Resignation Policy

Our Corporate Governance Guidelines require that all director nominees set forth in this Proxy Statement have tendered an irrevocable resignation as a director conditioned upon: (i) such director failing to receive a majority of the votes cast at the Annual Meeting; and (ii) acceptance by the Board of such resignation. If a director nominee who is serving as a director at the time of the election does not receive a majority of the votes cast at the Annual Meeting, then the Board will take the following actions:

•

The Nominating and Corporate Governance Committee will act to determine whether to recommend to the Board that it accept the director’s conditional resignation. In making their respective decisions, the Nominating and Corporate Governance Committee and the Board will evaluate the best interests of Exelixis and its stockholders and shall consider all factors and information deemed relevant by the respective body. The director who tenders his or her conditional resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or Board action regarding whether to accept the conditional resignation of such director.

•	The Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety days following certification of the stockholder vote.

•

If the Board determines not to accept the conditional resignation of a director, the Board will promptly disclose its decision-making process and decision to reject the conditional resignation in a Form 8-K furnished to the SEC.

8 Exelixis, Inc.

Proposal 1 | Election of Directors

Board Independence, Diversity and Skills

The Board regularly evaluates the skills and experiences that it believes are desirable to be represented on the Board and best align with our strategic vision and business and operations. Below are certain qualifications, skills and experiences of our current directors that contribute the Board’s effectiveness as a whole.

In addition, set forth below is biographical information for each nominee for election to our Board at the Annual Meeting. Incorporated within each biography is a description of the specific qualifications, skills and experiences of each nominee that led our Board to conclude that the individual should serve as a director as of the date of this Proxy Statement.

2021 Proxy Statement 9

Director Nominees

Charles Cohen, Ph.D. Independent Biotechnology Investor Former Chief Executive Officer, Perform Biologics, Inc. and On Target Therapeutics, LLC

Director since 1995

Age 70

Key Qualifications and Expertise:

Our Board concluded that Dr. Cohen should continue to serve as a director of Exelixis due to his training as a scientist, his knowledge and experience with respect to the biotechnology, pharmaceutical and healthcare industries, his broad leadership experience resulting from service on various boards and as a chief executive officer, and his knowledge and experience with respect to finance matters.

Committee Assignments:

•   Audit Committee

•   Compensation Committee (chair)

•   Research & Development Committee

Other Current Public Company Boards:

•   None

Charles Cohen, Ph.D., has been a director since November 1995. Dr. Cohen is an independent investor and from March 2015 to May 2019, he served as Chief Executive Officer and as a member of the board of directors of Perform Biologics, Inc., a privately held biotechnology start-up company. Previously, Dr. Cohen served as Chief Executive Officer and as a member of the board of directors of On Target Therapeutics, LLC, a privately held biotechnology start-up company, from June 2015 to June 2017. From May 2007 to December 2015, Dr. Cohen was a managing director of Synthesis Capital (formerly Advent Healthcare Ventures), a venture capital firm. From 2003 to 2007, Dr. Cohen was Vice President of Advent International, a global private equity firm. From 2000 to 2002, Dr. Cohen was the Chief Executive Officer of Cellzome AG, a post-genomics biotechnology company. Prior to that time, Dr. Cohen co-founded Creative BioMolecules, Inc., a biotechnology company, in 1982 and was one of its directors and its Chief Executive Officer from 1985 to 1995. Dr. Cohen served as a member of the board of directors of the following publicly held companies: Anadys Pharmaceuticals, Inc., a biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C, from 2000 to 2005; and Anesiva, Inc., a biopharmaceutical company focused on the development and commercialization of novel pharmaceutical products for pain management from 2005 to 2007. Dr. Cohen also served as the Chairman of the Supervisory Board of Cellzome AG, prior to its acquisition by GlaxoSmithKline in May 2012, and as the Chief Executive Officer of several other companies. Dr. Cohen received his B.A. from the State University of New York at Buffalo and his Ph.D. from New York University School of Medicine.

Carl B. Feldbaum, Esq. President Emeritus, Biotechnology Innovation Organization

Director since 2007

Age 77

Key Qualifications and Expertise:

Our Board concluded that Mr. Feldbaum should continue to serve as a director of Exelixis due to his training as an attorney, his knowledge and experience with respect to the biotechnology, pharmaceutical and healthcare industries, his broad leadership experience resulting from service on various boards and as an executive officer and his knowledge and experience with policymaking, regulatory issues and other governmental matters.

Committee Assignments:

•   Nominating and Corporate Governance Committee

•   Risk Committee (chair)

Other Current Public Company Boards:

•   None

Carl B. Feldbaum, Esq., has been a director since February 2007. Mr. Feldbaum serves as a member emeritus of the board of directors of BIO Ventures for Global Health, a non-profit organization, and is president emeritus of the Biotechnology Innovation Organization (BIO), which is the world’s largest trade association representing biotechnology companies, academic institutions, state biotechnology centers and related organizations across the United States and in more than 30 other nations. Mr. Feldbaum served as president of BIO from 1993 until his retirement in 2005. Prior to joining BIO, Mr. Feldbaum was chief of staff to Senator Arlen Specter of Pennsylvania. He also was president and founder of Palomar Corporation, a national security “think tank” in Washington, D.C. Before founding Palomar Corporation, Mr. Feldbaum was Assistant to the Secretary of Energy and served as the Inspector General for defense intelligence in the U.S. Department of Defense. Mr. Feldbaum served as a member of the board of directors of the following publicly held companies: Actelion, Ltd, a biopharmaceutical company focused on the discovery, development and commercialization of innovative drugs for diseases with significant unmet medical needs (acquired by Johnson & Johnson in 2017), from 2005 to 2015; Trovagene, Inc., a precision medicine biotechnology company focused on the development of oncology therapeutics for improved cancer care, from 2014 to 2015; and Connetics Corporation, a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market, from 2005 until its acquisition by Stiefel Laboratories, Inc. in 2006. Mr. Feldbaum holds an A.B. in Biology from Princeton University and a J.D. from the University of Pennsylvania Law School.

10 Exelixis, Inc.

Proposal 1 | Director Nominees

Maria C. Freire, Ph.D. President and Executive Director, Foundation for the National Institutes of Health

Director since 2018

Age 66

Key Qualifications and Expertise:

Our Board concluded that Dr. Freire should continue to serve as a director of Exelixis due to her training as a scientist, her knowledge and experience with respect to medical research, the pharmaceutical industry and government healthcare policymaking, as well as her leadership experience in the public sector.

Committee Assignments:

•   Nominating and Corporate Governance Committee

•   Research & Development Committee

•   Risk Committee

Other Current Public Company Boards:

•   Alexandria Real Estate Equities, serving on the Nominating & Corporate Governance Committee and the Science & Technology Committee (chair)

Maria C. Freire, Ph.D., has been a director since April 2018. Since November 2012, Dr. Freire has served as President and Executive Director and as a member of the board of directors of the Foundation for the National Institutes of Health. From March 2008 to November 2012, she served as President and as a member of the board of directors of the Albert and Mary Lasker Foundation. Prior to joining the Lasker Foundation, Dr. Freire served as President and Chief Executive Officer of the Global Alliance for TB Drug Development from 2001 to 2008 and Director of the Office of Technology Transfer at the National Institutes of Health from 1995 to 2001. Dr. Freire has served on the board of directors of Alexandria Real Estate Equities, Inc. a publicly held urban office real estate investment trust uniquely focused on collaborative life science and technology campuses, since April 2012, and has previously served on the boards of numerous national and international organizations, including the Science Board of the U.S. Food and Drug Administration, the World Health Organization Commission on Intellectual Property Rights, Innovation and Public Health and the United Nations Secretary General’s High Level Panel on Access to Medicines. Dr. Freire is also a member of the National Academy of Medicine and the Council on Foreign Relations, and she is the recipient of numerous awards, including a 2017 Gold Stevie Award for “Woman of the Year,” the U.S. Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Fleming Award and the Bayh-Dole Award. Dr. Freire holds a Ph.D. in Biophysics from the University of Virginia and a B.S. from the Universidad Peruana Cayetano Heredia in Lima, Peru.

Alan M. Garber, M.D., Ph.D. Provost of Harvard University

Director since 2005

Age 65

Key Qualifications and Expertise:

Our Board concluded that Dr. Garber should continue to serve as a director of Exelixis due to his training as a physician and economist, his knowledge and experience with respect to the life sciences, healthcare and pharmaceutical industries, and his knowledge and experience with policymaking, regulatory issues and other governmental matters.

Committee Assignments:

•   Nominating and Corporate Governance Committee (chair)

•   Research & Development Committee

Other Current Public Company Boards:

•   Vertex Pharmaceuticals Incorporated, serving on the Audit & Finance Committee and the Scientific & Technology Committee

Alan M. Garber, M.D., Ph.D., has been a director since January 2005. He became Provost of Harvard University, Mallinckrodt Professor of Health Care Policy at Harvard Medical School, and a Professor in the Harvard Kennedy School of Government and in the Department of Economics at Harvard in September 2011. Before moving to Harvard, from 1998 until August 2011, he was the Henry J. Kaiser Jr. Professor, a Professor of Medicine, and a Professor (by courtesy) of Economics, Health Research and Policy, and of Economics in the Graduate School of Business at Stanford University. Dr. Garber also served as the Director of the Center for Primary Care and Outcomes Research and the Center for Health Policy at Stanford. During his tenure at Stanford University, Dr. Garber also served as a Senior Fellow at the Freeman Spogli Institute for International Studies and as a staff physician at the VA Palo Alto Health Care System. Dr. Garber has served as a member of the board of directors of Vertex Pharmaceuticals Incorporated, a publicly held biotechnology company focused on developing and commercializing therapies for the treatment of cystic fibrosis, since June 2017. In addition, Dr. Garber is a one of several co-founders and serves as the chair of the board of directors for the Center for Advanced Biological Innovation and Manufacturing, a public benefit limited liability company in the Boston metro area created to encourage collaboration among multiple institutions, with the ultimate aim of promoting the development and production of cell and gene therapies, biologics, immunotherapies and other emerging technologies that can benefit patients. Dr. Garber is a member of the National Academy of Medicine, the American Society of Clinical Investigation, the Association of American Physicians and the American Academy of Arts and Sciences. He is a Fellow of the American College of Physicians, the Royal College of Physicians and the American Association for the Advancement of Science. Dr. Garber is also a Research Associate with the National Bureau of Economic Research and served as founding Director of its Health Care Program for nineteen years. He has also served as a member of the National Advisory Council on Aging at the National Institutes of Health, as a member of the Board of Health Advisers of the Congressional Budget Office and as Chair of the Medicare Evidence Development and Coverage Advisory Committee at the Centers for Medicare and Medicaid Services. Dr. Garber previously served on the editorial board of a number of acclaimed scientific journals and has received numerous awards and honors. Dr. Garber holds an A.B. summa cum laude, an A.M. and a Ph.D., all in Economics, from Harvard University, and an M.D. with research honors from Stanford University.

2021 Proxy Statement 11

Vincent T. Marchesi, M.D., Ph.D. Professor of Pathology and Cell Biology, Yale University

Director since 2001

Age 85

Key Qualifications and Expertise:

Our Board concluded that Dr. Marchesi should continue to serve as a director of Exelixis due to his training as a physician and scientist and his research and experience in the fields of healthcare and life sciences, with a particular focus on biotechnology.

Committee Assignments:

•   Compensation Committee

•   Research & Development Committee

Other Current Public Company Boards:

•   None

Vincent T. Marchesi, M.D., Ph.D., has been a director since May 2001. Since 1973, Dr. Marchesi has been a Professor of Pathology and Cell Biology at Yale University and, since 1991, the Director of the Boyer Center for Molecular Medicine at Yale University. In 1982, Dr. Marchesi co-founded Molecular Diagnostics, Inc., a diagnostic development company. Dr. Marchesi was formerly Chair of Pathology at the Yale-New Haven Hospital. Dr. Marchesi holds an M.D. from Yale University and a Ph.D. from Oxford University, and is a member of the National Academy of Sciences and the Institute of Medicine.

Michael M. Morrissey, Ph.D. President and Chief Executive Officer, Exelixis, Inc.

Director since 2010

Age 60

Key Qualifications and Expertise:

Our Board concluded that Dr. Morrissey should continue to serve as a director of Exelixis due to his leadership role as the President and Chief Executive Officer of Exelixis. Beyond his role as Exelixis’ principal executive officer, the Board also considered Dr. Morrissey’s extensive qualifications, including his training as a scientist, his significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, comprehensive leadership background resulting from service as an executive in the biotechnology industry, and his ability to bring historic knowledge and continuity to the Board.

Committee Assignments:

•   None

Other Current Public Company Boards:

•   None

Michael M. Morrissey, Ph.D., has served as a director and as Exelixis’ President and Chief Executive Officer since July 2010. Dr. Morrissey has held positions of increasing responsibility at Exelixis since he joined the company in February 2000, including serving as President of Research and Development from January 2007 until July 2010. From 1991 to 2000, Dr. Morrissey held several positions at Berlex Biosciences, last holding the position of Vice President, Discovery Research. Earlier in his career, Dr. Morrissey served as a Senior Scientist and Project Team Leader in Medicinal Chemistry at CIBA-Geigy Corporation. Since 2020, Dr. Morrissey has served as a member of the board of directors of XWPharma Incorporated, a privately held, clinical-stage biopharmaceutical company dedicated to the discovery and development of therapeutics that apply novel platform chemistry to time-regulated neurobiology. He is the author of numerous scientific publications in medicinal chemistry and drug discovery and an inventor on 70 issued U.S. patents and 25 additional published U.S. patent applications. Dr. Morrissey holds a B.S. (Honors) in Chemistry from the University of Wisconsin and a Ph.D. in Chemistry from Harvard University.

12 Exelixis, Inc.

Proposal 1 | Director Nominees

Stelios Papadopoulos, Ph.D. Co-Founder and Chair of the Board, Exelixis, Inc.

Director since 1994

Age 72

Key Qualifications and Expertise:

Our Board concluded that Dr. Papadopoulos should continue to serve as a director of Exelixis due to his training as a scientist, his knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, his broad leadership experience resulting from extensive service on various boards, his knowledge and experience with respect to finance matters, and his ability to bring historic knowledge and continuity to the Board.

Committee Assignments:

•   Audit Committee

•   Research & Development Committee

Other Current Public Company Boards:

•   Biogen Inc. (chair), serving on the Corporate Governance Committee

•   Regulus Therapeutics, Inc. (chair), serving on the Audit Committee and the Nominating and Governance Committee

•   Eucrates Biomedical Acquisition Corp. (chair)

Stelios Papadopoulos, Ph.D., a co-founder of Exelixis, has been a director since December 1994 and the Chair of the Board since January 1998. Dr. Papadopoulos retired as Vice Chairman of Cowen & Co., LLC in August 2006 after six years as an investment banker with the firm, where he focused on the biotechnology and pharmaceutical sectors. Prior to joining Cowen & Co., he spent 13 years as an investment banker at PaineWebber, Incorporated, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. He joined PaineWebber in April 1987 from Drexel Burnham Lambert, where he was a Vice President in the Equity Research Department covering the biotechnology industry. Prior to Drexel, he was a biotechnology analyst at Donaldson, Lufkin & Jenrette. Before coming to Wall Street in 1985, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. Dr. Papadopoulos was a co-founder of Anadys Pharmaceuticals, Inc., a publicly held biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C, acquired by Hoffmann-La Roche Inc. in November 2011. Dr. Papadopoulos served as a member of the board of directors of Anadys Pharmaceuticals from 2000 to 2011 and as its chairman in 2011, prior to its acquisition. Dr. Papadopoulos has also served as a member of the board of directors of four other publicly held companies: Biogen, Inc., a biopharmaceutical company focused on the treatment of serious diseases, since 2008 and as its chairman since 2014; Regulus Therapeutics Inc., a biopharmaceutical company focused on the development of medicines targeting microRNAs, since 2008, and as its chairman since 2013; Eucrates Biomedical Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and as its chairman, since 2020; and BG Medicine, Inc., a diagnostics company focused on the development and commercialization of cardiovascular diagnostic tests, from 2003 until 2018. Dr. Papadopoulos was also co-founder and member of the board of directors of Cellzome Inc., a privately held drug discovery company acquired by GlaxoSmithKline in May 2012. In the not-for-profit sector, Dr. Papadopoulos is a co-founder and Chairman of Fondation Santé, a member of the board of visitors of Duke Medicine, and a member of the Global Advisory Board of the Duke Institute for Health Innovation. Dr. Papadopoulos holds an M.S. in Physics, a Ph.D. in Biophysics and an M.B.A. in Finance, all from New York University.

George Poste, DVM, Ph.D., FRS Chief Scientist, Complex Adaptive Systems Initiative

Director since 2004

Age 76

Key Qualifications and Expertise:

Our Board concluded that Dr. Poste should continue to serve as a director of Exelixis due to his training as a scientist, his knowledge and experience with respect to the life sciences, healthcare and pharmaceutical industries, his broad leadership experience resulting from service on various boards, and his knowledge and experience with policymaking, regulatory issues and other governmental matters.

Committee Assignments:

•   Research & Development Committee (chair)

•   Risk Committee

Other Current Public Company Boards:

•   None

George Poste, DVM, Ph.D., FRS, has been a director since August 2004. Since February 2009, Dr. Poste has been the Chief Scientist at Complex Adaptive Systems Initiative and Regents’ Professor and Del E. Webb Professor of Health Innovation at Arizona State University. From May 2003 to February 2009, Dr. Poste served as the director of the Biodesign Institute at Arizona State University. Dr. Poste has served as the Chief Executive Officer of Health Technology Networks, a consulting company that specializes in the application of genomic technologies and computing in healthcare, since 2000. From 1992 to 1999, he was the Chief Science and Technology Officer and President, R&D, of SmithKline Beecham Corporation, a pharmaceutical company (later merged into GlaxoSmithKline plc). Dr. Poste served on the Defense Science Board of the U.S. Department of Defense from 2001 to 2010 and is a member of other organizations dedicated to advancing defenses against bioweapons and biowarfare. Dr. Poste has served as a member of the board of directors of Caris Life Sciences, a privately held medical diagnostics company, since 2009. Previously, Dr. Poste served as a member of the board of directors of Monsanto Company, a publicly held provider of agricultural products and solutions, from February 2003 until its acquisition by Bayer Aktiengesellschaft in June 2018, and as the Non-Executive Chairman of Orchid Cellmark, Inc., a publicly held DNA forensics company, from April 2000 until its acquisition by the Laboratory Corporation of America in August 2009. Dr. Poste is a Fellow of the Royal Society, the UK Academy of Medical Sciences, Hoover Institution, Stanford University, and various other prestigious organizations and has been awarded honorary doctorates from several universities. Dr. Poste holds a DVM in veterinary medicine and a Ph.D. in Virology from the University of Bristol, England and Board Certification in Pathology from the Royal College of Pathologists.

2021 Proxy Statement 13

Julie Anne Smith President and Chief Executive Officer, ESCAPE Bio Inc.

Director since 2016

Age 50

Key Qualifications and Expertise:

Our Board concluded that Ms. Smith should continue to serve as a director of Exelixis due to her knowledge and experience with respect to biotechnology, healthcare and pharmaceutical industries and her broad leadership experience resulting from service as an executive in the pharmaceutical industry.

Committee Assignments:

•   Audit Committee

•   Compensation Committee

Other Current Public Company Boards:

•   Stoke Therapeutics, Inc., serving on the Compensation Committee

Julie Anne Smith has been a director since September 2016. Since August 2018, Ms. Smith has served as President and Chief Executive Officer and as a member of the board of directors of ESCAPE Bio Inc., a privately held, clinical-stage biopharmaceutical company developing novel, precisely targeted therapeutics for genetically defined neurodegenerative diseases. From July 2017 until June 2018, Ms. Smith served as President and Chief Executive Officer and as a member of the board of directors of Nuredis, Inc., a privately held biotechnology company. Prior to Nuredis, she served as President and Chief Executive Officer of Raptor Pharmaceutical Corp., a publicly held biopharmaceutical company focused on developing and commercializing transformative treatments for people affected by rare and debilitating diseases, from January 2015 until the company’s acquisition by Horizon Pharma plc in October 2016, where she also served as Executive Vice President and Chief Operating Officer from 2012 to 2014. From 2008 to 2012, Ms. Smith served as Chief Commercial Officer of Enobia Pharmaceuticals prior to the company’s acquisition by Alexion Pharmaceuticals, Inc. Previously, Ms. Smith served as Vice President of Commercial at Jazz Pharmaceuticals plc from 2006 to 2008, as Vice President, Global Marketing at Genzyme General from 2001 to 2005, and helped to establish the operations and business development function for the biotech start-up, Novazyme Pharmaceuticals, from 2000 to 2001. Ms. Smith began her industry career at Bristol-Myers Squibb Company in 1996. Ms. Smith has served as a member of the board of directors of Stoke Therapeutics, Inc., a publicly held biotechnology company pioneering a new way to treat the underlying cause of genetic diseases by precisely unregulating protein expression, since June 2020. Previously, Ms. Smith served as a member of the board of directors of Audentes Therapeutics, Inc. a publicly held, clinical-stage biotechnology company focused on developing and commercializing gene therapy products for patients suffering from serious, life-threatening rare diseases caused by single gene defects, from December 2016 until its acquisition by Astellas Pharma Inc. in January 2020, and as a Director on the Health and Emerging Companies Sections of the BIO board. Ms. Smith holds a B.S. in biological and nutritional sciences from Cornell University.

Lance Willsey, M.D. Founding Partner, DCF Capital

Director since 1997

Age 59

Key Qualifications and Expertise:

Our Board concluded that Dr. Willsey should continue to serve as a director of Exelixis due to his skill as a physician, his knowledge and experience with respect to the life sciences and healthcare industries, and his knowledge and experience with respect to finance matters.

Committee Assignments:

•   Compensation Committee

•   Research & Development Committee

Other Current Public Company Boards:

•   None

Lance Willsey, M.D., has been a director since April 1997. Dr. Willsey was a founding partner of DCF Capital, a hedge fund focused on investing in the life sciences, from July 1998 to March 2002, and currently is a consultant to institutional investors in the field of oncology. Since 2000, Dr. Willsey has served on the Visiting Committee of the Department of Genitourinary Oncology at the Dana-Farber Cancer Institute at Harvard Medical School. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at the Dana-Farber Cancer Institute. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was a urology resident from July 1992 to July 1996. From 2000 to 2010, Dr. Willsey served a member of the board of directors of Exact Sciences Corporation, a publicly held molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. Dr. Willsey holds a B.S. in Physiology from Michigan State University and an M.S. in Biology and an M.D., both from Wayne State University.

14 Exelixis, Inc.

Proposal 1 | Director Nominees

Jack L. Wyszomierski Former Executive Vice President and Chief Financial Officer, VWR International, LLC

Director since 2004

Age 65

Key Qualifications and Expertise:

Our Board concluded that Mr. Wyszomierski should continue to serve as a director of Exelixis due to his extensive financial reporting, accounting and finance experience, as well as his experience in the healthcare and life sciences industries. These qualities have also formed the basis for the Board’s decision to appoint Mr. Wyszomierski as a member and Chair of the Audit Committee.

Committee Assignments:

•   Audit Committee (chair)

•   Nominating and Corporate Governance Committee

Other Current Public Company Boards:

•   XOMA Corporation, serving on the Audit Committee, the Compensation Committee (chair) and the Nominating and Corporate Governance Committee

•   Athersys, Inc., serving on the Audit Committee and the Nominations Committee

•   SiteOne Landscape Supply, Inc., serving on the Audit Committee and the Nominating & Corporate Governance Committee (chair)

Jack L. Wyszomierski, has been a director since February 2004. From June 2004 to June 2009, Mr. Wyszomierski served as the Executive Vice President and Chief Financial Officer of VWR International, LLC, a supplier of laboratory supplies, equipment and supply chain solutions to the global research laboratory industry. From 1982 to 2003, Mr. Wyszomierski held positions of increasing responsibility within the finance group at Schering-Plough Corporation, a health care company, culminating with his appointment as Executive Vice President and Chief Financial Officer in 1996. Prior to joining Schering-Plough, he was responsible for capitalization planning at Joy Manufacturing Company, a producer of mining equipment, and was a management consultant at Data Resources, Inc. Mr. Wyszomierski has served: as a member of the board of directors of XOMA Corporation, a publicly held biotech royalty aggregator, since August 2010; as a member of the board of directors of Athersys, Inc., a publicly held company engaged in the discovery and development of therapeutic product candidates, since June 2010; as a member of the board of directors of Solenis LLC, a privately held manufacturer of chemical products, since August 2014; and as a member of the board of directors of SiteOne Landscape Supply, Inc., a publicly held company that distributes landscape supply products, since April 2016. Mr. Wyszomierski previously served as a member of the board of directors of: Unigene Laboratories, Inc., a publicly held biopharmaceutical company, from April 2010 to July 2013; and AssuraMed Holding, Inc., a privately held distributor of home healthcare products, from January 2011 until its acquisition by Cardinal Health Inc. in March 2013. Mr. Wyszomierski holds a M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

2021 Proxy Statement 15

Corporate Governance

Please note that information found on, or accessible through, our website is not a part of, and is not incorporated into, this Proxy Statement.

Corporate Governance Guidelines

We have adopted written Corporate Governance Guidelines, which may be viewed at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Corporate Governance Documents.” This document covers, among other topics, director independence, board composition, structure and functioning, director selection criteria, committees of the board, board and board committee evaluations, overboarding guidelines and our majority voting policy. Our Board regularly reviews, and modifies from time to time, our Corporate Governance Guidelines, Board committee charters and Board practices.

Corporate Code of Conduct

We have adopted a Corporate Code of Conduct, which functions as our Code of Ethics under the SEC rules and applies to all directors, officers and employees, including the principal executive officer and principal financial/accounting officer. The Corporate Code of Conduct is posted on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Corporate Governance Documents.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Corporate Code of Conduct by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of the Nasdaq Stock Market, by filing a Current Report on Form 8-K with the SEC, disclosing such information.

Our Corporate Code of Conduct reflects our corporate values and describes how our officers, directors, employees and contractors are expected to conduct themselves when representing Exelixis. It also underscores our commitment to strive to comply with laws that regulate our business activities as a biotechnology company. Our employees receive regular training on our Corporate Code of Conduct, which includes consequences of taking actions that would constitute a violation of our Corporate Code of Conduct.

Included in our Corporate Code of Conduct are procedures for employees to report potential violations to our Ethics Committee, which is chaired by our Chief Executive Officer and includes other members of our senior management team. To ensure our employees feel comfortable raising good faith questions or concerns with respect to our Corporate Code of Conduct or our other policies, these reports can be made confidentially (or anonymously) via our Ethics Hotline, and we maintain a strict policy against any retaliation or discrimination towards an employee who makes such a report. The Board, through the Audit Committee, regularly receives reports of disclosures made through the Ethics Hotline, as well as any concerns raised to the Ethics Committee or otherwise submitted through our internal compliance reporting system. The Audit Committee is responsible for the oversight of such matters, or as appropriate, will assign such oversight to another committee of the Board.

Director Independence

We have adopted standards for director independence pursuant to Nasdaq listing standards, which require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. An “independent director” means a person other than an officer or employee of Exelixis or one of our subsidiaries, or another individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Exelixis, its senior management or its independent registered public accounting firm, the Board has affirmatively determined that Drs. Cohen, Freire, Garber, Marchesi, Papadopoulos, Poste and Willsey, Messrs. Wyszomierski and Feldbaum and Ms. Smith, who are ten of the eleven members of the Board, represent a majority of the Board and are independent under applicable SEC rules and the Nasdaq listing standards. Dr. Morrissey, our President and Chief Executive Officer, is not independent by virtue of his employment with Exelixis. In addition, the Board has also determined that: (i) all directors who serve on the Audit, Compensation and Nominating and Corporate Governance Committees are independent under applicable Nasdaq listing standards; and (ii) all members of the Audit Committee meet the independence requirements under the Exchange Act.

Special Note Regarding Independence of Dr. Papadopoulos. Dr. Papadopoulos is considered a “co-founder” of Exelixis as a result of financial contributions he made during the earliest part of its history and his role in assembling and advising the

16 Exelixis, Inc.

Proposal 1 | Corporate Governance

scientists who ultimately served as the company’s earliest management team. However, he has never been employed by us or otherwise involved with any daily business operations and, moreover, Exelixis’ management team today is composed of entirely different individuals from the company’s earliest management team. Accordingly, the Board has determined that Dr. Papadopoulos is independent under applicable SEC rules and the Nasdaq listing standards and is qualified to serve as our Chair and on our Audit Committee, as the Board believes that he has no interest, business or other relationship (including no family relationships) that could, or could reasonably be perceived to, materially interfere with his ability to act in the best interests of Exelixis.

Board Leadership Structure

The Board does not have a formal policy on whether the role of Chair and Chief Executive Officer should be separate or combined. Our Corporate Governance Guidelines provide that the Board will select its Chair and the Chief Executive Officer in the manner it considers to be in the best interests of our company. Currently, we have an independent Chair of the Board separate from the Chief Executive Officer. The Board believes this bifurcated structure provides for independent oversight of management and strong Board leadership, while allowing for the effective management of company affairs. The Board believes that if the positions of Chair and Chief Executive Officer are combined, the appointment of a lead independent director would be necessary for effective governance. Accordingly, our Corporate Governance Guidelines provide that if the roles are combined, the independent directors of the Board must appoint a lead independent director. Our Corporate Governance Guidelines further provide that the lead independent director would: (i) preside at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (ii) have the authority to call meetings of the independent directors; (iii) serve as the principal liaison on Board-wide issues between the independent directors and the Chair; and (iv) have such other authority and duties as the Board may from time to time determine. The Board believes that this flexible approach provides it with the ability to establish a leadership structure that, based upon its judgment, is in the best interests of our company and those of our stockholders at any given time.

Role of the Board in Risk Oversight

Management is responsible for assessing, managing and mitigating the various risks associated with our business and operational activities, including, without limitation, strategic, operational, financial, regulatory and cybersecurity risks that may exist from time to time. Management has implemented appropriate risk management structures, policies and procedures, and manages our risk exposure on a day-to-day basis. In accordance with our Corporate Governance Guidelines, the Board, both directly and through its committees (including the Risk Committee formed in December 2019), oversees the proper functioning of our internal risk management processes. In their specific risk oversight roles, the Board and the Risk Committee evaluate whether management has reasonable controls in place to address material risks currently facing our company and those we may face in the future. The Board, the Risk Committee and other committees meet at regularly scheduled and special meetings throughout the year at which management reports to the Board concerning the results of its risk management activities, as well as external changes that may change the levels of business risk to which we are exposed.

The Board delegates certain of its risk oversight responsibilities to its various committees as follows:

››

Our Audit Committee oversees the management of risks relating to financial reporting or fraud, securities trading and tax matters. Our Audit Committee also reviews any proposed related party transactions to ensure we do not engage in transactions that would create a conflict of interest or result in harm to us.

››

Our Compensation Committee periodically assesses our compensation policies and practices, including structuring and reviewing our executive compensation programs, in order to determine whether any such policies or practices are reasonably likely to have a material adverse effect on us. Our Compensation Committee also assists the Board in its oversight of our human capital management function.

››

Our Nominating and Corporate Governance Committee oversees our governance practices and the management of related risks, including director independence and Board composition and succession of both the Board and CEO, and the development and administration of our Code of Conduct.

››

Our Research & Development Committee evaluates risks associated with the scientific discovery process, preclinical and clinical development programs, to the extent not within the purview of the Risk Committee’s oversight of our compliance programs.

››

Our Risk Committee assists the Board with oversight of our internal risk management framework, policies, guidelines and infrastructure, and, if called for, its administration of government and other investigations and

2021 Proxy Statement 17

material litigation matters. The Risk Committee receives reports from management’s Ethics Committee and also oversees management in the dispatch of its responsibility to administer our various compliance programs, including, but not limited to, data privacy (including cybersecurity), drug safety, healthcare compliance and quality management. Finally, the Risk Committee oversees our business and operational risks that are not specifically allocated to the Board or another committee of the Board. The Risk Committee provides periodic reports to the full Board.

Senior management presents the full Board with frequent business updates during monthly teleconferences, at which time the Board provides management with feedback, makes recommendations and, as needed, issues directives to address our risk exposure.

BOARD OVERSIGHT OF COVID-19 IMPACT AND COMPANY RESPONSES

As a result of the COVID-19 global pandemic, management provided regular reports to both the Risk Committee and the full Board regarding potential and actual impacts of the pandemic on our clinical trial, drug discovery and commercial activities, as well as our general business operations. Included in these reports were the various strategies and mitigation efforts undertaken by management to maintain business continuity while protecting the health and safety of employees, contractors and patients that rely on our critical cancer medicines. Both the Risk Committee and the full Board will continue to receive information from management relating to the effects of the COVID-19 pandemic on the company, its operations and employees on a frequent and regular basis for the foreseeable future.

Prohibitions on Derivative, Hedging, Monetization and Other Transactions

We maintain an insider trading policy that applies to directors and employees, including our executive officers, which prohibits certain transactions in our stock, including short sales, puts, calls or other transactions involving derivative securities, hedging or monetization transactions, purchases of Exelixis securities on margin or borrowing against an account in which Exelixis securities are held, or, subject to the following exception, pledging Exelixis stock as collateral for a loan. There are no exceptions to these prohibitions, other than the pledging of Exelixis stock as collateral for a loan, which requires prior approval of Exelixis’ Securities Compliance Committee (comprising senior members of our legal and finance teams). Before granting the exception, the Securities Compliance Committee will require such director or employee to establish his or her financial capacity to repay the loan without resort to the pledged securities, and the pledged securities may not be sold without the advance written consent of the Securities Compliance Committee. As of the date of this Proxy Statement, no shares of Exelixis stock are pledged by any of our directors or executive officers.

Corporate Responsibility and Sustainability

Exelixis’ mission is to help cancer patients recover stronger and live longer. As we strive to extend and improve cancer patients’ lives, we recognize the need also to contribute positively to society as a whole. To that end, Exelixis expects that its employees will commit to the highest standards of ethical behavior and maintain values and principles that reflect both global awareness and sustainability. This entails integrating environmental, social and governance (ESG) considerations directly into our research and development projects, business operations and investment processes as we strive to create sustained value for all our stakeholders by translating science into impact for patients and all those we serve.

18 Exelixis, Inc.

Proposal 1 | Corporate Governance

We seek to achieve these commitments through a number of initiatives, including those listed below:

Our Governance and Compliance

At Exelixis, we recognize that good governance, corporate responsibility and accountability are critical to our quest to treat and defeat cancer. We embed strong compliance practices and oversight into our scientific and business activities with the goal that these business activities be conducted in a legal and ethical manner and in the best interests of all Exelixis’ stakeholders, in particular, the patients we serve.

Program Highlights:

•	Strong internal governance structure relies upon the management-level Ethics Committee and its subcommittees, overseen by the Board-level Risk Committee

•	Requirement for systematic and periodic reporting to senior management and our Board of Directors on matters relating to our Corporate Code of Conduct, including responding to and escalating key issues and concerns as needed

•	Commitment to high standards and ethics across all departments and company stakeholders, as reflected by our internal policies, including our Policy for Recoupment of Variable Compensation (Clawback Policy)

•	Comprehensive training programs covering various compliance matters and utilizing both live (in-person or virtual) classroom sessions and interactive online modules.

Access to Health

At Exelixis, we value being exceptional in what we do and how we lead, excelling for patients by going the extra mile to care for them and exceeding together as a business and contributor to the scientific community. We dedicate substantial financial resources and work tirelessly in our efforts to offer patients high-quality, safe and effective cancer treatments. Moreover, once our products are available, our goal is to ensure that no patient prescribed an Exelixis medicine will go without it due to lack of insurance or inability to pay.

Program Highlights:

•	Long history of dedicated research and development efforts, focused on creating better treatments for patients

•	Thoughtful pricing decisions that account for patient access (including discounting and rebates for certain group purchases), reinvestment designed to improve our drugs and production costs

•	Exelixis Access Services (EASE), a comprehensive resource that provides co-pay assistance, allows qualifying uninsured or underinsured patients to receive medication free of charge and connects patients with healthcare providers to assist with their treatment

2021 Proxy Statement 19

Taking Responsibility for Our Products

The well-being of patients is a top priority for us. Our Corporate Code of Conduct holds every Exelixis employee accountable to safe and ethical standards of work and behavior, and is designed to ensure our products are developed in compliance with Good Practice quality guidelines. As a core reflection of Exelixis values, product responsibility is monitored by teams with a direct chain of reporting to our Ethics Commmittee and overseen by our Board of Directors. This process is designed to allow us to escalate and address issues quickly and holistically.

Program Highlights:

•	Quality assurance program designed to ensure safe and ethical development and manufacturing practices

•	Initiatives designed to provide transparency to clinical patients regarding important study considerations and pseudonymization of all patient data designed to protect sensitive personal information

•	Anticounterfeiting and serialization practices designed to safeguard product integrity in our supply chain and system to manage product recalls (should one become necessary)

Environmental

Exelixis is committed to conducting business in a way that respects our environment and the Earth’s changing climate, and that is also consistent with serving the well-being of our patients, employees and all our stakeholders. We have already incorporated many environmentally sustainable practices into our facilities and operations, and we plan to incorporate more of these practices as we continue to grow.

Program Highlights:

•	Continued implementation of more energy-efficient systems in our headquarters and use of renewable energy sources, including for additional office space currently under construction

•	Employee commuter programs designed to take cars off the road, as well as electric vehicle charging stations, which together reduce emission of greenhouse gases

•	Waste reduction practices with an emphasis on recycling by employees and a commitment to adherence to applicable laws and regulations that govern the handling and disposal of hazardous materials

Human Capital Management and Workforce Diversity

Our mission to help cancer patients recover stronger and live longer depends on the talent and dedication of our employees. We therefore invest in building their collective strength as a team by hiring the best qualified candidates available and fostering growth opportunities for individuals. At Exelixis, we value being exceptional in what we do and how we lead, excelling for patients by going the extra mile to care for them and exceeding together as a business and contributor to the scientific community.

Program Highlights:

•	Integrate our strong corporate values into our new hire interview process, performance evaluations and promotion criteria

•	Support of diversity in our workforce (with 48% and 46% of managerial roles held by non-whites and women, respectively, as of the end of fiscal 2020) and insistence upon anti-discrimination in hiring and promotion practices

•	Comprehensive safety measures in response to COVID-19 pandemic, combined with regular inspections and training to promote general workplace safety and low rate of accidents

•	Competitive benefits programs to recruit and retain talented employees and a collaborative workplace culture that fosters individual development while embodying our corporate values

Further information about our ESG programs and sustainability efforts is available on our website at www.exelixis.com under the caption “Impact—Environmental, Social and Governance.”

20 Exelixis, Inc.

Proposal 1 | Corporate Governance

Stockholder Communications with the Board

The Board welcomes communications from Exelixis’ stockholders. Stockholders may communicate with the Board by sending a written communication to “Exelixis, Inc., Board of Directors c/o Corporate Secretary, 1851 Harbor Bay Parkway, Alameda, California 94502.” Stockholders may also communicate with the Board by facsimile at (650) 837-7951 or by e-mail at info@exelixis.com, with each of the foregoing sent with “Attn: Board of Directors” in the “Subject” line.

Each communication must set forth the name and address of the stockholder as it appears in the Exelixis’ records (and, if the stock is held by a nominee, the name and address of the beneficial owner of the stock). After confirming the stock ownership of the author of the communication, the Corporate Secretary will review and evaluate the communication, and shall have the authority to and will screen out communications from stockholders that are not directly related to the duties and responsibilities of the Board. The Corporate Secretary may also disregard duplicative communications. If deemed directly related to the duties and responsibilities of the Board, the Corporate Secretary will forward the communication, depending on the subject matter, to the Chair of the Nominating and Corporate Governance Committee, the Chair of the Audit Committee, the Chair of the Board, the independent directors, or the full Board, as deemed appropriate.

Stockholder Outreach

We maintain a robust program for stockholder outreach to elicit a better understanding of the concerns and perspectives of our stockholder base, and we have implemented the feedback received from our stockholders into our executive compensation program, governance practices and other areas of our business. For additional details about our stockholder outreach efforts during fiscal 2020, please see “Compensation Discussion and Analysis—How We Determine Executive Compensation—Stockholder Outreach.”

Stock Ownership Guidelines for Non-Employee Directors

We maintain Stock Ownership Guidelines for our directors and Named Executive Officers (as defined below) to further align their financial interests with those of our stockholders, as well as to promote sound corporate governance. For our non-employee directors, we amended our Stock Ownership Guidelines in February 2021 to provide an ownership target of the value equivalent to 5 times the annual cash Board retainer, an increase from the prior target of the lesser of the value equivalent to 3 times the annual cash Board retainer or 3,000 shares. All non-employee directors are expected to achieve their stock ownership targets within five years of becoming subject to these guidelines. The policy includes procedures for granting exemptions in the case of severe financial hardship. Ownership targets for our Named Executive Officers (including those serving on our Board) are described below under  “Compensation Discussion and Analysis—Other Compensation Information—Stock Ownership Guidelines.”

In determining ownership levels for each non-employee director under our Stock Ownership Guidelines, credit is provided for shares held outright (including shares owned through trusts, the Amended and Restated Exelixis, Inc. 401(k) Plan (401(k) Plan), or by a spouse), as well as 50% of the number of vested, but unexercised, stock options. No credit is provided for RSUs (as defined below) until they vest. The values for all shares determined to be held by our non-employee directors and Named Executive Officers are based on the 200-day average stock price as of the measurement date. As of February 5, 2021, all of our non-employee directors had met the required ownership targets.

Board Committees and Meetings

The Board held seven meetings during 2020, and all of our directors attended at least 75% of the total meetings of the Board and of the committees on which they served. The independent directors met four times in regularly scheduled executive sessions.

During 2020, the Board had five standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; the Research & Development Committee; and the Risk Committee.

2021 Proxy Statement 21

Committee membership in 2020 was as follows:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research & Development Committee	Risk Committee

Charles Cohen, Ph.D.	Member*	Chair		Member

Carl B. Feldbaum, Esq.			Member		Chair

Maria C. Freire, Ph.D.			Member	Member	Member

Alan M. Garber, M.D., Ph.D.			Chair	Member

Vincent T. Marchesi, M.D., Ph.D.		Member		Member

Stelios Papadopoulos, Ph.D.	Member*			Member

George Poste, DVM, Ph.D., FRS				Chair	Member

George A. Scangos, Ph.D.^				Member	Member

Julie A. Smith	Member*	Member

Lance Willsey, M.D.		Member		Member

Jack L. Wyszomierski	Chair*		Member

Number of Meetings Held in Fiscal 2020	4	11	3	4	2

*	Designated by the Board as an “audit committee financial expert.”
^	Dr. Scangos did not stand for re-election at the 2020 Annual Meeting of Stockholders and resigned from the Board effective as of May 20, 2020.

Audit Committee

The Audit Committee assists the Board in overseeing our financial reporting process and ensuring the integrity of our financial statements. The Audit Committee is composed entirely of independent directors and performs several functions, including:

•  Evaluating the performance, qualifications, compensation and continued engagement of the independent registered public accounting firm, as well as resolving any disagreements between the independent registered public accounting firm and management

• Reviewing our tax strategy, the status of any material tax audits and proceedings and any other material tax matters

• Reviewing, providing oversight of, and approving related person transactions	• Reviewing the financial statements for inclusion in our Annual Report on Form 10-K and preparing the Audit Committee’s report for inclusion in our Proxy Statement or Annual Report on Form 10-K

• Establishing procedures to receive and address complaints regarding accounting, internal accounting controls or auditing matters	• Reviewing the results of the annual audit and the results of our quarterly financial statement reviews with management and the independent registered public accounting firm

• Overseeing our management of risks relating to financial reporting or fraud, securities trading and tax matters	• Serving as the Qualified Legal Compliance Committee within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations

• Maintaining compliance with SEC and Nasdaq rules applicable to audit committees	• Reviewing and approving our decisions to enter into certain swaps and other derivatives transactions, as well as our overall hedging strategy

The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in applicable SEC rules. Although Mr. Wyszomierski, the Chair of our Audit Committee, also serves as a director and a member of the audit committee for three other publicly traded companies, he attended all Exelixis Board and Audit Committee meetings during 2020 and makes himself generally available to assit or advise Exelixis management.

22 Exelixis, Inc.

Proposal 1 | Board Committees and Meetings

The Audit Committee’s report is set forth in “Report of the Audit Committee” below. The Audit Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.”

Compensation Committee

The Compensation Committee assists the Board in overseeing our compensation policies, plans and programs. The Compensation Committee is composed entirely of independent directors and performs several functions, including:

• Reviewing and determining the compensation to be paid to executive officers	• Reviewing our Compensation Discussion and Analysis and preparing the Compensation Committee’s report for inclusion in our Proxy Statement

• Addressing any conflict of interest with any compensation adviser engaged by management or the Compensation Committee	• Establishing general policies relating to compensation and benefits of employees, including executive officers

• Evaluating director compensation and recommending any changes to the Board for approval	• Administering the issuance of equity awards under our stock plans

•  Assisting the Board in its oversight of our policies and strategies relating to our human capital management function, including reruiting, retention, career development and progression, non-CEO management succession, diversity and employment practices

• Assessing compensation policies and practices in order to determine whether they are reasonably likely to have a material adverse effect on us.

The Compensation Committee’s report is set forth in “Compensation Committee Report ” below. Information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in “Compensation Discussion and Analysis” below. For information regarding our processes and procedures for the consideration and determination of director compensation, please see “Compensation of Directors” below. The Compensation Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.” In accordance with its charter, the Compensation Committee also may delegate any of its authority or responsibility to the Chair of the Compensation Committee or to a subcommittee composed of one or more members of the Compensation Committee and/or other members of the Board and/or officers of Exelixis.

Compensation Consultants. The Compensation Committee retained Radford, a compensation consulting firm serving technology and life sciences companies, as its external compensation consultant to assist the Compensation Committee in its duties related to executive and non-employee director compensation during 2020. In this capacity, Radford reported directly to the Compensation Committee or through its Chair. In addition, at the direction of the Compensation Committee, management retained Radford, principally to provide benchmark and industry compensation data for executive and broad-based compensation analyses. In consideration for compensation related services provided during 2020 we paid Radford an aggregate of $219,737. Radford also provided our management with access to the Radford Global Life Sciences Survey, Radford Global Technology Survey, Radford Global Sales Survey, Radford U.S. Benefits Survey and similar materials, for which we paid Radford an aggregate of $28,857 in 2020. Radford is an Aon Hewitt company and an affiliate of Aon Risk Services which provided insurance brokerage services to us during 2020 at a total cost of $205,000. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s engagement of Radford.

2021 Proxy Statement 23

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions on behalf of the Board. The Nominating and Corporate Governance Committee is composed entirely of independent directors and performs several functions, including:

• Overseeing our governance practices, including reviewing and recommending to the Board for approval any changes to our corporate governance framework	• Ensuring effective communication between the Board, its committees and management, as well developing and administering policies and procedures for stockholders’ communications to the Board

• Conducting periodic assessments of the performance of the Board and its committees and compliance with SEC and Nasdaq requirements for independence and expertise	• Facilitating our CEO Succession Plan in the event our Chief Executive Officer is no longer able to serve in that position

• Identifying, reviewing and evaluating candidates to serve as directors and recommending qualified candidates to the Board	• Developing a set of Corporate Governance Guidelines, as well as administering our Corporate Code of Conduct

In addition, as part of its oversight of our governance practices, the Nominating and Corporate Governance Committee oversees management in its preparation of public disclosures pertaining to our ESG programs and sustainability efforts. The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.”

Director Qualifications; Diversity. The Nominating and Corporate Governance Committee does not have a fixed set of minimum qualifications for candidates for membership on the Board. Instead, in considering candidates for directorship, the Nominating and Corporate Governance Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to us, the availability of the candidate to devote sufficient time and attention to the affairs of Exelixis, the existence of any relationship that would interfere with the exercise of the candidate’s independent judgment, and the candidate’s demonstrated character and judgment. In addition, the Board believes that its members should reflect a diversity of viewpoints, background, experience and other characteristics such as gender and race. Accordingly, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee considers (and will ask any search firm that it engages to provide) candidates who would contribute to Board diversity, including women and individuals from historically underrepresented communities who meet the relevant business and search criteria. Both the Nominating and Corporate Governance Committee and full Board evaluate the effectiveness of this diversity policy as part of their periodic performance assessments. In the director candidate review process, the Nominating and Corporate Governance Committee evaluates prospective candidates for directorship in the context of the existing membership of the Board (including the qualities and skills of the existing directors), our operating requirements and the long-term interests of our stockholders.

The Nominating and Corporate Governance Committee regularly evaluates the needs of the Board with respect to skills and experiences that may be filled by a new director candidate. In addition, the Nominating and Corporate Governance Committee is authorized to access external resources as it deems necessary or appropriate to fulfill its defined responsibilities, including engagement of executive search firms to help identify director candidates.

Director Nominations. The Nominating and Corporate Governance Committee considers and assesses all candidates recommended by our directors, officers and stockholders. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. If, after its review, the Nominating and Corporate Governance Committee supports a candidate, it would recommend the candidate for consideration by the full Board. The Nominating and Corporate Governance Committee considers stockholder recommendations for directors using the same criteria as potential nominees recommended by the members of the Nominating and Corporate Governance Committee or others. The Nominating and Corporate Governance Committee has not received any recommended nominations from any stockholder holding 5% or more of our common stock in connection with the Annual Meeting.

24 Exelixis, Inc.

Proposal 1 | Board Committees and Meetings

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee within the timeframe specified in our Bylaws that is applicable to matters to be brought before an annual meeting of stockholders as set forth under “Questions and Answers About These Proxy Materials and Voting” above. Such communications should be sent to the following address: Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, Attn: Nominating and Corporate Governance Committee of the Board. Submissions must include (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person, (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (e) a statement whether such person, if elected, intends to comply with our Corporate Governance Guidelines, including with respect to matters relating to the election of directors, and (f) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

Performance Assessments. The Nominating and Corporate Governance Committee performs periodic assessments of the performance of the Board and its committees. As part of this process, each director, under the direction of the Nominating and Corporate Governance Committee, completes an annual assessment questionnaire for the full Board and each committee on which such director serves to evaluate, anonymously, the overall performance of the Board and its committees and identify areas for improvement. The factors considered in the annual assessment questionnaires include, but are not limited to: the appropriateness of the size of the Board; whether the directors possess the skills and expertise appropriate for the company; the effectiveness of the Board’s selection criteria for new director candidates (including with respect to the Board’s diversity policy); the overall effectiveness of and efficient use of time at Board and committee meetings; and the process for management to report important information to committees or the full Board, as appropriate. The annual assessment questionnaires also provide each director with an opportunity to provide open-ended responses with respect to ways to improve Board and/or committee performance. In addition, as part of the performance assessment process during certain years, each director will interview with an independent legal counsel to the Board to discuss his or her perspectives about the Board’s performance, as well as corporate governance goals and potential risks facing the company, and summaries of these interviews are then reported to the Board. The Nominating and Corporate Governance Committee and the full Board also seek input from management and external advisors as part of the performance assessment process.

Research & Development Committee

The Research & Development Committee assists the Board in overseeing various scientific matters related to our drug discovery and preclinical and clinical development programs. The Research & Development Committee is composed entirely of independent directors and performs several functions, including:

• Overseeing our clinical development program and internal drug discovery activities	• Evaluating and discussing trends in the oncology treatment landscape and potential effects on our pipeline strategy and other business needs

• Reviewing the progress of preclinical assets that we have in-licensed or acquired and evaluating potential future business development opportunities	• Advising the Board on other matters of scientific importance as the Board, in consultation with management, may designate from time to time

2021 Proxy Statement 25

Risk Committee

The Risk Committee of the Board assists the Board in overseeing management’s responsibility to assess, manage and mitigate risks associated with our business and operational activities. The Risk Committee is composed entirely of independent directors and performs several functions, including:

• Reviewing our overall risk management framework and infrastructure designed to identify, assess, manage and mitigate our material risks

•  Overseeing management’s administration of our various compliance programs, including, but not limited to, those relating to data privacy (including cybersecurity), drug safety, healthcare compliance and quality management

• Reviewing the policies, guidelines and practices aimed at the management of business and operational risks	• Overseeing management’s administration of government and other investigations and material litigation matters

•  Overseeing management’s identification, assessment and management of our business and operational risks not specifically allocated to the Board or another committee of the Board, and obtaining periodic reports from our Ethics Committee

• Evaluating and discussing trends in the relevant areas of risk management and advising the Board on best practices with respect to risk management strategy and implementation

Annual Meeting; Attendance

The Board does not have a formal policy with respect to the attendance of its members at Annual Meetings of Stockholders. Drs. Papadopoulos, Cohen and Morrissey were in attendance at the 2020 Annual Meeting of Stockholders.

26 Exelixis, Inc.

Compensation of Directors

COMPENSATION OF DIRECTORS

Overview of Director Compensation

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract optimal talent to our Board and recognize the time and effort required of a director given the size and complexity of our operations. In accordance with its charter, our Compensation Committee is responsible for recommending to the Board for approval the annual compensation for our non-employee directors and acts on behalf of the Board in discharging the Board’s responsibilities with respect to overseeing our compensation policies for non-employee directors. To assist with the Compensation Committee’s and the Board’s review, the Compensation Committee’s external compensation consultant prepares a comprehensive annual assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same 2020 peer group used for executive compensation purposes, an update in recent trends in director compensation and a review of related corporate governance best practices.

Cash Compensation Arrangements

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as an additional annual cash retainer if he or she serves as the Chair of the Board, on a committee or as the chair of a committee. In addition, our non-employee directors receive meeting fees for attendance at each Board meeting or at each of their respective committee meetings in excess of the pre-determined number of meetings for the fiscal year, which is included in the full description of the 2020 cash compensation arrangements for our non-employee directors in the table below.

The table below provides information regarding the cash compensation arrangements for our non-employee directors for 2020. Dr. Morrissey receives no compensation in his capacity as a member of the Board.

Service	Fee Type	Cash Compensation ($)
Board	Retainer Fee	50,000
	Additional Chair Retainer Fee	31,000
	Meeting Fee (1)(2)	2,500
Audit Committee	Retainer Fee	12,000
	Additional Chair Retainer Fee	13,000
	Meeting Fee (1)(3)	1,000
Compensation Committee	Retainer Fee	10,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(3)	1,000
Nominating & Corporate Governance Committee	Retainer Fee	5,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(4)	1,000
Research & Development Committee	Retainer Fee	5,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(4)	1,000
Risk Committee	Retainer Fee	5,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(4)	1,000

(1)	Meeting for which minutes are generated count toward the meeting threshold to determine when Meeting Fees are to be paid.
(2)	Meeting Fee paid for all meetings in excess of eight meetings.
(3)	Meeting Fee paid for all meetings in excess of seven meetings.
(4)	Meeting Fee paid for all meetings in excess of four meetings.

All cash compensation is paid to each director in arrears on a quarterly basis for services performed during the prior fiscal quarter.

2021 Proxy Statement 27

Equity Compensation Arrangements

Our non-employee directors are also eligible to receive equity as part of their Board service, including an initial award upon joining the Board and an annual award on the day following each annual meeting of stockholders. Grants to our non-employee directors are made under our 2017 Equity Incentive Plan (2017 Plan), pursuant to the Non-Employee Director Equity Compensation Policy, as amended (Directors’ Policy), as adopted by the Board. To address changes in the trading price of our common stock, we utilize a value-based approach for determining the number of shares subject to non-employee director equity awards. Under the terms of the Directors’ Policy, the aggregate value of each one-time initial award is $680,000, and the aggregate value of each annual award is $400,000. The value of each initial award and annual award is then divided approximately evenly between a nonstatutory stock option and a restricted stock unit (RSU) award. However, effective as of February 2020, each non-employee director may instead elect to receive the full value of his or her annual award in the form of either RSUs or nonstatutory stock options.

Under the Directors’ Policy, the total number of options and RSUs granted as part of each initial award and annual award is determined using a formula based upon the Black-Scholes Merton option pricing model and the average of the daily closing sale prices of our common stock for the trading days during the 30-day calendar period ending on (and including) the last calendar day immediately prior to the relevant grant date. The value of each award, as determined in accordance with the Directors’ Policy, may be greater or lesser than the grant date fair value computed for financial reporting purposes and reflected in the “Director Compensation Table” below. This is a result of the different calculation employed to determine the grant date fair value, which uses a formula based upon the Black-Scholes Merton option pricing model and the closing sale price of our common stock on the grant date.

Options granted under the 2017 Plan in accordance with the Directors’ Policy are not incentive stock options under the Internal Revenue Code of 1986, as amended (the Code). The exercise price of each initial and annual stock option granted under the 2017 Plan is equal to 100% of the fair market value of a share of common stock on the grant date. Under the terms of the Directors’ Policy, the one-time initial options are immediately exercisable, but shares issued upon early exercise are subject to a repurchase right and will vest at the rate of 25% of the underlying shares on the first anniversary of the grant date and monthly thereafter over the next three years. The annual options are immediately exercisable, but shares issued upon early exercise are subject to a repurchase right and will vest at the rate of 100% of the underlying shares on the first anniversary of the grant date.

As long as the non-employee director continues to serve with us or with an affiliate of ours, the options continue to vest and be exercisable during their terms, and shares issued upon early exercise continue to vest. When the option holder’s service terminates, we have the right to repurchase any unvested shares acquired upon exercise of the option at the original exercise price without interest. The post-termination exercise period for the vested portion of options granted to our non-employee directors is generally set to terminate the earlier of three years after a non-employee director’s service terminates or the remainder of the term of the option, as described in the form of option agreement for non-employee directors under the 2017 Plan (not to exceed seven years from the date of grant).

The initial RSU awards vest at the rate of 25% of the underlying shares on each of the first four anniversaries of the grant date, and the annual RSU awards vest at the rate of 100% of the underlying shares on the first anniversary of the grant date, in each case so long as the non-employee director continues to serve with us or with an affiliate of ours.

In the event of a change in control, 100% of the non-employee director’s outstanding and unvested equity awards will immediately vest, and any applicable repurchase rights we may have will terminate.

Reimbursement of Expenses

The members of the Board are eligible for reimbursement of certain expenses incurred in connection with their attendance at Board meetings and their service on the Board in accordance with our policy.

Meaningful Limits on Director Compensation

The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director may not exceed (a) $750,000 in total value with respect to any calendar year after a non-employee director is first appointed or elected to the Board or (b) $1,500,000 in total value with respect to the calendar year during which a non-employee director is first appointed or elected to the Board, in each case calculating the value of any stock awards based on the grant date fair value of such awards for financial reporting purposes. These limits on non-employee director compensation were approved by our stockholders and are included in our 2017 Plan.

28 Exelixis, Inc.

Compensation of Directors

Director Compensation Table

The following table shows compensation information for our non-employee directors for the fiscal year ended January 1, 2021.

Director Compensation for Fiscal 2020

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)

Charles Cohen, Ph.D.	91,000	—	358,410	449,410

Carl B. Feldbaum, Esq.	70,000	—	358,410	428,410

Maria C. Freire, Ph.D.	65,000	190,263	180,149	435,412

Alan M. Garber, M.D., Ph.D.	70,000	—	358,410	428,410

Vincent T. Marchesi, M.D., Ph.D.	69,000	190,263	180,149	439,412

Stelios Papadopoulos, Ph.D.	98,000	382,546	—	480,546

George Poste, DVM, Ph.D., FRS	70,000	382,546	—	452,546

George A. Scangos, Ph.D.(3)	30,000	—	—	30,000

Julie A. Smith	76,000	382,546	—	458,546

Lance Willsey, M.D.	68,000	—	358,410	426,410

Jack L. Wyszomierski	80,000	190,263	180,149	450,412

(1)

On May 21, 2020, each of Drs. Freire, Marchesi, Papadopoulos and Poste, Ms. Smith and Mr. Wyszomierski were granted an RSU award pursuant to the Directors’ Policy. Each of Drs. Papadopoulos and Poste, and Ms. Smith elected to receive 100% of their annual award in the form of RSU awards. RSU awards granted to Drs. Freire and Marchesi and Mr. Wyszomierski accounted for approximately 50% of the total value of their annual award. Amounts shown in this column reflect the grant date fair value of the RSU award as computed in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification Topic 718 (ASC 718). See “Equity Compensation Arrangements” above for a description of the RSU awards made to non-employee directors on May 21, 2020.

Only one RSU award was granted to each of Drs. Freire, Marchesi, Papadopoulos and Poste, Ms. Smith and Mr. Wyszomierski during fiscal 2020 and, accordingly, the grant date fair value of that RSU award is reflected in the table. The aggregate number of shares subject to all RSUs held by each of these non-employee directors as of January 1, 2021, is as follows: Dr. Freire—14,788 Dr. Marchesi—7,728; Dr. Papadopoulos—15,538; Dr. Poste—15,538; Ms. Smith—15,538 and Mr. Wyszomierski—7,728. None of the other non-employee directors received any RSU awards during fiscal 2020, and none of the other non-employee directors held any outstanding RSU or other stock awards as of January 1, 2021.

(2)

On May 21, 2020, seven of our non-employee directors were granted an option to purchase our common stock pursuant to the Directors’ Policy. Each of Drs. Cohen, Garber and Willsey, and Mr. Feldbaum elected to receive 100% of their annual award in the form of options to purchase our common stock, while each of Drs. Freire and Marchesi, and Mr. Wyszomierski elected to receive approximately 50% of their annual award in the form of options to purchase our common stock and approximately 50% of their annual award in the form of an RSU award. Amounts shown in this column reflect the aggregate grant date fair value for the option awards granted in fiscal 2020 as computed in accordance with FASB ASC 718. The assumptions used to calculate the value of option awards are set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2021, submitted to the SEC on February  10, 2021. See “Equity Compensation Arrangements” above for a description of the option grants made to non-employee directors on May 21, 2020. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the director) or that the value on exercise of stock options will be equal to the grant date fair value shown in this column.

Only one stock option award was granted to each of Drs. Cohen, Freire , Garber, Marchesi and Willsey and Messrs. Feldbaum and Wyszomierski during fiscal 2020 and, accordingly, the grant date fair value of that stock option is reflected in the table. The aggregate number of shares subject to all stock options held by each of our current non-employee directors as of January 1, 2021, is as follows: Dr. Cohen—248,049; Mr. Feldbaum—228,049; Dr. Freire—

2021 Proxy Statement 29

80,204; Dr. Garber—248,049; Dr. Marchesi—103,650; Dr. Papadopoulos—168,194; Dr. Poste—128,194; Ms. Smith—139,919; Dr. Willsey—248,049; and Mr. Wyszomierski—183,650.

(3)

Dr. Scangos did not stand for re-election at the 2020 Annual Meeting of Stockholders and resigned from the Board effective as of May 20, 2020. As of January 1, 2021, Dr. Scangos did not hold any options to purchase shares of our common stock or any outstanding RSU awards. The compensation paid to Dr. Scangos in 2020 reflects the portions of his annual cash retainers for his service as a director and as a member of the Research & Development Committee and Risk Committee earned during the first two quarters of fiscal 2020.

30 Exelixis, Inc.

Proposal 2 | Ratification of Selection of Independent Registered Public Accounting Firm

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board, on behalf of the Audit Committee, has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements for each of the twenty fiscal years in the period ended January 1, 2021. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Exelixis’ independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Exelixis and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as votes against this proposal. Broker non-votes, if any, will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The aggregate fees billed by Ernst & Young LLP for the last two fiscal years for the services described below are as follows:

	Fiscal Year Ended

	January 1, 2021	January 3, 2020
Audit fees (1)	$2,076,000	$2,004,195
Audit-related fees (2)	80,000	66,000
Tax fees:	477,736	515,748
Tax compliance fees (3)	132,200	226,600
Other tax fees (4)	345,536	289,148
All other fees (5)	6,010	8,255
Total Fees	$2,639,746	$2,594,198

(1)

“Audit fees” consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings and other engagements such as consents and review of documents filed with the SEC.

(2)

“Audit-related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” During fiscal 2020 and 2019 these services included consultations relating to various transactions.

(3)	“Tax compliance fees” consist of fees for tax compliance and tax preparation.

(4)	“Other tax fees” consist of fees for tax advice and tax planning.

(5)

“All other fees” consist of fees for products and services other than the services described above. During fiscal 2020 and 2019, these fees related to an on-line subscription to an Ernst & Young LLP database.

2021 Proxy Statement 31

All fees described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval of Services

During 2020 and 2019, the Audit Committee of the Board pre-approved the audit and non-audit services to be performed by Exelixis’ independent registered public accounting firm, Ernst & Young LLP. Non-audit services are defined as services other than those provided in connection with an audit or a review of our financial statements. The Audit Committee pre-approves all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee or its Chair, whom the Audit Committee has designated as a one-person subcommittee with pre-approval authority, pre-approved all audit fees, audit-related fees, tax fees and other fees in 2020 and 2019. Any pre-approvals by the subcommittee must be and were presented to the Audit Committee at its next scheduled meeting.

32 Exelixis, Inc.

Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of Exelixis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In connection with the audited consolidated financial statements for the fiscal year ended January 1, 2021, of Exelixis, Inc. (“Exelixis”), the Audit Committee of the Board of Directors of Exelixis has:

(1) reviewed and discussed the audited financial statements for the fiscal year ended January 1, 2021, with management of Exelixis;

(2) discussed with Ernst & Young LLP, Exelixis’ independent registered public accounting firm (“Ernst & Young”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

(3) received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young that accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Exelixis’ Annual Report on Form 10-K for the fiscal year ended January 1, 2021.

Audit Committee:

Jack L. Wyszomierski, Chair

Charles Cohen

Stelios Papadopoulos

Julie A. Smith

2021 Proxy Statement 33

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to vote to approve, on an advisory basis, the compensation, as disclosed in this Proxy Statement, of our Chief Executive Officer, Chief Financial Officer and the other executive officers appearing in the table entitled “Summary Compensation Table” later in this Proxy Statement (collectively, the Named Executive Officers). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

The Board encourages our stockholders to review the compensation tables and read the disclosures set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement that describe our executive compensation program and the compensation of our Named Executive Officers for fiscal 2020. For the reasons described in this Proxy Statement, the Board believes that our executive compensation program strongly aligns with the interests of our stockholders, effectively ties executive compensation with our performance and results in the attraction and retention of highly talented executives.

Accordingly, the Board recommends that our stockholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Required Vote and Board of Directors Recommendation

Advisory approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes, if any, will have no effect.

Our stockholders have expressed a preference, and our Board has determined, to hold an advisory vote on executive compensation annually. We are presenting this Proposal 3 as required by Section 14A of the Exchange Act. Our Board believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above. Because the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are very important to the Board and the management team and, accordingly, the Compensation Committee and Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and Board as they continue to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders. Unless our Board changes the frequency of future advisory votes on executive compensation, the next advisory vote on executive compensation will be held at the 2022 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

34 Exelixis, Inc.

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2021, (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of Exelixis as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Total

Executive Officers and Directors

Michael M. Morrissey, Ph.D. (2)	2,206,563	*

Gisela M. Schwab, M.D. (3)	1,389,159	*

Christopher J. Senner (4)	778,861	*

Jeffrey J. Hessekiel, J.D. (5)	722,307	*

Patrick J. Haley (6)	491,517	*

Charles Cohen, Ph.D. (7)	389,424	*

Carl B. Feldbaum, Esq. (8)	216,570	*

Maria C. Freire, Ph.D. (9)	109,048	*

Alan M. Garber, M.D., Ph.D. (10)	260,767	*

Vincent T. Marchesi, M.D., Ph.D. (11)	162,037	*

Stelios Papadopoulos, Ph.D. (12)	1,341,553	*

George Poste, DVM, Ph.D., FRS (13)	270,648	*

Julie A. Smith (14)	140,682	*

Lance Willsey, M.D. (15)	632,464	*

Jack L. Wyszomierski (16)	373,731	*

All current directors, executive officers as a group (16 persons) (17)	10,480,854	3.3%

5% Stockholders

BlackRock, Inc. (18) 55 East 52nd Street New York, New York 10055	31,387,574	10.0%

The Vanguard Group (19) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	28,470,067	9.1%

Renaissance Technologies LLC (20) 800 Third Avenue New York, New York 10022	21,682,651	6.9%

T. Rowe Price Associates, Inc. (21) 100 E. Pratt Street Baltimore, Maryland 21202	17,588,494	5.6%

*	Less than one percent.

(1)

This table is based upon information supplied by executive officers and directors and upon information gathered by us about principal stockholders known to us. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 312,817,909 shares outstanding on February 28, 2021, adjusted as required by rules promulgated by the SEC. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of

2021 Proxy Statement 35

shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days of February 28, 2021, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days of February 28, 2021. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(2)

Includes 1,059,683 shares held by Michael M. Morrissey and Meghan D. Morrissey, Trustees of the Morrissey Family Living Trust dated July 21, 1994, as amended. Also includes 1,129,152 shares Dr. Morrissey has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021. Also includes 17,728 shares held by Dr. Morrissey under our 401(k) Plan, determined based upon information provided in plan statements.

(3)

Includes 1,004,765 shares Dr. Schwab has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021. Also includes 14,880 shares held by Dr. Schwab under our 401(k) Plan, determined based upon information provided in plan statements.

(4)

Includes 627,890 shares Mr. Senner has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021. Also includes 2,723 shares held by Mr. Senner under our 401(k) Plan, determined based upon information provided in plan statements.

(5)

Includes 268,515 shares Mr. Hessekiel has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021. Also includes 999 shares held by Mr. Hessekiel under our 401(k) Plan, determined based upon information provided in plan statements.

(6)

Includes 23,539 shares held by Mr. Haley’s spouse. Also includes 382,663 shares Mr. Haley has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021. Also includes 10,648 shares held by Mr. Haley under our 401(k) Plan, determined based upon information provided in plan statements.

(7)	Includes 208,049 shares Dr. Cohen has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021, 30,750 of which would be subject to repurchase by us, if so exercised.

(8)

Includes 208,049 shares Mr. Feldbaum has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021, 30,750 of which would be subject to repurchase by us, if so exercised.

(9)

Includes 3,530 shares issuable pursuant to RSUs that will vest within 60 days of February 28, 2021 and 80,204 shares Dr. Freire has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021, 22,516 of which would be subject to repurchase by us, if so exercised.

(10)	Includes 248,049 shares Dr. Garber has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021, 30,750 of which would be subject to repurchase by us, if so exercised.

(11)

Includes 103,650 shares Dr. Marchesi has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021, 15,456 of which would be subject to repurchase by us, if so exercised.

(12)	Includes 168,194 shares Dr. Papadopoulos has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021.

(13)	Includes 88,194 shares Dr. Poste has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021.

(14)	Includes 139,919 shares Ms. Smith has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021.

(15)	Includes 208,049 shares Dr. Willsey has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021, 30,750 of which would be subject to repurchase by us, if so exercised.

(16)

Includes 183,650 shares Mr. Wyszomierski has the right to acquire pursuant to options exercisable within 60 days of February 28, 2021, 15,456 of which would be subject to repurchase by us, if so exercised.

(17)

Total number of shares includes 4,560,196 shares of common stock held by our current directors and executive officers as of February 28, 2021, and entities affiliated with such directors and executive officers. Also includes 3,530 shares issuable pursuant to RSUs that will vest within 60 days of February 28, 2021. Also includes 5,853,045 shares our directors and executive officers have the right to acquire pursuant to options exercisable within 60 days of February 28, 2021, 176,428 of which would be subject to repurchase by us, if so exercised. Also includes 64,083 shares held by our current directors and executive officers under our 401(k) Plan, determined based upon information provided in plan statements.

36 Exelixis, Inc.

Security Ownership of Certain Beneficial Owners and Management

(18)

BlackRock, Inc. reported that it has sole voting power over 30,304,654 of such shares and sole dispositive power over all of the shares. Blackrock, Inc. also reported that Blackrock Fund Advisors beneficially owns 5% or more of our outstanding common stock. The information is based solely on a Schedule 13G/A, filed with the SEC on January 27, 2021, which provides information only as of December 31, 2020, and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2020 and February 28, 2021.

(19)

The Vanguard Group reported that it has shared voting power over 217,705 of such shares, sole dispositive power over 28,003,214 of such shares and shared dispositive power over 466,853 of such shares. The information is based solely on a Schedule 13G/A, filed with the SEC on February 10, 2021, which provides information only as of December 31, 2020, and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2020 and February 28, 2021.

(20)

These shares are beneficially owned by Renaissance Technologies LLC (RTC), and Renaissance Technologies Holdings Corporation (RTHC), the majority owner of RTC. RTC reported that it and RTHC each have sole voting power over 21,520,637 of such shares and sole dispositive power over all of the shares. The information is based solely on a Schedule 13G/A filed with the SEC on February 11, 2021, which provides information only as of December 31, 2020, and, consequently, the beneficial ownership of RTC and RTHC may have changed between December 31, 2020 and February 28, 2021.

(21)

T. Rowe Price Associates, Inc. reported that it has sole voting power over 3,195,069 of such shares and sole dispositive power over all of the shares. The information is based solely on a Schedule 13G filed with the SEC on February 16, 2021, which provides information only as of December 31, 2020, and, consequently, the beneficial ownership of T. Rowe Price Associates may have changed between December 31, 2020 and February 28, 2021.

2021 Proxy Statement 37

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following chart sets forth certain information regarding our executive officers as of March 29, 2021:

Name	Age	Position

Michael M. Morrissey, Ph.D. (1)	60	President and Chief Executive Officer

Gisela M. Schwab, M.D.	64	President, Product Development and Medical Affairs and Chief Medical Officer

Christopher J. Senner	53	Executive Vice President and Chief Financial Officer

Patrick J. Haley	45	Executive Vice President, Commercial

Jeffrey J. Hessekiel, J.D.	52	Executive Vice President and General Counsel

Peter Lamb, Ph.D.	60	Executive Vice President, Scientific Strategy and Chief Scientific Officer

(1)	Please see “Director Nominees” in this Proxy Statement for Dr. Morrissey’s biography.

Gisela M. Schwab, M.D. President, Product Development and Medical Affairs and Chief Medical Officer

Gisela M. Schwab, M.D., has served as President, Product Development and Medical Affairs and Chief Medical Officer since February 2016. Previously she served as Executive Vice President and Chief Medical Officer from January 2008 to February 2016 and as Senior Vice President and Chief Medical Officer from September 2006 to January 2008. From 2002 to 2006, she held the position of Senior Vice President and Chief Medical Officer at Abgenix, Inc., a human antibody-based drug development company. She also served as Vice President, Clinical Development, at Abgenix from 1999 to 2001. Prior to working at Abgenix, from 1992 to 1999, she held positions of increasing responsibility at Amgen Inc., most recently as Director of Clinical Research and Hematology/Oncology Therapeutic Area Team Leader. She has served as a member of the board of directors of Cellerant Therapeutics, Inc., a privately held biopharmaceutical company, since June 2012, and as a member of the board of directors of Genocea Biosciences, Inc., a publicly held biopharmaceutical company, since February 2020. Previously, Dr. Schwab served as a member of the board of directors of Topotarget A/S, a publicly held biopharmaceutical company, from August 2011 through July 2014, and as a member of the board of directors of Nordic Nanovector A.S., a Norwegian biotechnology company, from March 2015 through June 2020. She received her Doctor of Medicine degree from the University of Heidelberg, trained at the University of Erlangen-Nuremberg and the National Cancer Institute and is board certified in internal medicine and hematology and oncology.

Christopher J. Senner Executive Vice President and Chief Financial Officer

Christopher J. Senner, has served as Executive Vice President and Chief Financial Officer (and in such capacity, as our principal financial officer and principal accounting officer, as defined under applicable securities laws) since July 2015. Prior to joining Exelixis, Mr. Senner served as Vice President, Corporate Finance for Gilead Sciences, Inc., a biopharmaceutical company, from March 2010 to July 2015, where he was accountable for controllership, tax, treasury and corporate and operational financial planning. Mr. Senner previously spent eighteen years at Wyeth, a pharmaceutical company acquired by Pfizer Inc. in 2009, in a variety of financial roles with increasing responsibility, most notably as Chief Financial Officer of Wyeth’s U.S. pharmaceuticals business and the BioPharma Business Unit. Since 2019, Mr. Senner has served as a member of the board of directors of Cortexyme, Inc., a publicly held clinical-stage biopharmaceutical company. Mr. Senner holds a B.S. in Finance from Bentley College.

Patrick J. Haley Executive Vice President, Commercial

Patrick J. Haley, has served as the company’s Executive Vice President, Commercial since February 2020 and has held positions of progressive commercial leadership since September 2010, serving as Senior Vice President, Commercial from December 2016 to February 2020, Vice President, Commercial from November 2014 to November 2016, Executive Director, Sales & Marketing from September 2013 to October 2014, Senior Director, Marketing from March 2012 to August 2013, and as Director, Marketing from September 2010 to February 2012. Prior to joining Exelixis, from 2007 to 2010, he held positions of increasing responsibility at Genentech, Inc., on the Avastin marketing team, most recently Group Product Manager. Between 2003 and 2007, Mr. Haley served in various sales and marketing roles at Amgen, Inc. He served as an analyst at PWC Securities, Lehman Brothers and Accenture from 1998 to 2001. Mr. Haley holds a Masters of Business Administration from University of Michigan, Ross School of Business, and a Bachelor of Arts in Art History and Medieval and Renaissance Studies from Duke University.

38 Exelixis, Inc.

Information About Our Executive Officers

Jeffrey J. Hessekiel, J.D. Executive Vice President and General Counsel

Jeffrey J. Hessekiel, J.D., has served as Executive Vice President and General Counsel since February 2014 and as Secretary from October 2014 to September 2017. From 2012 to 2014, he held the position of Senior Counsel at Arnold & Porter Kaye Scholer LLP, where he advised emerging growth and public companies, primarily in the life sciences sector, on complex legal issues connected with strategic transactions, healthcare compliance programs and investigations, and regulatory matters. Prior to working with Arnold & Porter, from 2002 to 2012, he held positions of increasing responsibility at Gilead Sciences, Inc., most recently as Chief Compliance & Quality Officer where he was responsible for the creation and management of Gilead’s Corporate Compliance & Quality department. From 1998 to 2002, Mr. Hessekiel held the position of Associate, working on both litigation and corporate matters for Wilson Sonsini Goodrich and Rosati PC. Mr. Hessekiel also worked as an Associate focusing on litigation matters for Heller Ehrman LLP from 1996 to 1998. Prior to joining Heller Ehrman LLP, Mr. Hessekiel also worked for several international non-governmental organizations. Mr. Hessekiel received his J.D. from The George Washington University Law School and is admitted to practice in California. Mr. Hessekiel received a B.A. in Political Science from Duke University.

Peter Lamb, Ph.D. Executive Vice President, Scientific Strategy and Chief Scientific Officer

Peter Lamb, Ph.D., has served as Executive Vice President, Scientific Strategy and Chief Scientific Officer since February 2016. Previously, he served as Executive Vice President, Discovery Research and Chief Scientific Officer from September 2009 to February 2016, as Senior Vice President, Discovery Research and Chief Scientific Officer from January 2007 until September 2009, as Vice President, Discovery Pharmacology from December 2003 until January 2007 and as Senior Director, Molecular Pharmacology and Structural Biology from October 2000 until December 2003. Prior to joining Exelixis, from June 1992 until September 2000, Dr. Lamb held positions of increasing responsibility at Ligand Pharmaceuticals, a pharmaceutical company, most recently serving as Director of Transcription Research. Dr. Lamb has held post-doctoral research fellowships at the Carnegie Institution, Department of Embryology, with Dr. S.L. McKnight and the University of Oxford with Dr. N.J. Proudfoot, working in the field of gene regulation. He has authored numerous articles in the fields of gene expression, signal transduction and oncology, and is an author on multiple issued and pending U.S. patents. He has a Ph.D. in Molecular Biology from the ICRF/University of London and a B.A. in Biochemistry from the University of Cambridge.

2021 Proxy Statement 39

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) explains the strategy, design, and decision-making related to our compensation programs and practices for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers, who we refer to collectively as our Named Executive Officers. This CD&A is intended to provide perspective on the information contained in the tables that follow this discussion. For fiscal 2020, our Named Executive Officers were:

Named Executive Officers	Title

Michael M. Morrissey, Ph.D.	President and Chief Executive Officer

Gisela M. Schwab, M.D.	President, Product Development and Medical Affairs and Chief Medical Officer

Christopher J. Senner	Executive Vice President and Chief Financial Officer

Jeffrey J. Hessekiel, J.D.	Executive Vice President and General Counsel

Patrick J. Haley	Executive Vice President, Commercial

While the principal purpose of this CD&A is to discuss the compensation of our Named Executive Officers, many of the programs discussed apply to other members of senior management who, together with the Named Executive Officers, are collectively referred to as our executive officers.

Executive Summary

Our Business

We are an oncology-focused biotechnology company that strives to accelerate the discovery, development and commercialization of new medicines for difficult-to-treat cancers. Since we were founded in 1994, four products resulting from our discovery efforts have progressed through clinical development, received regulatory approval and established a commercial presence in various geographies around the world. Two are derived from cabozantinib, our flagship molecule, an inhibitor of multiple tyrosine kinases including MET, AXL, VEGF receptors and RET. Our cabozantinib products are: CABOMETYX® (cabozantinib) tablets, approved for advanced renal cell carcinoma (RCC), both alone and in combination with Bristol-Myers Squibb Company’s OPDIVO® (nivolumab), and previously treated hepatocellular carcinoma (HCC); and COMETRIQ® (cabozantinib) capsules, approved for progressive, metastatic medullary thyroid cancer. For these types of cancer, cabozantinib has become or is becoming a standard of care. The two other products resulting from our discovery efforts are: COTELLIC® (cobimetinib), an inhibitor of MEK approved as part of a combination regimen to treat specific forms of advanced melanoma and marketed under a collaboration with Genentech, Inc. (a member of the Roche Group) (Genentech); and MINNEBRO® (esaxerenone), an oral, non-steroidal, selective blocker of the mineralocorticoid receptor approved for the treatment of hypertension in Japan and licensed to Daiichi Sankyo Company, Limited.

Our COVID-19 Response

In January 2020, prior to the onset of the COVID-19 pandemic, we outlined a series of strategic priorities and anticipated milestones for the year, including generating top-line data from important clinical trials, completing enrollment of ongoing studies, initiating new pivotal trials and progressing our mid- and early-stage product pipeline. As the COVID-19 pandemic crisis quickly developed in the early part of the year and imposed challenges on our business, we remained determined to make 2020 a period of focused execution and achievement for Exelixis. We rapidly devised and implemented COVID-19 response plans across all facets of the organization in order to mitigate the impact of the pandemic on our business, our employees and the patients who rely on our medicines. We called on our team’s collective resilience, focus and commitment to making every day count, as we continued in our efforts on behalf of cancer patients.

››

Workplace Safety. We were able to mitigate the risk of transmission of the virus by reducing the number of employees working on-site at our Alameda headquarters, while simultaneously implementing enhanced safety and social distancing protocols and an on-site testing program. Despite displacement of most of our staff to their home offices, we maintained efficiencies in our workstreams and organizational cohesion by expanding the use of technology systems, increasing the frequency and clarity of communications from executive management, and finding ways to improve coordination across business units. In the context of these adjustments, we were also able to expand our workforce by 25% from 617 to 773 employees.

40 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

››

Clinical Trials. We convened a COVID-19 task force to meet daily and evaluate means to moderate the impact of the pandemic on site activation, patient screening and enrollment, as well as help prevent material delays to our clinical trials through an ongoing assessment of the pandemic’s impact. Wherever possible, we took proactive steps in compliance with guidance issued by the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) and other regulatory agencies to support the safety of our patients and their access to treatment, as well as to maintain the high quality of our clinical trials.

››

Commercial Activities. We maintained engagement with healthcare professionals and our ability to educate and respond to questions about our products by transitioning our sales force from in-person promotional activities to primarily telephonic and virtual interactions.

››

Supply Chain. Notwithstanding global supply chain risks posed by the COVID-19 pandemic, we took advantage of our longstanding practice of maintaining substantial inventories of drug substance and drug product and were able to safeguard the timely production and delivery of our products by working closely with third-party contract manufacturers, distributors and suppliers, as well as collaboration partners.

››

Pipeline Expansion. We mitigated the impact of periods when the COVID-19 pandemic forced lab closures by making efficient use of available third-party laboratory resources for early-stage drug discovery work, and once we were able to partially reopen our labs, we prioritized critical late-stage drug discovery activities.

2020 Financial Performance Highlights1

Despite the challenges posed by the COVID-19 pandemic, we delivered strong financial results in fiscal 2020, increasing total revenues by 2% year-over-year and ending fiscal 2020 with a healthy cash and investments balance of over $1.5 billion. Other key financial highlights from fiscal 2020 include:

››	Cabozantinib franchise net product revenues of $741.6 million;

››	Total revenues of $987.5 million, reflecting both strong product demand and significant financial contributions generated from our collaborations;

››	Total operating expenses of $877.5 million, up 47% from the prior fiscal year, underscoring our commitment to investing in our product pipeline, while exercising disciplined expense management; and

››	A fourth full year of operating profit, resulting in diluted earnings per share of $0.35.

[1]	Amounts included in 2020 Financial Performance Highlights are calculated in accordance with U.S. Generally Accepted Accounting Principles.

2021 Proxy Statement 41

2020 Corporate Performance Highlights

We were able to continue to drive growth during fiscal 2020 in spite of the COVID-19 pandemic. We executed commercially by devising new strategies to maintain engagement with prescribers despite restricted in-person access; we succeeded in the clinic by adjusting the operation of our clinical trials in compliance with established protocols, always placing the highest priority on patient safety; and we created opportunity with drug discovery by advancing our research where it could be done safely and by supplementing it with research collaborations and in-licensing arrangements. Key highlights of our corporate performance include:

Navigation of Regulatory Pathways Toward Approval of CABOMETYX as Part of a Combination Regimen to Treat Patients with Advanced RCC

››

Following acceptance of our supplemental New Drug Application (sNDA) in August 2020, on January 22, 2021, the FDA approved CABOMETYX in combination with OPDIVO as a first-line treatment for patients with advanced RCC, the most common form of kidney cancer.

››

FDA approval was based on the results from Checkmate -9ER, a phase 3 pivotal trial evaluating the combination regimen compared with sunitinib in previously untreated advanced or metastatic RCC, which read out positively in April 2020. The compelling results from CheckMate -9ER, which revealed that the combination of CABOMETYX and OPDIVO significantly improved progression-free survival, overall survival, objective response rate and quality of life compared to sunitinib, are expected to be a key driver of revenue growth in 2021 and beyond.

››

To make the combination regimen available to eligible RCC patients outside of the U.S, we worked closely with our collaboration partners Ipsen Pharma SAS (Ipsen) and Takeda Pharmaceutical Company Limited (Takeda) on their respective regulatory strategies. In October 2020, Takeda submitted a supplemental application to the Japanese Ministry of Labour, Health and Welfare (MHLW) to manufacture and market the combination of CABOMETYX and OPDIVO as a treatment for patients with advanced RCC, and in March 2021, Ipsen received regulatory approval from the European Commission for the combination of CABOMETYX and OPDIVO as a first-line treatment for advanced RCC.

Successful Commercialization of CABOMETYX in Approved RCC and HCC Indications

››

In the U.S., we continued to promote CABOMETYX within its labeled RCC and HCC indications and educate physicians on the product’s unique clinical profile. These efforts helped drive continued strong product demand in 2020 despite increased competition from therapies that combine an immune checkpoint inhibitor (ICI) with another targeted agent to treat cancer.

››

In markets outside of the U.S., we worked closely with our partners Ipsen and Takeda in support of their respective regulatory strategies and commercialization efforts for CABOMETYX. As a result of additional approvals in territories outside of the U.S., CABOMETYX continued to grow both in sales revenues and the number of RCC and HCC patients benefiting from its clinical effect in 2020.

››

In the Japanese market, our partner Takeda achieved two important regulatory milestones, including approval from the Japanese MHLW to manufacture and market CABOMETYX as a treatment for patients with curatively unresectable or metastatic RCC in March 2020 and for patients with unresectable HCC that progressed after cancer chemotherapy in November 2020.

42 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Achievement of Positive Results from Potential Label-Enabling Clinical Trials and Further Evaluation of Cabozantinib in Multiple Phase 3 Pivotal Trials

››

In December 2020, we announced positive top-line results from COSMIC-311, our pivotal phase 3 trial evaluating cabozantinib versus placebo in patients with radioactive iodine-refractory differentiated thyroid cancer (DTC). The trial met its co-primary endpoint of demonstrating significant improvement in progression-free survival with a hazard ratio of 0.22, providing evidence of cabozantinib’s efficacy as a monotherapy in this patient population, and shortly after year-end, the FDA granted Breakthrough Therapy Designation to cabozantinib as a potential treatment for this indication.

››

To expand late-stage development of cabozantinib in combination with other therapies, we completed enrollment for COSMIC-312, a phase 3 pivotal trial evaluating cabozantinib in combination with atezolizumab, an anti-PD-L1 ICI developed by F. Hoffmann-La Roche Ltd. (Roche), versus sorafenib in previously untreated advanced HCC in August 2020.

››

To reinforce our efforts in RCC, we substantially advanced the enrollment of COSMIC-313, a phase 3 pivotal trial evaluating the triplet combination of cabozantinib, nivolumab and ipilimumab versus the combination of nivolumab and ipilimumab in patients with previously untreated advanced intermediate- or poor-risk RCC.

››

Encouraging results from an interim analysis of the metastatic castration-resistant prostate cancer (mCRPC) cohort of COSMIC-021, our phase 1b trial evaluating the combination of cabozantinib and atezolizumab in patients with locally advanced or metastatic solid tumors, were presented at the American Society of Clinical Oncology’s Genitourinary Cancer Symposium in February 2020. Based on regulatory feedback, we intend to file with the FDA for accelerated approval in an mCRPC indication in 2021, if such a strategy continues to be warranted by the emerging clinical data.

››

Also based on the encouraging clinical activity observed in COSMIC-021, in June and July 2020 we initiated three phase 3 pivotal trials in collaboration with Roche, CONTACT-01, CONTACT-02 and CONTACT-03, evaluating the combination of cabozantinib with atezolizumab in patients with metastatic non-small cell lung cancer (NSCLC), mCRPC and advanced RCC, respectively.

Expansion of Product Pipeline Beyond the Cabozantinib Franchise

››

We made substantial progress on our evaluation of XL092, a next-generation oral tyrosine kinase inhibitor, including generating data that supports the expansion of XL092’s clinical development and enrolling the first patient in the combination arm of the phase 1 trial evaluating the safety, tolerability, pharmacokinetics and preliminary anti-tumor activity of XL092, both alone and in combination with atezolizumab in patients with advanced solid tumors.

››

In December 2020, the FDA accepted our investigational new drug (IND) application for XL102, a potent, selective and orally bioavailable covalent inhibitor of cyclin-dependent kinase 7, and shortly after year-end, we initiated a phase 1 trial designed to evaluate XL102’s safety, tolerability, pharmacokinetics and preliminary anti-tumor activity, both as a single agent and in combination with other anti-cancer therapies in patients with locally-advanced or metastatic solid tumors.

››

In December 2020, we exercised our exclusive option for XB002, the lead oncology antibody-drug conjugates (ADC) program under our research collaboration with Iconic Therapeutics, Inc. and subsequently filed an IND with the FDA in March 2021.

››

In an effort to expand our pipeline to encompass a variety of promising therapeutic modalities, in September 2020 we entered into two collaboration and license agreements with NBE-Therapeutics AG (NBE) and entities affiliated with Catalent, Inc. (together, Catalent), each focused on the development of ADCs that have the potential to become anti-cancer therapies.

››

In July 2020, we achieved a significant milestone under our collaboration agreement with Genentech, when the FDA approved COTELLIC® (cobimetinib) in combination with TECENTRIQ® (atezolizumab) and ZELBORAF®(vemurafenib) for the treatment of patients with previously untreated BRAF V600 mutation positive advanced melanoma.

2021 Proxy Statement 43

2020 Executive Compensation Program Highlights

The unprecedented nature of 2020 for Exelixis, as well as for all of our stakeholders, required an equally unprecedented response from our management team and the entire Exelixis organization. From the onset of the COVID-19 pandemic, we moved decisively to protect our patients, our employees, and our business, and to ensure a reliable supply of our critical cancer medicines for the patients who depend upon them. Despite the challenges of this unforeseeable global public health crisis, we were nevertheless able to achieve mission-critical research, development, commercial and operational objectives established by the Compensation Committee prior to the onset of the pandemic. We were also able to create value for our stockholders by driving the expansion and depth of our commercial and investigational product offerings, growing our revenues and improving our future business prospects through important partnerships with emerging biotech companies. The Compensation Committee believes that the 2020 compensation of all our employees, including our Named Executive Officers, is appropriate not only due to the achievement of critical milestones under exceedingly difficult conditions, but also to continue to encourage their extraordinary efforts towards the achievement of our key priorities and anticipated milestones in 2021 and beyond. In consideration of the company’s performance as summarized above, the Board and Compensation Committee took the following key actions with respect to 2020 compensation for our employees, including our Named Executive Officers:

Key Compensation Actions	Description

Approved Salary Increases for Named Executive Officers

In February 2020, the Compensation Committee increased base salaries for all but one of our Named Executive Officers by between 4.0% and 5.0% over salaries for 2019. Mr. Haley received a base salary increase of 10.2% in connection with his promotion to the level of Executive Vice President in February 2020.

Maintained a 100% Performance-Based Long-Term Incentive Program (LTIP)

In September 2020, as part of our long-term incentive program, the Compensation Committee granted 100% performance-based RSU awards (PSUs). A 100% PSU approach strongly aligns our Named Executive Officers’ compensation with the interests of our stockholders because the PSUs only vest upon the achievement of clinical and regulatory milestones critical to our future long-term growth.

Did Not Adjust Performance Targets for LTIP or Annual Cash Bonus Plan

Notwithstanding the challenges imposed by the COVID-19 pandemic on our business, the Compensation Committee did not adjust the performance targets for either our LTIP or our Annual Cash Bonus Plan. Rather, the Compensation Committee believed that the established programs were appropriate and that the performance targets remained critical business objectives for the company.

Approved Annual Cash Bonuses That Are Aligned With Strong Company Performance

In February 2021, the Compensation Committee approved the payment of cash bonuses in amounts between 114% and 144% of each Named Executive Officer’s 2020 target cash bonus amounts. These decisions reflected the Compensation Committee’s assessment of our strong corporate performance, including the overall achievement of our pre-determined 2020 corporate goals, and the individual contribution of each Named Executive Officer toward achievement of our corporate goals. In its decision-making, the Compensation Committee considered the unforeseen burden of the COVID-19 pandemic on our operations and the extraordinary response taken by our Named Executive Officers to mitigate its impact on the various facets of our organization, while simultaneously achieving critical business milestones under exceptionally challenging conditions. The Compensation Committee believed it was important to recognize this extraordinary effort to secure the retention of our Named Executive Officers, whose leadership is critical to our ability to maintain business continuity during these challenging times and to achieve our future objectives. Accordingly, the Compensation Committee decided to exercise discretion afforded to it under the Annual Cash Bonus Plan to increase the corporate performance factor from 108% to 120%. Understanding that our 2020 achievements would not have been possible without the support of our entire organization, the Compensation Committee also approved a bonus pool for employees who did not participate in the Annual Cash Bonus Plan in an amount equal to 120% of the aggregate target cash bonus amounts for all such employees.

44 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Compensation Practices and Governance Highlights

Pay for Performance	›› We link the compensation of our Named Executive Officers to our corporate performance.

Stockholder Alignment	›› We use long-term equity incentives to align the interests of our Named Executive Officers with those of our stockholders.

Alignment of Compensation Metrics and Corporate Strategy	›› Our Compensation Committee establishes long-term incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to build value for our stockholders.

Compensation Governance	›› Our Compensation Committee is made up entirely of independent directors and engages an independent compensation consultant to advise on executive compensation matters.

Stockholder Feedback	›› We value the feedback of our stockholders and solicit it on a regular basis, including through an annual stockholder vote to approve our say-on-pay proposal.

Recoupment (or Clawback) Policy

››  We maintain a Clawback Policy that permits the company to recoup variable compensation from senior level employees, including our Named Executive Officers, in the event of misconduct that causes material harm to the company.

Annual Cash Bonus Amounts Subject to Payment Maximums	›› Our Annual Cash Bonus Plan sets a cap of 200% on the payouts of target bonus payments for individual and/or corporate performance.

Equity Plan Features

››  Applies a maximum 7-year term for stock options.

››  Prohibits repricing of underwater stock options without prior stockholder approval.

››  The 2017 Plan also includes minimum vesting requirements of no less than one year for all types of awards, subject to limited exceptions.

Stock Ownership Guidelines	›› We apply stock ownership guidelines to directors and executive officers to further align their interests with those of our stockholders.

Change in Control Provisions

››  Does not include excessive change in control or severance payments.

››  Provides “double-trigger” change in control benefits.

››  Does not include tax gross-ups on severance or change in control benefits.

Perquisites, Retirement and Pension Benefits	›› Our Named Executive Officers do not receive excessive perquisites or post-termination retirement or pension benefits that are not available to all employees generally.

Prohibition on Hedging and Margin Loans	›› We prohibit hedging and purchases on margin by executive officers and directors.

Meaningful Limits on Pledging

››  We limit pledging of our common stock by executive officers and directors to circumstances where the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. No executive officers or directors pledged our common stock during 2020.

Compensation Risk Assessment

››  Our Compensation Committee conducts an annual risk assessment of our compensation policies and practices to ensure that our programs are not reasonably likely to have a material adverse effect on us.

Objectives of the Compensation Program

The primary goals of our executive compensation program are to:

››	Provide market-competitive compensation that attracts, retains and motivates our executive officers to achieve our short- and long-term business objectives;

2021 Proxy Statement 45

››	Align our executive officers’ compensation with the interests of our stockholders; and

››	Reward our executive officers for success in achieving our corporate goals.

The success of any biotechnology company depends in large part upon the quality of its work force. Therefore, we believe it is critical to our business that we retain our core team of highly qualified employees, including our Named Executive Officers. As a testament to the high demand for their services in the marketplace, large pharmaceutical and biotechnology companies and strong local competitors have pursued our executives and other highly skilled employees. In light of this competitive pressure, each year we design our executive compensation program to help attract, motivate and retain highly qualified individuals with relevant experience in the biotechnology industry to manage the varied aspects of our growing business operations. We believe the twelve-year average tenure of our executive officers and the strength of our corporate and financial performance are evidence of what we believe to be the effectiveness of our compensation program with respect to retention and building value for our stockholders.

How We Determine Executive Compensation

Role of the Compensation Committee, Compensation Consultants and Executive Officers in Compensation Decisions

Role of the Compensation Committee

The Compensation Committee is responsible for evaluating and approving the compensation packages offered to our Named Executive Officers. When appropriate, the Compensation Committee will solicit the input of, or present its recommendations on compensation matters for consideration and approval to, the full Board. The Compensation Committee acts on behalf of the Board in discharging the Board’s responsibilities with respect to overseeing our compensation policies, plans and programs, and establishing and reviewing general policies relating to compensation and benefits of our employees. The Compensation Committee also administers our equity and other incentive plans. The Compensation Committee does not delegate any of its functions to others in determining executive compensation.

Role of Compensation Consultants

Under its charter, the Compensation Committee has the authority to obtain the advice and assistance from external advisors to assist it in the performance of its duties. In accordance with this authority, the Compensation Committee engages external advisors to advise on executive officer compensation, including base salaries, bonus targets and equity compensation, as well as director compensation. These advisors also prepare industry compensation data, assist with the development of our peer group, and advise the Compensation Committee on best industry practices and relevant changes to regulations that may impact the Compensation Committee’s decision-making process with regard to executive officer and director compensation determinations. For 2020 compensation matters, the Compensation Committee retained the consulting firm Radford, to advise and assist with the following:

››	Development of a peer group to be used in the evaluation of 2020 executive and director compensation determinations.

››	Documentary support, including peer group and industry data with respect to base salaries, target annual cash bonuses and equity compensation.

››

A market analysis of executive officer compensation compared to our peer group, which market analysis was reviewed with the Compensation Committee and used to guide 2020 base salary and bonus target decisions for our Named Executive Officers.

››

A market analysis of long-term incentive compensation of our executive officers compared to our peer group, which market analysis was reviewed with the Compensation Committee and used to guide 2020 long-term equity compensation determinations.

The Compensation Committee assessed the independence of Radford pursuant to SEC rules and concluded that the work performed by Radford for the Compensation Committee did not raise any conflicts of interest.

Role of Executive Officers

Dr. Morrissey, our President and Chief Executive Officer, also participates in the Compensation Committee’s deliberations with respect to Named Executive Officer compensation other than his own; he is not present during deliberations and voting concerning his compensation. Each year, Dr. Morrissey and other senior management develop annual corporate goals and performance targets for long-term incentive awards for the company, which are reviewed and, subject to their input, approved by the Compensation Committee.

46    Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Compensation Committee Process

In setting the level of salary, annual cash bonus and long-term incentive compensation for our Named Executive Officers, the Compensation Committee typically considers various factors, including:

››	the performance of the company during the prior year;

››	the contribution of each Named Executive Officer toward achievement of our corporate goals;

››	the criticality of each Named Executive Officer’s skill set and relative expected future contributions to our business;

››	the growing complexity of our business and expanding workforce resulting in increased workloads and responsibilities of our Named Executive Officers;

››	the appropriate mix of compensation for each Named Executive Officer;

››	the historical salary, cash bonus and percentage of vested versus unvested equity awards held by each Named Executive Officer; and

››	market data, which include competitive information relating to compensation levels for comparable positions in the biotechnology and life sciences sector and for our specific peer group.

The Compensation Committee balances each of these factors, as applicable in any given year, against our cash resources and the critical need to prioritize clinical development and pipeline expansion investments over other expenditures, as well as our aggregate equity burn rate. For 2020, due to the risk of the COVID-19 pandemic to our business and the extraordinary response of our Named Executive Officers to mitigate that risk, the Compensation Committee considered the importance of recognizing this effort to secure the retention of our Named Executive Officers, whose leadership is critical to our ability to maintain business continuity during these challenging times and achieve our future business objectives. Using this process, our Compensation Committee strives to ensure that our executive compensation program as a whole is competitive.

Stockholder Outreach

An integral part of the review process for our executive compensation program are our stockholder outreach initiatives, pursuant to which we elicit and obtain a better understanding of the concerns and perspectives of our stockholders.

Range of Governance and Business Topics Discussed with Stockholders During 2020
›› COVID-19 Response
›› Human Capital Managment
›› Equity, Diversity and Inclusion
›› ESG Disclosures
›› Executive Compensation
›› Board Independence, Composition, Tenure and Refreshment

Each year, during the period following the filing of our Proxy Statement with the SEC and the date of our annual meeting, we engage with our stockholders to seek support for our annual meeting proposals and request feedback regarding governance matters. This outreach effort also provides us with the opportunity to gather our stockholders’ opinions concerning the executive compensation measures that are in the best interest of our stockholders and to reaffirm our commitment to align pay and performance. Participants at these meetings typically include members of the management team and the Chair of our Compensation Committee, depending on availability. Stockholder feedback is then reported to the appropriate committee and/or the entire Board for consideration. During the Fall each year, we again reach out to stockholders to solicit additional feedback on matters critical to our stockholders’ evaluation of our governance profile. Participants in the Fall 2020 stockholder outreach program included members of the management team, as well as the Chair of our Board and/or the Compensation Committee. These conversations provided us with the opportunity to discuss the extraordinary efforts taken by management to mitigate the impact of the COVID-19 pandemic on our business, as well as our equity, diversity and inclusion initiatives. It also yielded constructive feedback with respect to stockholder views on ESG disclosures, executive compensation programs and board independence, tenure and refreshment, all of which was summarized and reported to the Board for consideration in its ongoing evaluation of our governance profile.

2021 Proxy Statement 47

We intend to continue to engage with our stockholders throughout the year, and we invite you to reach out with any comments or questions at any time. Please see our website at www.exelixis.com under the caption “Investors & Media—Contact IR” for the appropriate contact information.

Stockholder Advisory Vote on Executive Compensation

We provide our stockholders the opportunity to cast an annual advisory vote on our executive compensation program, and the Compensation Committee takes the results of this vote into account when determining compensation of the company’s Named Executive Officers. At our annual meeting of stockholders held in May 2020, approximately 97% of the votes present and entitled to vote voted in favor of the say-on-pay proposal. Our Compensation Committee considered these votes to be an endorsement of the Compensation Committee’s policies and practices.

Competitive Assessment

A key objective of our executive compensation program is to ensure that the overall compensation packages we offer our executive officers remain competitive with the packages offered by companies with which we compete for executive talent. The Compensation Committee consults with its independent compensation consultant, to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.

Peer Group Development Process and How We Used the Data

The Compensation Committee reviews and makes adjustments to the composition of the peer group on an annual basis, or more often as deemed necessary, to account for changes in both our business and the businesses of the companies in the peer group. The Compensation Committee does not have a specific target compensation level for the Named Executive Officers. Instead, we review data concerning practices at our peer group companies and within the general biotechnology market as a reference point to assist in developing programs that will attract and retain exceptional talent and drive company performance.

In developing the 2020 peer group, the Compensation Committee considered the continued evolution of our business and meaningful developments in comparison to the 2019 peer group companies. It also considered what other companies might make suitable additions to the 2020 list. The key qualitative and quantitative considerations that influenced the development of the 2020 peer group were:

››	industry—including, biotechnology and pharmaceutical companies;

››	therapeutic area, including companies with an oncology product focus, while avoiding the inclusion of companies marketing solely orphan and rare disease drugs;

››	stage of business, as reflected by the existence of at least one marketed product;

››	the size of the organization to reflect organizational complexity;

››	whether the company is traded on a major U.S. exchange;

››	market capitalization between 0.3x—3.0x of our then-current market capitalization (approximately $1.5 billion—approximately $15.0 billion); and

››	revenues between 0.5x—2.5x of our then revenues (approximately $500 million—approximately $2.5 billion).

48 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Following this analysis, the Compensation Committee, in consultation with management and Radford, identified the following 20 publicly-traded, U.S—based biotechnology/pharmaceutical companies as our peer group to be used in reviewing compensation for 2020:

Fiscal 2020 Peer Group

ACADIA Pharmaceuticals Inc.	Blueprint Medicines Corporation	Nektar Therapeutics

Agios Pharmaceuticals, Inc.	Corcept Therapeutics Incorporated	Neurocrine Biosciences, Inc.

Alkermes Public Limited Company	Horizon Therapeutics Public Limited Company	Novocure Ltd.

Alnylam Pharmaceuticals, Inc.	Incyte Corporation	Sarepta Therapeutics, Inc.

BeiGene, Ltd.	Ionis Pharmaceuticals, Inc.	Seagen, Inc.

BioMarin Pharmaceutical Inc.	Ironwood Pharmaceuticals, Inc.	United Therapeutics Corporation

bluebird bio, Inc.	Jazz Pharmaceuticals Public Limited Company

Positioning Relative to 2020 Peers

(as of November 2019)

Percentile Rank

Of these 20 companies, 14 companies (Agios Pharmaceuticals, Inc. Alkermes Public Limited Company, Alnylam Pharmaceuticals, Inc. BioMarin Pharmaceutical Inc., Blueprint Medicines Corporation, Corcept Therapeutics Incorporated, Incyte Corporation, Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Jazz Pharmaceuticals Public Limited Company, Nektar Therapeutics, Neurocrine Biosciences, Inc., Sarepta Therapeutics, Inc., Seagen, Inc., and United Therapeutics Corporation) were in our 2019 peer group. The Compensation Committee did not include in our 2020 peer group six companies (Array BioPharma Inc., Halozyme Therapeutics, Inc., Ligand Pharmaceuticals Incorporated, Loxo Oncology, Inc., OPKO Health, Inc. and Supernus Pharmaceuticals, Inc.) that were in our 2019 peer group, because they were either acquired or had a market capitalization or revenues that fell below the selection criteria.

2021 Proxy Statement 49

Compensation Elements

Our executive compensation program generally consists of three principal components: base salary; annual cash bonus; and long-term incentive compensation. A description and objective(s) for each element of compensation, which may vary from year to year, is set forth below:

Element		Description	Objective(s)

Annual Base Salary		Fixed cash compensation to recognize each Named Executive Officer’s role and responsibilities.	Provide an appropriate and competitive base level of current cash income for Named Executive Officers.

Annual Cash Bonus		Variable cash compensation based on corporate performance, including achievement against pre-determined corporate goals and the individual contributions of each Named Executive Officer toward the achievement of such corporate goals.

Align our Named Executive Officers’ compensation with our annual corporate goals.

Rewards Named Executive Officers for overall corporate performance and their individual contributions toward achievement of our critical business objectives.

Long-Term Incentive Compensation	RSUs (or PSUs, if performance- based)	Variable share-based compensation, subject to either performance-based vesting or time-based vesting based on the achievement of key corporate goals.

Align the interests of our Named Executive Officers with those of our stockholders.

Motivate our Named Executive Officers to achieve long-term corporate performance objectives.

Promote retention, including during periods of stock price volatility common to biotechnology companies.

	Stock Options	Variable share-based compensation whereby value is derived from appreciation in stock price.

Align the interests of our Named Executive Officers with those of our stockholders.

Motivate our Named Executive Officers to pursue our critical business objectives, because stock options only have value if the value of our company as reflected by our stock price increases over time.

As explained under “—2020 Compensation Decisions—2020 Long-Term Incentive Awards “ in more detail below, for 2020, the Compensation Committee determined that an entirely performance-based equity program consisting solely of PSUs would be the most appropriate incentive structure for our Named Executive Officers in 2020 to reward performance over time and achieve our retention objective; accordingly, no stock options or time-based RSUs were granted to our Named Executive Officers under our long-term incentive compensation program for 2020. As explained under “—2020 Compensation Decisions—2020 Long-Term Incentive Awards “ in more detail below, in February 2020, Mr. Haley received a time-based RSU award in connection with his promotion to Executive Vice President, Commercial.

50 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Other Compensation and Benefits

In addition to the primary elements of compensation described above, all of our employees, including our Named Executive Officers are also eligible to participate, on the same basis as other employees, in our 401(k) Plan, our employee stock purchase plan (ESPP) and other benefit programs generally available to all employees. These programs are intended to provide tax-beneficial ways to save toward retirement, promote health and wellness and encourage stock ownership. Our Named Executive Officers are also eligible to participate in our Change in Control and Severance Benefit Plan, a compensation program that incentivizes our Named Executive Officers to remain with our company, and objectively evaluate and facilitate an acquisition of our company should consideration of such a transaction be determined appropriate by the Board and in the best interests of our stockholders. The Compensation Committee believes that considered together, these benefits are critical for retaining and motivating these leaders and are consistent with compensation arrangements provided in the competitive market for executive talent.

Element	Description

401(k) Plan	Named Executive Officers contribute their own funds, as salary deductions, on a pre-tax or after-tax basis, subject to plan and government limits. For 2020, we matched pre-tax and Roth 401(k) contributions dollar-for-dollar up to $10,000. As of January 2021, we increased the annual match to $11,000 per calendar year.

Employee Stock Purchase Plan	Our ESPP allows for Named Executive Officers to purchase shares of our common stock at a price equal to the lower of 85% of the closing price on the first day of the six-month offering period or 85% of the closing price on the final day of such offering period, subject to specified limits.

Health Care, Dental and Vision Benefits	Subject to applicable laws, these health and welfare benefits are available to all eligible employees, including our Named Executive Officers.

Change in Control and Severance Benefit Plan (1)

A double-trigger plan, in which each participant receives plan benefits only if the participant is terminated without cause or is constructively terminated in connection with a change in control. We adopted a double-trigger plan because it protects the participants from post-change in control events that are not related to the participants’ performance, encourages them to stay throughout a transition period in the event of a change in control, and does not provide for benefits for a participant who remains with the surviving company in a comparable position.

To ensure our best interests, the plan requires a release of claims against us as a condition to receiving any severance benefits.

(1)	A description of the Change in Control and Severance Benefit Plan is set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

2021 Proxy Statement 51

Compensation Mix

The Compensation Committee has not established formal policies or guidelines for allocating compensation between annual and long-term incentive compensation, or between cash and non-cash compensation. Instead, through our compensation program, the Compensation Committee seeks to align pay and performance. To that end, a significant portion of our Named Executive Officers’ compensation is “at risk” because it is variable, performance-based and in large part dependent on the success of our company. At-risk compensation for 2020 included PSUs, RSUs and annual incentive cash bonuses, which annual incentive cash bonuses relate to the Compensation Committee’s assessment of our overall corporate performance, including achievement against our pre-determined 2020 corporate goals under difficult conditions, and, other than for Dr. Morrissey, the Compensation Committee’s consideration of the individual contributions of each Named Executive Officer toward the achievement of our corporate goals. The following charts highlight the 2020 pay mix for our Chief Executive Officer and all of our other Named Executive Officers as a group.

Chief Executive Officer Pay Mix 90% of CEO 2020 Compensation is Considered Variable and At-Risk	All Other Named Executive Officers Pay Mix 84% of All Other Named Executive Officers (as a group) 2020 Compensation is Considered Variable and At-Risk

2020 Compensation Decisions

2020 Base Salaries

In considering the appropriate level of base salaries for our Named Executive Officers for 2020, the Compensation Committee did not apply a formula, but rather employed a holistic analysis of multiple relevant factors using its professional judgment and experience, emphasizing the following:

››	the individual contribution of the Named Executive Officer to our exceptional 2019 research, development, regulatory, pipeline expansion and financial achievements, as explained in more detail below;

››	the criticality of each Named Executive Officer’s skill set and relative expected future contributions to our business;

››	the growing complexity of our business resulting in increased workloads and responsibilities of each of our Named Executive Officers;

››	the competitive position of each Named Executive Officer’s base salary relative to similarly situated executives at our 2020 peer group companies; and

››	the fiercely competitive hiring market for life sciences companies in the San Francisco Bay Area.

52 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Following such analysis, in February 2020, the Compensation Committee determined that each Named Executive Officer should receive an increase in his or her base salary for 2020 as follows:

Name	2019 Base Salary	2020 Base Salary	Percentage Increase

Michael M. Morrissey, Ph.D. (1)	$1,017,140	$1,067,997	5.0%

Gisela M. Schwab, M.D. (2)	$717,949	$750,257	4.5%

Christopher J. Senner (3)	$628,067	$653,189	4.0%

Jeffrey J. Hessekiel, J.D. (4)	$558,061	$580,384	4.0%

Patrick J. Haley (5)	$462,956	$510,000	10.2%

(1)

Dr. Morrissey’s base salary increase reflects the strength of our overall corporate performance during 2019, including the progress of our discovery programs, our clinical and regulatory achievements and the commercial success of CABOMETYX. Dr. Morrissey’s leadership was also viewed as critical to achieving our key priorities for 2020, including maximizing clinical development opportunities for CABOMETYX and advancing a pipeline of potential new medicines.

(2)

Dr. Schwab’s base salary increase reflects her strong leadership of our product development and medical affairs organizations and her performance with respect to the achievement of our product development goals in 2019, particularly with respect to the FDA’s approval of CABOMETYX for HCC, the initiation and management of multiple potentially label-enabling clinical trials of cabozantinib and support of cabozantinib worldwide regulatory filings by collaboration partners. Dr. Schwab’s leadership was also viewed as critical to our ability to execute on our 2020 product development goals, including with respect to regulatory filings, late-stage clinical trial initiation, the continued evaluation of cabozantinib and XL092 and anticipated organizational growth.

(3)

Mr. Senner’s base salary increase reflects his leadership of our finance organization and his performance with respect to the achievement of our financial goals in 2019, particularly with respect to the management of operating expenses and positioning the business to support future growth. Mr. Senner’s leadership was also viewed as critical to our ability to execute on our 2020 business development, technology infrastructure and fiscal management objectives.

(4)

Mr. Hessekiel’s base salary increase reflects his leadership of our legal, compliance and government affairs organizations and his performance with respect to the achievement of our business and legal goals in 2019, particularly with respect to his appropriate management of business risks and the establishment of Exelixis’ brand recognition within the U.S. government to support our business and the interests of patients. Mr. Hessekiel’s leadership was also viewed as critical to the management of our Abbreviated New Drug Application (ANDA) litigation against MSN Pharmaceuticals, Inc. (MSN) and our ability to ensure the continued strength of our compliance program during a period of rapid growth.

(5)

Mr. Haley’s base salary increase is primarily related to his promotion to Executive Vice President, Commercial and reflects his leadership of our commercial organization, including his performance with respect to the generation of record cabozantinib net product revenues in 2019 and the successful commercial launch of CABOMETYX for HCC . Mr. Haley’s leadership was also viewed as critical to our efforts to commercially execute on any future potential indications for cabozantinib, if approved by the FDA.

2020 Annual Cash Bonuses

Rigorous Process for Determining Annual Cash Bonus

Our Annual Cash Bonus Plan is an annual incentive program designed to provide our senior management team, including our Named Executive Officers, with incentives and rewards for working to achieve the strongest possible corporate performance, while also enhancing our ability to attract and retain highly talented individuals. Under our Annual Cash Bonus Plan, Named Executive Officers are eligible to receive an annual performance-based cash bonus award, the amount of which is based on a pre-set target percentage of the Named Executive Officer’s annual base salary earned during the year. The Compensation Committee is responsible for establishing the bonus target percentages, as well as the relative percentage contributions of corporate performance and individual performance. For each Named Executive Officer, the amount of the cash bonus award for each fiscal year depends upon our overall corporate performance, including the achievement of applicable corporate goals established by the Compensation Committee for that year, and, as applicable, the Compensation Committee’s consideration of the individual contributions of each Named Executive Officer toward the achievement of our corporate goals. Under appropriate circumstances, the Compensation Committee may use discretion to acknowledge progress toward

2021 Proxy Statement 53

achievement of a goal when factors outside of our control rendered a performance target impossible or impractical to achieve. The corporate goals under the Annual Cash Bonus Plan may be based on criteria such as the following: sales or commercial goals; research, development and clinical activities; financial metrics; hiring, retention and other operational goals; commercial, clinical and strategic collaborations and alliance management; acquisitions and licensing or partnering transactions; manufacturing and supply goals; quality goals; regulatory goals; compliance and government affairs and public policy goals. Individual performance may be assessed by the Compensation Committee based on the Named Executive Officer’s contributions toward the achievement of our corporate goals, recommended by the Chief Executive Officer and approved by the Compensation Committee, for the Named Executive Officer’s area of responsibility. Taking these factors into account, the Compensation Committee assigns an individual performance percentage for each Named Executive Officer, other than Dr. Morrissey. For any year, the achieved corporate performance percentage and/or individual performance percentage may exceed 100%, provided that neither percentage may exceed 200%.

2020 Bonus Targets

Bonus targets (expressed as a percentage of base salary) are based on the seniority of the applicable position. They are reviewed annually by the Compensation Committee, taking into consideration competitive market data and the criticality of the role for the organization, and adjusted if deemed appropriate by the Compensation Committee. Following such review, in February 2020, the Compensation Committee determined bonus targets for each Named Executive Officer for 2020 as follows:

Named Executive Officer	2020 Bonus Target

Michael M. Morrissey, Ph.D. (1)	100%

Gisela M. Schwab, M.D. (2)	60%

Christopher J. Senner (3)	50%

Jeffrey J. Hessekiel, J.D. (3)	50%

Patrick J. Haley (3)	50%

(1)

In February 2020, following a review of a market analysis prepared by Radford, the Compensation Committee determined that Dr. Morrissey’s 2020 bonus target should remain at the same level as 2019. The Compensation Committee’s decision regarding Dr. Morrissey’s 2020 bonus target was based on its assessment that the previously established target was both appropriate and reflective of the critical importance of his leadership toward driving the company’s achievement of its 2020 business and financial objectives, and also continued to align competitively with our 2020 peer group.

(2)

A review of the market analysis for Dr. Schwab indicated that her existing bonus target was aligned at the 50th percentile of market peers. However, in addition to reviewing market data, the Compensation Committee also considered (i) the ambitious goals for both the cabozantinib clinical development program and the advancement of our early-stage product pipeline during 2020 and (ii) the criticality of Dr. Schwab’s ability to influence our achievement of those objectives while serving in her leadership role as President of the Product Development and Medical Affairs organization. With such consideration, the Compensation Committee approved an increase to Dr. Schwab’s 2020 bonus target to 60% from 50% in 2019.

(3)

A review of the market analysis for Messrs. Senner, Hessekiel and Haley indicated that each of their existing bonus targets were aligned at or below the 25th percentile of market peers. In order to better align their bonus targets with those of peer executives at the companies in our 2020 peer group and in recognition of their ability to influence future company performance and achievement of our 2020 business and financial objectives, the Compensation Committee approved an increase to each of Messrs. Senner, Hessekiel and Haley’s 2020 bonus target to 50% from 45% in 2019.

2020 Corporate Goal Development and Weighting

In connection with establishing the bonus program for 2020, the Compensation Committee reviewed management’s proposed discovery, business development, product development, commercial, and finance, legal and business operations goals and recommended them to the Board for approval. In February 2020, prior to the onset of the COVID-19 pandemic, the Board then reviewed and approved the proposed corporate goals for 2020, as identified in the table below. In selecting these goals, the Compensation Committee and the Board believed they were appropriate drivers for our business, as they provided a balance between the efforts necessary to continue the successful commercialization of CABOMETYX in its approved RCC and HCC

54 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

indications, further our cabozantinib development program and advance our early-stage product pipeline, all while maintaining a strong financial position, which together would enhance stockholder value. At the time the 2020 corporate goals were set, the Compensation Committee and management believed that such goals were challenging and achieving them would require not only continued strong commercial performance, research and product development success, and prudent fiscal and legal management, but also a high level of effort and execution on the part of our Named Executive Officers.

The Compensation Committee also applied a performance weighting to each goal relative to the overall performance of the company to reflect the prioritization of key business objectives. Target and maximum achievement levels were defined for certain goals and, depending on the level of achievement, Named Executive Officers were eligible to receive a payout ranging from 0% to 150% for such goal. Additionally, a weighting between corporate performance and individual performance was also applied for each Named Executive Officer to reflect the level of impact such individual would be able to make on the overall corporate performance. The relative weighting for each corporate goal and corporate versus individual performance is as follows:

Corporate Goals	Weighting (%)	Named Executive Officer	Weighting of Corporate Goals	Weighting of Individual Performance Assessment
Discovery	20%	Michael M. Morrissey, Ph.D.	100%	0%
Business/Corporate Development	10%	Gisela M. Schwab, M.D.	70%	30%
Product Development	40%	Christopher J. Senner	70%	30%
Commercial	20%	Jeffrey J. Hessekiel, J.D.	70%	30%
Finance, Legal and Business Operations	10%	Patrick J. Haley	70%	30%
Total	100%

2020 Performance Evaluation

During 2020, management reported regularly to the Compensation Committee and the Board on the status of the company’s performance against our 2020 goals, including in formal meetings in February, May, September and December. Included in these reports were details regarding the impact of the COVID-19 pandemic on our progress toward achievement of the 2020 goals and the focus of our Named Executive Officers to mitigate the pandemic’s impacts. Notwithstanding the extent of these challenges and disruptions, the Compensation Committee did not adjust the performance targets because, regardless of the pandemic, these targets remained critical business objectives for the company.

2021 Proxy Statement 55

In February 2021, the Compensation Committee evaluated the company’s performance in relation to the 2020 goals, as well as the individual contributions of each Named Executive Officer (other than Dr. Morrissey) toward the achievement of those goals. In conducting its evaluation, the Compensation Committee prioritized its ongoing commitment to maintain a pay program that both motivates and retains our high-quality management team and pays for performance that generates long-term stockholder value. To these ends, the Compensation Committee took into consideration the unprecedented nature of the COVID-19 pandemic, and despite its heavy operational burden on our business, our ability to make progress toward and achieve critical business objectives that will drive the growth of our commercial business and the expansion and depth of our product offerings. Examples of operational burdens imposed by the COVID-19 pandemic and the extraordinary efforts taken by our organization, led by our Named Executive Officers, to mitigate the impact on our business include:

The Compensation Committee particularly focused on the following progress made toward the execution of our 2020 corporate goals:

•

Discovery: Entering 2020, our Discovery team was highly focused on expanding our product pipeline beyond cabozantinib by moving product candidates through lead optimization to development candidate status and ultimately to IND filing. However, when Alameda County’s COVID-19 shelter-in-place orders restricted access to the new state-of-the art laboratory facilities, our Discovery team was forced to overhaul its plans. The team focused its efforts on a limited number of product candidates that it believed offered the greatest potential for success in the clinic. By combining this prioritization strategy with efficient oversight of global third-party contractors conducting preclinical development work and close coordination with research collaboration partners to maximize productivity under the circumstances, our Discovery team was still able to achieve or make substantial progress toward each of its 2020 business objectives.

•

Business Development: Our Business Development team did not waver from its focus on the identification and execution of transactions that facilitate the expansion of our product pipeline despite unique market conditions created in part by the COVID-19 pandemic. As the pandemic progressed, the market dynamics enabled biotechnology companies in possession of early-stage clinical assets to gain unprecedented access to the capital markets, leading to tremendous inflation in the values of clinical-stage companies and in-licensing targets previously identified by our Business Development team. In response, the team shifted its focus to early-stage pre-clinical assets and coordinated with our Discovery and Finance teams to complete multiple in-licensing transactions to access critical ADC technology platforms from NBE and Catalent in 2020, and related technologies from Adagene, Inc. (Adagene) and WuXi Biologic (WuXi) in early 2021, enabling us to build capacity and depth in this critical area of drug discovery more rapidly than

56 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

previously anticipated. Notwithstanding this shift, our Business Development team continued to pursue clinical-stage assets for our product pipeline and progressed numerous clinical-stage business development opportunities to term sheet status, thereby maximizing the potential for execution on this business objective in 2021.

•

Commercial: With healthcare professionals acutely focused on modifying their medical practices to adjust for the COVID-19 pandemic, our Commercial team proved itself highly capable of adapting to changing market conditions in order to remain engaged with healthcare professionals and continue to promote CABOMETYX in its approved RCC and HCC indications. The sales force transitioned from in-person to primarily telephonic and virtual interactions and remained productive throughout the course of the year, ultimately delivering revenues within the range of financial guidance we provided in early January 2020 before disruptions due to the pandemic began and building CABOMETYX into the market leading second-line agent for RCC. Beyond sales and marketing activities, our Commercial team’s research analytics and market evaluation activities also contributed significantly to our corporate development and planning activities, and the strategic direction of our XL092 development plan.

•

Product Development: Our 2020 product development goals were already bold and substantial before the COVID-19 pandemic; however, when the pandemic hit, it markedly increased the challenges faced by our Product Development team. Our clinical trials are conducted across the globe, and in virtually every region, our Product Development team experienced and largely overcame challenges to patient screening and enrollment activity, delays in new treatment site activations, and heavy restrictions on the access to treatment sites required by study protocols to monitor clinical trial progress and administration. Despite these disruptions to the core development activities that drive future regulatory and commercial success, and the effort required to mitigate their impact on the business, our Product Development team substantially progressed our broad cabozantinib development program through the achievement and presentation of clinical trial results from multiple clinical trials evaluating cabozantinib, both alone and in combination with ICIs. Included among those trials were positive top-line results from two label-enabling studies, CheckMate -9ER and COSMIC-311, which helped position us to execute on our long-term cabozantinib franchise net product revenue goals. In addition to the achievement and management of clinical trial results, our Product Development team successfully navigated the challenges of the COVID-19 pandemic to progress or complete enrollment for multiple other potentially label-enabling studies, including COSMIC-021, COSMIC-312 and COSMIC-313, and initiated three new phase 3 pivotal trials in collaboration with Genentech. On the regulatory front, the achievements continued with the filing of our sNDA for CABOMETYX in combination with OPDIVO as a first-line treatment for patients with advanced RCC, which was reviewed under the FDA’s Real-Time Oncology Review pilot program and received Fast Track designation. In addition, in order to contribute to speedy and ultimately successful regulatory filings outside of the U.S., our Product Development team also extensively supported our partners Ipsen and Takeda as they navigated regulatory approval pathways for CABOMETYX in their respective territories.

•

Business Operations: Our successful business execution in 2020 would not have been possible without the talent and hard work of the employees that were sourced and integrated by a Human Resources team focused on our critical mission to expand the organization with talented new employees. While relying on an entirely remote interview and integration process, in just one year we grew our employee base by 25% and maintained a turnover rate that was consistently below average for the U.S. life sciences industry generally, as well as for life sciences companies located in Northern California, despite the fierce competition for biotechnology employees and many people choosing to move out of the San Francisco Bay Area following the onset of the COVID-19 pandemic. Throughout the year, our Business Operations team remained highly focused on plans to safely return our growing employee population to the office following the ongoing pandemic. While the state and county mandated shelter-in-place order in the first quarter of 2020 resulted in the delay of construction activity for all of our buildings, the delays proved to be inconsequential for the business due to our remote work policy implemented in March 2020 to protect the health and safety of our employees. Nonetheless, our Business Operations team continued to work closely with our landlords and contractors throughout the year and by year-end achieved all construction related objectives included in our 2020 corporate goals.

Following its evaluation, the Compensation Committee concluded that 2020 was a year of meaningful accomplishments. In appropriate circumstances, the Compensation Committee exercised its discretion to acknowledge progress made toward achievement of certain performance targets that, due to the COVID-19 pandemic and related market conditions, were rendered impossible or impractical to fully achieve during 2020. As a reflection of these considerations, the Compensation Committee set the bonus payout for the corporate performance metric at 120% of the target incentive amount, which exceeded the achievement reflected in the table below by 12%.

2021 Proxy Statement 57

PERFORMANCE OBJECTIVES	ACHIEVEMENTS	TARGET %	ACHIEVEMENT %

Discovery
Target (100%): Submit IND applications to FDA for two of three lead product candidates Maximum (150%): Submit and receive notification of acceptance of IND for three lead product candidates	›› Submitted IND for XL102. ›› Submitted IND for XB002 (March 2021).	10%	7.5%
Target (100%): Advance one internally developed and one partnered program to Development Candidate status (DC) Maximum (150%): Advance two internally developed and two partnered programs to DC status	›› Declared XL265, XL114 and one additional internal compound DCs.	7%	9%
Target (100%): Advance four early stage partnered programs with Aurigene to lead optimization decision Maximum (150%): Advance one additional partnered program to DC status	›› Advanced three programs into lead optimization decision and progressed one additional program toward lead optimization decision.	3%	2%

Business/Corporate Development
Target (100%): Acquire or in-license one clinical -stage asset Maximum (150%): Acquire or in-license two clinical -stage assets or one clinical -stage asset with near-term market entry and a target threshold for peak sales	›› Executed a collaboration and license agreement with NBE and Catalent to discover and develop ADCs. ›› Executed transactions with Adagene and WuXi (January and March 2021, respectively). ›› Progressed numerous clinical-stage business development projects to term sheet status.	10%	0%

Product Development and Medical Affairs
Target (100%): Achieve and manage disclosure of results for five key clinical trials evaluating cabozantinib Maximum (150%): Achieve and manage disclosure of results for three additional key clinical trials evaluating cabozantinib where results are event-based	›› Top-line results from CheckMate -9ER and COSMIC-311. ›› Presented data from COSMIC-021 cohorts (CRPC, Bladder, NSCLC, clear cell RCC and non-clear cell RCC) and CheckMate 040 at various medical conferences. ›› Top-line results from CANTATA. ›› Top-line results from EXAMINER (February 2021).	16%	23.5%
Target (100%): Complete trial enrollment of COSMIC-312 and currently existing cohorts of COSMIC-021 Maximum (150%): Complete trial enrollment of COSMIC-311 by year end and COSMIC-312 by the second quarter of 2020	›› Completed enrollment of COSMIC-312 based on original protocol in June 2020. ›› Near complete enrollment of COSMIC-021. ›› Stopped enrollment of COSMIC-311 (due to positive efficacy).	6%	8.5%
Target (100%): Initiate three CONTACT pivotal trials Maximum (150%): Initiate three CONTACT pivotal trials during the first half of 2020	›› Initiated CONTACT-01 and CONTACT-02 in June 2020. ›› Initiated CONTACT-03 (July 2020).	5%	7%
Target (100%): Advance enrollment of COSMIC-313 by initiating 95% of planned countries and sites and initiate combination cohorts of phase 1 XL092 clinical trial Maximum (150%): Enroll 629 patients in COSMIC-313	›› Enrolled 745 patients in COSMIC-313, following activation of 100% of planned countries and 97% of sites. ›› Initiated XL092 combination cohorts with atezolizumab.	6%	9%

58 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

PERFORMANCE OBJECTIVES	ACHIEVEMENTS	TARGET %	ACHIEVEMENT %
Target (100%): File sNDA for CABOMETYX as a first-line treatment for patients with advanced RCC by the end of the third quarter of 2020 Maximum (150%): File sNDA for CABOMETYX as a first-line treatment for patients with advanced RCC by August 2020	›› Filed sNDA for CABOMETYX for first-line advanced RCC in August 2020.	5%	7.5%
Target (100%): Support cabozantinib worldwide regulatory filings by collaboration partners	›› Supported Ipsen’s worldwide CABOMETYX regulatory approvals, including its application to the EMA for the combination of CABOMETYX and OPDIVO in RCC. ›› Assisted Takeda with its applications to the Japanese MHLW for approvals of CABOMETYX in HCC and RCC (in combination with OPDIVO).	1%	1%
Target (100%): Ensure continuous process improvements to enable expeditious and compliant trial execution	›› Completed extensive process and technology improvements and upgrades for key clinical trial systems. ›› Grew and restructured the Product Development organization commensurate with the expanding number and scope of development programs. ›› Identified and integrated key informatic/analytics leader into the Product Development organization.	1%	1%

Commercial
Target (100%): Meet cabozantinib franchise net product revenue target established by the Board Maximum (150%): Exceed 105% of cabozantinib franchise net product revenue target established by the Board	›› Generated cabozantinib franchise net product revenues of $741.6 million.	15%	15%
Target (100%): Achieve launch readiness by October 2020 for CABOMETYX in first-line RCC Maximum (150%): Execute organizational planning and launch readiness for all potential future indications in 2021 and beyond	›› Commercial organization achieved launch readiness in August 2020. ›› Completed broad commercial reorganization to facilitate potential launches in RCC, HCC, mCRPC and DTC.	4%	6%
Target (100%): Provide commercial evaluation and assessment of new assets from strategic and busines development activity and for cabozantinib lifecycle management	›› Conducted strategic evaluations of potential assets identified for acquisition or in-licensing. ›› Supported XL092 strategic planning to enable a robust and broad development plan.	1%	1%

Finance, Legal and Business Operations
Target (100%): Successfully manage the initial stage of the ANDA litigation against MSN Maximum (150%): Early settlement of ANDA litigation against MSN	›› Vigorously prosecuted our ANDA infringement litigation against MSN.	2%	2%
Target (100%): Manage cash balance and operating expenses within budget established by the Board	›› Managed operating expenses to $877.5 million and ended fiscal 2020 with a cash and investments balance of $1.54 billion.	2%	2%
Target (100%): Complete upgrade of SAP to S/4 HANA platform	›› Completed upgrade of SAP to S/4 HANA platform.	1%	1%
Target (100%): Complete build-out of Building 1601 by the first quarter of 2020; substantially advance build-out of Building 1701 and initiate construction on Building 1951	›› Completed build-out of Building 1601 (June 2020). ›› Substantially progressed construction of Building 1701. ›› Initiated construction on Building 1951.	1%	1%

2021 Proxy Statement 59

PERFORMANCE OBJECTIVES	ACHIEVEMENTS	TARGET %	ACHIEVEMENT %
Target (100%): Achieve year-end headcount of 769 full-time employees (FTEs) Maximum (150%): Achieve an overall turnover rate of less than 10%	›› Achieved headcount of 773 FTEs. ›› Achieved annual overall turnover rate of 10.6%.	2%	2%
Target (100%): Integrate and implement compliance into all aspects of organizational activities	›› Completed all planned monitoring activities, as adjusted for COVID-19 restrictions. ›› Compliance programs operated effectively across the enterprise, with appropriate monitoring and oversight.	1%	1%
Target (100%): Build Exelixis brand recognition within U.S. Government to support our business and the interests of patients	›› Conducted bi-partisan engagement with Congress, resulting in positive associations with the Exelixis brand. ›› Participated in development of academic white paper focused on the disparate impact of the 340B drug discount program on small to mid-size innovative drug companies.	1%	1%
		100%	108%

Individual Performance Assessments of our Named Executive Officers other than the CEO

The Compensation Committee also recognized the individual contributions of each Named Executive Officer, other than Dr. Morrissey, toward achievement of the 2020 corporate goals. In evaluating the individual contributions of each Named

Executive Officer, the Compensation Committee determined that all Named Executive Officers performed above expectations and considered the following contributions from each in such determination:

››

Dr. Schwab’s overall leadership of our product development and medical affairs organizations and her performance with respect to the achievement of our product development goals in 2020, particularly regarding: the filing of the sNDA for CABOMETYX in combination with OPDIVO as a treatment for patients with advanced RCC under the FDA’s Real-Time Oncology Review pilot program; achievement of positive top-line results for COSMIC-311; the initiation of CONTACT-01, CONTACT-02 and CONTACT-03 and management of other potentially label-enabling clinical trials, including COSMIC-312, COSMIC-313 and COSMIC-021; support of cabozantinib worldwide regulatory filings by collaboration partners; and the oversight of a rapidly growing Product Development organization. The Compensation Committee gave specific weight to the criticality of Dr. Schwab’s performance with respect to the management of our clinical trial programs during the COVID-19 pandemic and their strategic importance to the continued success of the Exelixis business.

››

Mr. Senner’s overall leadership of our finance organization and his performance with respect to the achievement of our financial goals in 2020, particularly regarding: our disciplined expense management; his role in positioning the company to be able to execute on future strategic initiatives; and the successful upgrade of our SAP system to the S/4 HANA platform. The Compensation Committee also considered the expansion of Mr. Senner’s responsibilities to lead the Information Technology organization and implement initiatives to further enhance our technology infrastructure.

››

Mr. Hessekiel’s overall leadership of our legal and compliance organizations and his performance with respect to the achievement of our business and legal goals in 2020, particularly regarding: the growth in the volume and complexity of our business agreements and arrangements; the rapid adjustments made to our compliance program in order to maintain an effective oversight function following the evaluation of new methods of interactions with healthcare professionals due to the COVID-19 pandemic; and our level of organizational preparedness for potential shifts in healthcare regulations applicable to our business.

››

Mr. Haley’s overall leadership of our Commercial organization and his performance with respect to the achievement of our commercial goals in 2020, particularly regarding: the continued strong CABOMETYX demand in 2020 and building the brand into the leading second line agent in RCC despite increased competition in the indications for which CABOMETYX is approved; early achievement of launch readiness for CABOMETYX in combination with OPDIVO as a treatment for first-line advanced RCC; and the reorganization of the Commercial team to achieve scalability for future potential launches in RCC, HCC, mCRPC and DTC.

60 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

In consideration of the foregoing, in February 2021, the Compensation Committee approved annual cash bonus payments for each Named Executive Officer as reflected in the table below.

Name	2020 Base Salary	2020 Target Award (%)	2020 Corporate Performance Weighting (%)	2020 Approved Corporate Performance (%)	2020 Individual Performance Weighting (%)	2020 Individual Performance (%)	2020 Annual Cash Bonus Payout (% of Target Award)	2020 Annual Cash Bonus Payout ($)

Michael M. Morrissey, Ph.D.	$1,067,997	100%	100%	120%	N/A	N/A	120%	$1,281,596

Gisela M. Schwab, M.D.	$750,257	60%	70%	120%	30%	200%	144%	$648,222

Christopher J. Senner	$653,189	50%	70%	120%	30%	135%	125%	$406,610

Jeffrey J. Hessekiel, J.D.	$580,384	50%	70%	120%	30%	100%	114%	$330,819

Patrick J. Haley	$510,000	50%	70%	120%	30%	100%	114%	$290,700

2020 Long-Term Incentive Awards

Consistent with our goal to align executive compensation with performance that advances our critical business objectives, a significant portion of the Named Executive Officers’ total compensation typically has consisted of, and is expected to continue to consist of, equity-based awards. In evaluating the mix of equity awards for 2020, the Compensation Committee considered market trends, as well as feedback from stockholders and proxy advisory firms, and determined that an entirely performance-based program consisting solely of PSUs would be the most appropriate incentive structure for our Named Executive Officers to reward performance over time and achieve our retention objectives.

Determination of September 2020 Performance Target for Long-Term Incentive Awards

The Compensation Committee seeks to develop long-term incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to build value for our stockholders. Accordingly, the PSUs granted to Named Executive Officers in 2020 vest upon or following achievement of the following performance targets:

2020 PSU Grant #1

positive top-line results of one or more clinical trials evaluating a product for which we own, or have licensed to a collaboration partner, development or commercialization rights, that provides data that can reasonably support regulatory evaluation of safety and efficacy to determine the risk/benefit profile of the product

2020 PSU Grant #2

the approval by the FDA for the commercial sale and marketing of one or more products for which we own, or have licensed to a collaboration partner, development or commercialization rights, in one or more new indications or an indication for which the product has previously received FDA approval, if such product is intended to treat a new, additional or expanded set of patients or is part of a combination therapy

The Compensation Committee selected these performance targets because they represent the most critical business objectives for which the Named Executive Officers are responsible, thereby linking executive compensation with our long-term growth strategy.

For each 2020 PSU award, the Named Executive Officers are eligible to vest up to a maximum of 200% of the target number of shares of Exelixis common stock subject to the PSU award. Failure to achieve a performance target by December 31, 2024 will result in forfeiture of 100% of the applicable 2020 PSU award.

2021 Proxy Statement 61

Vesting Percentage of Performance

0%	50%	100%	150%		200%

Failure to Achieve: Achievement on or after January 1, 2025	Threshold Achievement: Achievement with respect to one performance target on or before December 31, 2024	Target Achievement: Achievement with respect to two performance targets on or before December 31, 2024	Partial Over Achievement: Achievement with respect to three performance targets on or before December 31, 2024	Early Achievement: Achievement with respect to at least two performance targets on or before December 31, 2022	Over Achievement: Achievement with respect to more than three performance targets on or before December 31, 2024

Upon achievement of a performance target, the Compensation Committee will certify the applicable level of achievement and determine the number of shares that are entitled to vest based on such achievement, which will be equal to the target number of shares subject to the applicable 2020 PSU award multiplied by the applicable vesting percentage (“2020 PSU Certified Shares”). Each 2020 PSU award will vest as to 50% of the 2020 PSU Certified Shares upon the Compensation Committee’s certification that we have achieved the performance goal and 50% of the 2020 PSU Certified Shares on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification.

Potential PSU Payouts

(% of Target)

Vesting of these PSUs will cease upon termination of service as an employee for any reason. Pursuant to the terms of the award agreements, following certain change in control events wherein the PSU awards are assumed by the surviving entity, the PSU awards will convert to time-based vesting, as though the target number of shares subject to each PSU award had been subject to a vesting schedule pursuant to which the shares would have vested annually over a four-year period following the grant date (with any portion that would have vested on or prior to the change in control event under such vesting schedule becoming vested on the date of the change in control event and any portion that is unvested following the date of the change in control event vesting in accordance with such vesting schedule). The purpose of this conversion feature is to account for the fact that the goal may not be achievable in the context of the newly formed organization. In addition, the Named Executive Officers are party to our Change in Control and Severance Benefit Plan, which provides for acceleration of vesting of the award in the event of certain specified change in control events involving us, as further described under the caption “Potential Payments Upon Termination or Change in Control” below.

Determination of Long-Term Incentive Awards

When determining the appropriate value of equity incentive awards, the Compensation Committee asked Radford to provide guidance with respect to implementing a program that would incentivize our Named Executive Officers to achieve key company priorities and increase stockholder value over the long-term, while maintaining competitive market practices and being mindful of the company’s equity burn rate.

62 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

As part of the decision-making process, the Compensation Committee considered the challenges of managing a rapidly expanding organization, as well as our need to retain a cohesive management team to facilitate the achievement of product development and pipeline expansion objectives, while supporting the continued commercial success of CABOMETYX, that would position the company for future success. The Compensation Committee also believed it was important that the value of the equity awards continue to reflect the individual performance of each Named Executive Officer during the fiscal year to date and the criticality of each Named Executive Officer’s skill set and expected future contributions to our business. Taking these factors into consideration and applying Radford’s market analysis of long-term incentive compensation of our Named Executive Officers compared to our 2020 peer group, the Compensation Committee determined that the aggregate value of the equity awards granted to each of our Named Executive Officers should be between the 50th and 75th percentile of market peers and approved the aggregate grant amounts to the Named Executive Officers summarized in the table below. The actual number of PSUs granted to each executive officer was determined by dividing the value the Compensation Committee intended to deliver by the 30-day average trailing stock price (as of July 31, 2020), and this number of PSUs was then allocated equally between Performance Target #1 (Positive Top-Line Results) and Performance Target #2 (Regulatory Approvals). A 30-day average share price was used, rather than a single day share price, in order to provide a more stabilized share value less susceptible to possible swings in the market.

Name	Number of Shares Subject to 2020 PSUs – Threshold Achievement	Number of Shares Subject to 2020 PSUs – Target Achievement	Number of Shares Subject to 2020 PSUs – Partial Over Achievement	Number of Shares Subject to 2020 PSUs – Early/ Over Achievement	Maximum Number of Shares Subject to 2020 PSUs
Michael M. Morrissey, Ph.D.	188,005	376,010	564,015	752,020	752,020
Gisela M. Schwab, M.D.	65,135	130,270	195,405	260,540	260,540
Christopher J. Senner	65,135	130,270	195,405	260,540	260,540
Jeffrey J. Hessekiel, J.D.	57,900	115,800	173,700	231,600	231,600
Patrick J. Haley	57,900	115,800	173,700	231,600	231,600

Promotion Grant to Mr. Haley

In February 2020, Mr. Haley was promoted to Executive Vice President, Commercial. In connection with Mr. Haley’s promotion, the Compensation Committee granted him a time-based RSU award for 35,000 shares having a target award value of $650,300. Mr. Haley’s RSUs will vest as to 25% of the original number of shares subject to his RSU award on each May 15th with a final vesting date of May 15, 2024. Vesting of these RSUs will cease upon Mr. Haley’s termination of service for any reason.

2018 Long-Term Incentive Awards Achievements

In 2018, the Compensation Committee granted PSUs to Named Executive Officers allocated among five separate awards that only vest upon the achievement of certain commercial, clinical development and pipeline expansion performance targets.

On September 2, 2020, the Compensation Committee certified the achievement of 2018 PSU Grant #3, which was one of the two clinical development performance goals established for the 2018 PSU awards. Upon such certification, the PSUs vested as to 50% of the original number of shares subject to the award. The remaining 50% of the original number of shares subject to the award will vest on November 15, 2021. The following chart reflects the pre-established clinical development performance target and the actual results achieved.

2018 PSU Grant #	Business Focus	Pre-Established Performance Target	Achievement

3	Clinical Development	Initiation of 4 label-enabling clinical trials evaluating cabozantinib alone or in combination with another therapy, in each case sponsored by Exelixis or one or more collaborators	COSMIC-313 Initiated May 2019 PDIGREE initiated June 2019 CONTACT-01 initiated June 2020 CONTACT-02 initiated June 2020

2021 Proxy Statement 63

2019 Long-Term Incentive Awards Achievements

In 2019, the Compensation Committee granted PSUs to the Named Executive Officers that only vest upon the achievement of regulatory approval of a product in the U.S. On October 22, 2020, following the FDA’s approval of cobimetinib in combination with atezolizumab and vemurafenib as a treatment for patients with BRAF V600 melanoma, the Compensation Committee certified the early achievement of the 2019 PSU award, representing 150% of the target amount of shares subject to the award. Cobimetinib, which our collaboration partner Genentech commercializes as COTELLIC and which we co-promote in the U.S., is one of the four products discovered previously in Exelixis laboratories, that has progressed through clinical development and received regulatory approval. Upon certification of such early achievement by the Compensation Committee, the 2019 PSU award vested as to 75% of the target number of shares subject to the award. An additional 75% of the target number of shares subject to the award will vest on November 15th, 2021 based on such early achievement.

Other Compensation Information

Timing of Equity Awards

Annual grants of equity awards to our executive officers, including our Named Executive Officers, are generally determined and approved at pre-scheduled Compensation Committee meetings, with such meeting date typically serving as the grant date. However, the Compensation Committee may sometimes approve the grant of equity awards to executive officers and other employees in advance of its next scheduled meeting, either at a special meeting or by unanimous written consent, in connection with certain new hires, promotions and other circumstances where the Compensation Committee deems it appropriate to make such grants. The grant dates for these equity awards are typically the same date that a newly hired officer begins employment or the effective date of an officer’s promotion, as applicable. Grants made to new hires below the level of Vice President, are approved on a monthly basis by our Equity Award Committee, comprised solely of Dr. Morrissey, acting in his capacity as a director pursuant to authority delegated to him by the Compensation Committee. All stock options are granted with an exercise price that is not less than the closing price of our common stock on The Nasdaq Global Select Market on the grant date. We have no plan or practice to time option grants in coordination with the release of non-public information, and we do not time the release of non-public information to affect the value of executive compensation.

Stock Ownership Guidelines for Named Executive Officers

The Board maintains Stock Ownership Guidelines for our Named Executive Officers in order to further align their financial interests with those of our stockholders, as well as to promote sound corporate governance. For our Names Executive Officers, we amended our Stock Ownership Guidelines in February 2021 to establish the following ownership targets:

Position	Ownership Level

Chief Executive Officer	Value equivalent to 5 times annual base salary

Other Named Executive Officers	Value equivalent to 3 times annual base salary

These new ownership targets represent increases from the prior targets of, for the Chief Executive Officer, the lesser of the value equivalent to 5 times the annual base salary or 160,000 shares, and for other Named Executive Officers, the lesser of the value equivalent to 1.5 times annual base salary or 25,000 shares. All Named Executive Officers are expected to achieve their stock ownership targets within five years of becoming subject to these guidelines. The policy includes procedures for granting exemptions in the case of severe financial hardship. In determining ownership levels for each Named Executive Officer under our Stock Ownership Guidelines, credit is provided for shares held outright (including shares owned through trusts, our 401(k) Plan, or by a spouse), as well as 50% of the number of vested, but unexercised, stock options. No credit is provided for RSUs or PSUs until they vest. The values for all shares determined to be held by Named Executive Officers are based on the 200-day average stock price as of the measurement date. As of February 5, 2021, all of our Named Executive Officers had met the required ownership targets.

64 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Clawback Policy

We are dedicated to maintaining a culture of high integrity and accountability, and to discourage conduct harmful to our business and the interests of our various stakeholders. In response to this dedication, we adopted a Clawback Policy that applies to all forms of compensation, except base salary, granted after the adoption of the Clawback Policy. A triggering event under the Clawback Policy shall occur when a covered employee (which includes all Named Executive Officers):

For clarity, “material harm” includes, but is not limited to, the requirement to prepare an accounting restatement for any fiscal quarter or year commencing after adoption of the Clawback Policy due to our material noncompliance with any financial reporting requirement. If triggered, then to the fullest extent permitted by law, we may recoup all variable compensation granted or paid to the covered employee during each fiscal year in which the covered employee’s “misconduct” occurred.

Accounting and Tax Considerations

Under FASB ASC 718, we are required to estimate and record an expense for each award of equity compensation (including stock options, RSUs and PSUs) over the vesting period of the award. As long as stock options, RSUs and PSUs remain the sole components of our long-term compensation program, we expect to record stock-based compensation expense on an ongoing basis according to ASC 718. Compensation expense relating to awards subject to performance conditions is recognized if it is probable that the performance goals will be achieved. The probability of achievement of such goals is assessed on a quarterly basis. The Compensation Committee has considered, and may in the future consider, the grant of restricted stock to our executive officers in lieu of stock option grants, RSU and/or PSU awards.

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Named Executive Officers in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the company’s business needs.

Compensation Policies and Practices as They Relate to Risk Management

In 2020, the Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks. In connection with its evaluation, the Compensation Committee considered, among other things, the structure, philosophy and design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may calibrate or balance potential risk-taking incentives. Based on this assessment, the Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

2021 Proxy Statement 65

Summary of Compensation

The following table shows for the fiscal years ended January 1, 2021, January 3, 2020 and December 28, 2018 (referred to as fiscal 2020, fiscal 2019 and fiscal 2018, respectively), compensation awarded to, paid to or earned by our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers in 2020, which we refer to as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year (1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)		Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)	Total ($)

Michael M. Morrissey, Ph.D.	2020	1,058,216	128,159	—		—	1,153,437	10,000	2,349,812
President and Chief	2019	1,005,201	—	—		—	1,118,854	8,500	2,132,555
Executive Officer	2018	945,080	—	—		3,111,403	1,000,000	8,500	5,064,983

Gisela M. Schwab, M.D.	2020	744,044	37,813	—		—	610,409	10,000	1,402,266
President, Product Development	2019	710,751	—	—		—	409,231	8,500	1,128,482
and Medical Affairs and Chief	2018	672,301	—	—		1,227,500	466,156	8,500	2,374,457
Medical Officer

Christopher J. Senner	2020	648,358	27,434	—		—	379,176	10,000	1,064,968
Executive Vice President and	2019	622,866	—	—		—	310,893	8,500	942,259
Chief Financial Officer	2018	594,740	—	—		1,227,500	338,074	8,500	2,168,814

Jeffrey J. Hessekiel, J.D.	2020	576,091	24,376	—		—	306,443	10,000	916,910
Executive Vice President and	2019	553,934	—	—		—	276,240	8,500	838,674
General Counsel	2018	531,880	—	—		1,227,500	301,836	8,500	2,069,716

Patrick J. Haley	2020	500,953	21,420	763,000	(7)	—	269,280	10,000	1,564,653
Executive Vice President,
Commercial

(1)	The compensation reflected in the Summary Compensation Table reflects a 52-week period for fiscal 2020, a 53-week period for fiscal 2019 and a 52-week period for fiscal 2018.

(2)

The amount in this column represents the amount actually earned by each Named Executive Officer for the indicated fiscal year. For information regarding 2020 base salaries, please see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Base Salaries.”

(3)

The amounts in this column represents the discretionary portion of the cash bonuses awarded under our Annual Cash Bonus Plan for fiscal 2020. For a description of the company’s Annual Cash Bonus Plan for fiscal 2020 and the discretion applied, see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Annual Cash Bonuses—2020 Performance Evaluation” above.

(4)

Amounts shown in this column reflect the aggregate grant date fair value in the indicated fiscal year for the RSU and PSU awards as computed in accordance with FASB ASC 718. Other than as reflected in footnote 7 to the Summary Compensation Table, there were no time-based RSUs granted to the Named Executive Officers in fiscal 2020, fiscal 2019 or fiscal 2018. With respect to PSU awards granted to the Named Executive Officers during fiscal 2020, the grant date fair values, as computed in accordance with FASB ASC 718, excluding the estimate of estimated forfeitures, and presented in the table above, are based upon the then-probable outcome of the performance conditions, which was $0 for each Named Executive Officer. Assuming “Threshold Achievement” (i.e. “Threshold Payout”), “Target Achievement” (i.e. “Target Payout”) and “Over Achievement” or “Early Achievement” (i.e. ”Maximum Payout”) of the performance conditions for the PSU awards granted to each Named Executive Officer during fiscal 2020, and in each case other than Dr. Morrissey, assuming a closing stock price of $21.73 per share of our common stock on the September 11, 2020 grant date (and for Dr. Morrissey, assuming a closing stock price of $21.83 per share of our common stock on the October 22,

66 Exelixis, Inc.

Compensation of Executive Officers | Summary of Compensation

2020 grant date) and excluding estimates of forfeiture, the values of the PSU awards granted to each Named Executive Officer during fiscal 2020 at the grant date were as follows:

Name and Principal Position	Threshold Payout of PSUs Granted in 2020 ($)	Target Payout of PSUs Granted in 2020 ($)	Maximum Payout of PSUs Granted in 2020 ($)

Michael M. Morrissey, Ph.D.	4,104,149	8,208,298	16,416,597

Gisela M. Schwab, M.D.	1,415,384	2,830,767	5,661,534

Christopher J. Senner	1,415,384	2,830,767	5,661,534

Jeffrey J. Hessekiel, J.D.	1,258,167	2,516,334	5,032,668

Patrick J. Haley	1,258,167	2,516,334	5,032,668

For a description of the PSU awards granted during fiscal 2020, see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Long-Term Incentive Awards” above.

With respect to PSU awards granted to the Named Executive Officers during fiscal 2019, the grant date fair values, as computed in accordance with FASB ASC 718, excluding the estimate of estimated forfeitures, and presented in the table above, are based upon the then-probable outcome of the performance conditions, which was $0 for each Named Executive Officer. Assuming “Target Achievement” (i.e. “Target Payout”) and “Over Achievement” (i.e. “Maximum Payout”) of the performance conditions for the PSU awards granted to each Named Executive Officer during fiscal 2019, and in each case assuming a closing stock price of $19.56 per share of our common stock on the September 20, 2019 grant date and excluding estimates of forfeiture, the values of the PSU awards granted to each Named Executive Officer other than Mr. Haley during fiscal 2019 at the grant date were as follows:

Name and Principal Position	Target Payout of PSUs Granted in 2019 ($)	Maximum Payout of PSUs Granted in 2019 ($)

Michael M. Morrissey, Ph.D.	8,774,107	17,548,215

Gisela M. Schwab, M.D.	2,788,982	5,577,964

Christopher J. Senner	2,324,139	4,648,278

Jeffrey J. Hessekiel, J.D.	2,324,139	4,648,278

With respect to PSU awards granted during fiscal 2018, the grant date fair values, as computed in accordance with FASB ASC 718, excluding the estimate of estimated forfeitures, and presented in the table above, are based upon the then-probable outcome of the performance conditions, which was $0 for each Named Executive Officer. Assuming achievement of the target level of the performance conditions for the PSU awards granted to each Named Executive Officer during fiscal 2018 (which was also the maximum level of performance), and assuming a closing stock price of $18.80 per share of our common stock on the September 10, 2018 grant date and excluding estimates of forfeiture, the values of the PSU awards granted to each Named Executive Officer other than Mr. Haley during fiscal 2018 at the grant date were as follows:

Name and Principal Position	Target/Maximum Payout of PSUs Granted in 2018 ($)

Michael M. Morrissey, Ph.D.	2,912,552

Gisela M. Schwab, M.D.	1,221,398

Christopher J. Senner	1,221,398

Jeffrey J. Hessekiel, J.D.	657,680

(5)

Amounts shown in this column do not reflect compensation actually received or amounts that may be realized in the future by the Named Executive Officers. The amounts shown reflect the aggregate grant date fair value in the indicated fiscal years for option awards as computed in accordance with FASB ASC 718. The assumptions used to calculate the value of option awards are set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2021, submitted to the SEC on February 10, 2021. With respect

2021 Proxy Statement 67

to the performance-based option award granted to Dr. Morrissey during fiscal 2018, the grant date fair value, as computed in accordance with FASB ASC 718 and presented in the table above, is based upon the then-probable outcome of achieving the market performance condition and excluding estimates of forfeiture. There can be no assurance that the stock option awards will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the FASB ASC 718 value shown in this column.

(6)

The amounts in this column represent the portion of the cash bonuses awarded under our Annual Cash Bonus Plan that was based on the Compensation Committee’s assessment of the achievement of pre-determined corporate goals.

(7)

Amounts shown reflect the grant date fair value of the time-based RSU award granted to Mr. Haley in connection with his promotion to Executive Vice President, Commercial as computed in accordance with FASB ASC 718. The grant date fair value of the RSU award was measured based on the closing price of $21.80 per share of our common stock on the February 19, 2020 grant date.

68 Exelixis, Inc.

Compensation of Executive Officers | Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table shows for the fiscal year ended January 1, 2021, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2020

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units ($)(2)	Grant Date Fair Value of Stock Awards ($)(3)

	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Michael M. Morrissey, Ph.D.
	10/22/2020	10/22/2020				94,002	188,005	(4)	376,010	(4)		—
	10/22/2020	10/22/2020				94,002	188,005	(5)	376,010	(5)		—
	N/A	N/A	—	1,067,997	1,553,936
Gisela M. Schwab, M.D.
	09/11/2020	09/02/2020				32,567	65,135	(4)	130,270	(4)		—
	09/11/2020	09/02/2020				32,567	65,135	(5)	130,270	(5)		—
	N/A	N/A	—	450,154	728,575
Christopher J. Senner
	09/11/2020	09/02/2020				32,567	65,135	(4)	130,270	(4)		—
	09/11/2020	09/02/2020				32,567	65,135	(5)	130,270	(5)		—
	N/A	N/A	—	326,595	528,593
Jeffrey J. Hessekiel, J.D.
	09/11/2020	09/02/2020				28,950	57,900	(4)	115,800	(4)		—
	09/11/2020	09/02/2020				28,950	57,900	(5)	115,800	(5)		—
	N/A	N/A	—	290,192	469,676
Patrick J. Haley
	02/19/2020	02/19/2020									35,000	763,000
	09/11/2020	09/02/2020				28,950	57,900	(4)	115,800	(4)		—
	09/11/2020	09/02/2020				28,950	57,900	(5)	115,800	(5)		—
	N/A	N/A	—	255,000	412,718

(1)

The dollar amount represents the target and maximum amounts of each Named Executive Officer’s potential annual cash bonus award pursuant to our Annual Cash Bonus Plan for the fiscal year ended January 1, 2021. The amounts shown under “Target” reflects the applicable target payment under the Annual Cash Bonus Plan if (i) we achieved 100% of the pre-determined 2020 corporate goals established by the Compensation, and (ii) as applicable, each Named Executive Officer’s individual performance percentage was assessed at 100% by the Compensation Committee with respect to his or her contributions toward the achievement of our corporate goals. The amounts shown under “Maximum” reflects the applicable maximum payment under the Annual Cash Bonus Plan if (i) we achieved 145.5% of the pre-determined 2020 corporate goals established by the Compensation Committee, and (ii) as applicable, each Named Executive Officer’s individual performance percentage was assessed at 200% by the Compensation Committee with respect to his or her contributions toward the achievement of our corporate goals and the departmental achievements in each Named Executive Officer’s area of responsibility that drove the achievement of such corporate goals; provided, however, that neither the corporate performance percentage nor the individual performance percentage may exceed 200% in any given year. There is no threshold or minimum possible payment under the Annual Cash Bonus Plan. For more information regarding our Annual Cash Bonus Plan, please see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Annual Cash Bonuses” above.

(2)

The RSU award was granted pursuant to our 2017 Plan. The RSU award will vest as to 1/4th of the shares subject to the RSU award on May 15, 2021 and thereafter as to 1/4th of the number of shares subject to the RSU award on each May 15th until fully vested.

(3)

Amounts shown in this column do not reflect compensation actually received or amounts that may be realized in the future by the Named Executive Officers. The amounts shown in this column reflect the aggregate grant date fair value in fiscal year 2020 for the RSU and PSU awards as computed in accordance with FASB ASC 718. The assumptions used to calculate the grant date fair value of the PSU awards are set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2021, submitted to the SEC on February 10, 2021. The grant date fair values of the PSU awards, as computed in accordance with FASB ASC 718, granted to each Named Executive Officer presented in the table above are based upon the then-probable outcome of the performance conditions, which was $0 for each Named

2021 Proxy Statement 69

Executive Officer. For additional information regarding the values of the PSU awards granted to each Named Executive Officer during fiscal 2020, see Footnote 5 to the Summary Compensation Table above. The grant date fair value of the RSU award was measured based on the closing price of our common stock on the date of grant.

(4)

The PSU award was granted pursuant to our 2017 Plan. The PSU award will vest as to (i) 50% of the 2020 PSU Certified Shares upon the Compensation Committee’s certification that the company has achieved positive top-line results of one or more clinical trials evaluating a product for which we own, or have licensed to a partner, development or commercialization rights, that provides data that can reasonably support regulatory evaluation of safety and efficacy to determine the risk/benefit profile of the product, and (ii) 50% of the 2020 PSU Certified Shares on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification. Depending on the level of achievement of such performance target, Named Executive Officers are eligible to vest up to a maximum of 200% of the target number of shares of Exelixis common stock subject to the PSU award. For more information regarding the PSUs granted in 2020, please see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Long-Term Incentive Awards” above. Failure to achieve the aforementioned performance target by December  31, 2024 will result in forfeiture of 100% of the PSU award, and vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

(5)

The PSU award was granted pursuant to our 2017 Plan. The PSU award will vest as to (i) 50% of the 2020 PSU Certified Shares upon the Compensation Committee’s certification that the company has obtained approval by the FDA for the commercial sale and marketing of one or more products for which we own, or have licensed to a partner, development or commercialization rights, in one or more new indications or an indication for which the product has previously received FDA approval, if such product is intended to treat a new, additional or expanded set of patients or is part of a combination therapy, and (ii) 50% of the 2020 PSU Certified Shares on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification. Depending on the level of achievement of such performance target, Named Executive Officers are eligible to vest up to a maximum of 200% of the target number of shares of Exelixis common stock subject to the PSU award. For more information regarding the PSUs granted in 2020, please see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Long-Term Incentive Awards” above. Failure to achieve the aforementioned performance target by December 31, 2024 will result in forfeiture of 100% of the PSU award, and vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

Compensation Arrangements

Base Salaries. For a description of actions taken by the Compensation Committee with respect to base salaries for our Named Executive Officers for fiscal 2020, please see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Base Salaries ” above.

Annual Cash Bonuses. In 2018, we adopted our Annual Cash Bonus Plan that provides for annual bonus awards based on our corporate performance, including achievement against pre-determined corporate goals and the individual contributions of each Named Executive Officer toward the achievement of such corporate goals. For more information regarding our Annual Cash Bonus Plan, please see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Annual Cash Bonuses” above.

Stock Awards and Option Awards. Our 2017 Plan provides for the grant of RSUs, PSUs and time-based and performance-based stock options to our Named Executive Officers and other employees. In September 2020, we granted PSU awards, which will only vest following our achievement of a certain performance target in line with our longer-term business strategy, to all of our Named Executive Officers. In addition, in February 2020, we granted a time-based RSU award to Mr. Haley. For information regarding PSU and RSU awards granted to the Named Executive Officers in fiscal 2020, including the number of underlying shares and vesting conditions related thereto, please see “Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Long-Term Incentive Awards” above.

Employment Agreements. We have no employment agreements with our Named Executive Officers.

Change in Control and Severance Benefit Plan. Each of our Named Executive Officers participates in our Change in Control and Severance Benefit Plan, a description of which is included below under the heading “Potential Payments Upon Termination or Change in Control.”

Other Compensatory Arrangements. Please see “Compensation Discussion and Analysis—Compensation Elements—Other Compensation” above for a description of other executive compensatory arrangements, including our 401(k) Plan and other benefits.

70 Exelixis, Inc.

Compensation of Executive Officers | Outstanding Equity Awards at Fiscal Year–End

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at January 1, 2021, for the Named Executive Officers.

Outstanding Equity Awards at January 1, 2021

		Option Awards(1)					Stock Awards(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael M. Morrissey, Ph.D.	2/11/2016	150,000			4.20	2/10/2023
	9/26/2016	360,000			15.31	9/25/2023
	10/3/2017	380,000	100,000	(4)	24.41	10/2/2024
	10/3/2017						20,000(5)		401,400
	9/10/2018	173,455	134,910	(6)	18.80	9/9/2025
	9/10/2018						18,591(7)		373,121
	9/10/2018						11,619(8)		233,193
	9/10/2018									23,238	(9)	466,387
	9/10/2018									46,478	(10)	932,813
	9/20/2019						336,431	(12)	6,752,170	224,287	(12)	4,501,440
	10/22/2020									94,002	(13)	1,886,620
	10/22/2020									94,002	(14)	1,886,620
Gisela M. Schwab, M.D.	9/19/2014	200,000			1.70	9/18/2021
	2/5/2015	250,000			1.90	2/4/2022
	9/16/2015	245,000			6.21	9/15/2022
	2/11/2016	75,000			4.20	2/10/2023
	9/22/2016	120,000			14.74	9/21/2023
	10/3/2017	118,750	31,250	(4)	24.41	10/2/2024
	10/3/2017						18,750	(5)	376,313
	9/10/2018	72,738	56,576	(11)	18.80	9/9/2025
	9/10/2018						7,796	(7)	156,466
	9/10/2018						4,873	(8)	97,801
	9/10/2018									9,745	(9)	195,582
	9/10/2018									19,491	(10)	391,184
	9/20/2019						106,940	(12)	2,146,286	71,293	(12)	1,430,851
	9/11/2020									32,567	(13)	653,620
	9/11/2020									32,567	(14)	653,620

2021 Proxy Statement 71

		Option Awards(1)					Stock Awards(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher J. Senner	7/15/2015	120,000			3.66	7/14/2022
	9/16/2015	225,000			6.21	9/15/2022
	9/22/2016	120,000			14.74	9/21/2023
	10/3/2017	98,958	26,042	(4)	24.41	10/2/2024
	10/3/2017						15,625	(5)	313,594
	9/10/2018	72,738	56,576	(11)	18.80	9/9/2025
	9/10/2018						7,796	(7)	156,466
	9/10/2018						4,873	(8)	97,801
	9/10/2018									9,745	(9)	195,582
	9/10/2018									19,491	(10)	391,184
	9/20/2019						89,116	(12)	1,788,558	59,411	(12)	1,192,379
	9/11/2020									32,567	(13)	653,620
	9/11/2020									32,567	(14)	653,620
Jeffrey J. Hessekiel, J.D.	2/10/2014	30,000			7.27	2/9/2021
	2/5/2015	20,000			1.90	2/4/2022
	9/22/2016	97,500			14.74	9/21/2023
	10/3/2017	79,166	20,834	(4)	24.41	10/2/2024
	10/3/2017						12,500	(5)	250,875
	9/10/2018	72,738	56,576	(11)	18.80	9/9/2025
	9/10/2018						4,498	(7)	90,275
	9/10/2018						2,499	(8)	50,155
	9/10/2018									4,998	(9)	100,310
	9/10/2018									9,994	(10)	200,580
	9/20/2019						89,116	(12)	1,788,558	59,411	(12)	1,192,379
	9/11/2020									28,950	(13)	581,027
	9/11/2020									28,950	(14)	581,027
Patrick J. Haley.	9/19/2014	25,000			1.70	9/18/2021
	2/5/2015	60,000			1.90	2/4/2022
	9/16/2015	60,000			6.21	9/15/2022
	2/11/2016	25,000			4.20	2/10/2023
	12/19/2016	50,000			16.29	12/18/2023
	10/3/2017	79,166	20,834	(4)	24.41	10/2/2024
	10/3/2017						12,500	(5)	250,875
	9/10/2018	65,465	50,918	(11)	18.80	9/9/2025
	9/10/2018						4,048	(7)	81,243
	9/10/2018						2,249	(8)	45,137
	9/10/2018									4,498	(9)	90,275
	9/10/2018									8,995	(10)	180,530
	9/20/2019						89,116	(12)	1,788,558	59,411	(12)	1,192,379
	2/19/2020						35,000	(15)	702,450
	9/11/2020									28,950	(13)	581,027
	9/11/2020									28,950	(14)	581,027

(1)

Option awards granted on or after May 18, 2011, and prior to May 28, 2014, were issued under our 2011 Equity Incentive Plan (2011 Plan) and were either subject to time-based vesting or were subject to performance-based vesting and expire seven years from the date of grant or earlier upon

72 Exelixis, Inc.

Compensation of Executive Officers | Outstanding Equity Awards at Fiscal Year–End

termination of continuous service. Option awards granted on or after May 28, 2014, and prior to May 24, 2017, were issued under our 2014 Equity Incentive Plan (2014 Plan) and are either subject to time-based vesting or were subject to performance-based vesting and expire seven years from the date of grant or earlier upon termination of continuous service. Vesting of option awards granted under the 2014 Plan is set forth in the applicable footnote accompanying the entry. Option awards granted pursuant to our 2014 Plan subject to time-based vesting vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. Option awards granted pursuant to our 2014 Plan subject to performance-based vesting are vested in full. Option awards granted on or after May 24, 2017 were issued under our 2017 Plan and are subject to time-based vesting and expire seven years from the date of grant or earlier upon termination of continuous service. Vesting of option awards granted under the 2017 Plan is set forth in the applicable footnote accompanying the entry. Option awards granted pursuant to our 2017 Plan subject to time-based vesting vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. Vesting of all options issued to our Named Executive Officers are subject to acceleration as described under the caption “Potential Payments Upon Termination or Change in Control ” below.

(2)

RSU awards granted on or after May 28, 2014 and prior to May 24, 2017 were issued under our 2014 Plan, and RSU awards granted on or after May 24, 2017 were issued under our 2017 Plan. RSU awards generally vest as to 1/4th of the original number of shares subject to the RSU award on the first established RSU vesting date following the one year anniversary of the grant date and thereafter as to 1/4th of the original number of shares subject to the RSU award on each anniversary of the first established RSU vesting date following the one year anniversary of the grant date, until fully vested. We have established February 15th, May 15th, August 15th and November 15th as quarterly vesting dates. Vested shares will be delivered to the Named Executive Officer on the applicable quarterly vesting date, provided that delivery may be delayed pursuant to the terms of the award agreement. In addition, PSU awards granted pursuant to our 2017 Plan vest based on the achievement of certain performance targets set by the Compensation Committee as described below in Footnotes 7, 8, 9, 10, 12, 13 and 14. Vesting of all RSU awards and PSU awards issued to our Named Executive Officers is subject to acceleration as described under the caption “Potential Payments Upon Termination or Change in Control” below.

(3)	For purposes of determining market value, we assumed a stock price of $20.07, the closing sale price per share of our common stock on December 31, 2020, the last business day of our last fiscal year.

(4)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of October 3, 2021 (assuming that such options are not accelerated).

(5)	RSUs vest as to 1/4th of the original number of shares subject to the RSU award on each November 15th with a final vesting date of November 15, 2021 (assuming that such RSUs are not accelerated).

(6)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of September 10, 2022 (assuming that such options are not accelerated). The option became exercisable upon the achievement of the performance condition that required the closing market price of our common stock to be equal to or greater than 125% of the exercise price of the option over a period of at least 30 consecutive calendar days.

(7)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has achieved a net product revenue target over four consecutive fiscal quarters, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). On December 4, 2019, the Compensation Committee convened to determine that the net product revenue target over four consecutive fiscal quarters had been achieved during the three months ended September 27, 2019, resulting in the immediate vesting of 50% of the PSU award, and the remaining 50% vested on February 15, 2021 (reported in the table as unvested, since such PSUs were still unvested as of January 1, 2021).

(8)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has initiated a target number of potentially label-enabling clinical trials for cabozantinib (both alone or in combination with another therapy), and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). On September 2, 2020, the Compensation Committee convened to determine that the target number of potentially label-enabling clinical trials had been achieved, resulting in the immediate vesting of 50% of the PSU award, and the remaining 50% (reported in the table) will vest on November 15, 2021 (assuming such PSUs are not accelerated).

(9)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has achieved either (x) full target enrollment, as specified in the applicable clinical trial protocol, or (y) positive top-line results, in each case with respect to a target number of potentially label-enabling clinical trials for cabozantinib (both alone or in combination with another therapy), and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). On February 3, 2021, the Compensation Committee convened to determine that full target enrollment and/or positive top-line results from the target number of potentially label-enabling clinical trials had been achieved, resulting in the immediate vesting of 50% of the PSU award, and the remaining 50% (reported in the table) will vest on February 15, 2022 (assuming such PSUs are not accelerated); however, because the Compensation Committee had not yet certified the achievement of the performance criteria as of January 1, 2021, this PSU award is reported as “unearned” in the table above.

(10)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that a target number of IND applications have become effective with respect to product candidates that have either (x) been discovered by Exelixis or (y) in-licensed or acquired by Exelixis, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award.

2021 Proxy Statement 73

(11)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of September 10, 2022 (assuming that such options are not accelerated).

(12)

PSUs vest as to (i) 50% of the number of shares subject to the award that are entitled to vest based upon the Compensation Committee’s certification that the company has obtained approval by the FDA for the commercial sale and marketing of one or more products for which we hold, or have licensed to a partner, development and commercialization rights in the U.S. in one or more new indications, on the date of such certification, and (ii) 50% of the number of shares subject to the award that are entitled to vest based on such certification on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). On October 22, 2020, the Compensation Committee convened to determine that certain performance criteria had been achieved early, resulting in the immediate vesting of 75% of the target number of shares subject to the PSU award, and an additional 75% of the target number of shares subject to the PSU award (reported in the table) will vest on November 15, 2021 (assuming such PSUs are not accelerated). On February 3, 2021, the Compensation Committee convened to determine that the maximum performance criteria had been achieved, resulting in the immediate vesting of an additional 25% of the target number of shares subject to the PSU award, and an additional 25% of the target number of shares subject to the PSU award will vest on February 15, 2022 (assuming such PSUs are not accelerated); however, because the Compensation Committee had not yet certified the maximum achievement of the performance criteria as of January 1, 2021, this portion of the PSU award (representing 50% of the target number of shares of Exelixis common stock) is reported as “unearned” in the table above.

(13)

PSUs vest as to (i) 50% of the 2020 PSU Certified Shares upon the Compensation Committee’s certification that the company has achieved positive top-line results of one or more clinical trials evaluating a product for which we own, or have licensed to a partner, development or commercialization rights, that provides data that can reasonably support regulatory evaluation of safety and efficacy to determine the risk/benefit profile of the product, and (ii) 50% of the 2020 PSU Certified Shares on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). The number of shares reported in the table above represents threshold achievement, or 50% of the target number of shares of Exelixis common stock subject to the PSU award. Depending on the level of achievement of such performance target, Named Executive Officers are eligible to vest up to a maximum of 200% of the target number of shares of Exelixis common stock subject to the PSU award. Failure to achieve the aforementioned performance target by December 31, 2024 will result in forfeiture of 100% of the PSU award.

(14)

PSUs vest as to (i) 50% of the 2020 PSU Certified Shares upon the Compensation Committee’s certification that the company has obtained approval by the FDA for the commercial sale and marketing of one or more products for which we own, or have licensed to a partner, development or commercialization rights, in one or more new indications or an indication for which the product has previously received FDA approval, if such product is intended to treat a new, additional or expanded set of patients or is part of a combination therapy, and (ii) 50% of the 2020 PSU Certified Shares on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). The number of shares reported in the table above represents threshold achievement, or 50% of the target number of shares of Exelixis common stock subject to the PSU award. Depending on the level of achievement of such performance target, Named Executive Officers are eligible to vest up to a maximum of 200% of the target number of shares of Exelixis common stock subject to the PSU award. Failure to achieve the aforementioned performance target by December 31, 2024 will result in forfeiture of 100% of the PSU award.

(15)	RSUs vest as to 1/4th of the original number of shares subject to the RSU award on each May 15th with a final vesting date of May 15, 2024 (assuming that such RSUs are not accelerated).

Option Exercises and Stock Vested

The following table includes certain information with respect to stock options exercised and stock awards that vested during the fiscal year ended January 1, 2021.

Options Exercised and Stock Vested in Fiscal 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Michael M. Morrissey, Ph.D.	2,005,284	40,643,720	395,443	8,537,011
Gisela M. Schwab, M.D.	440,000	8,230,955	140,759	3,018,930
Christopher J. Senner	130,000	2,855,222	119,810	2,567,545
Jeffrey J. Hessekiel	467,698	8,283,166	111,175	2,390,094
Patrick J. Haley	41,055	944,743	112,430	2,415,040

(1)

“Value Realized on Exercise” reflects the closing market price of our common stock on the applicable exercise date, net of the applicable exercise price, multiplied by the number of shares acquired upon exercise of stock options.

(2)	“Value Realized on Vesting” reflects the closing market price of our common stock on the applicable vesting date, multiplied by the number of units vested.

74 Exelixis, Inc.

Compensation of Executive Officers | Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

Change in Control and Severance Benefit Plan

The Board, upon recommendation of the Compensation Committee, has adopted a Change in Control and Severance Benefit Plan that provides for certain severance benefits to our officers in connection with specified termination events. Eligible plan participants may include any employee having a rank of vice president or above, which includes the Named Executive Officers.

If a Named Executive Officer’s employment terminates due to an involuntary termination without cause or a constructive termination (Covered Termination) during a period starting one month prior to and ending 13 months following a change in control (Change in Control Termination), then the Named Executive Officer would be entitled to the following benefits under the plan:

››

a cash payment paid in installments pursuant to our regularly scheduled payroll periods equal to the sum of the Named Executive Officer’s base salary and target bonus for (i) 18 months for Named Executive Officers (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer;

››

the vesting of up to all of the Named Executive Officer’s options, RSUs and PSUs will accelerate in full, and the exercise period of such options will be extended to the later of: (i) 12 months after the later of (x) the participant’s termination date, or (y) the change in control; and (ii) the post-termination exercise period provided for in the applicable option agreement; the plan also provides that any reacquisition or repurchase rights held by us in respect of common stock issued or issuable pursuant to any stock awards granted under any of our equity incentive plans shall lapse;

››

payment of COBRA premiums, or the cash equivalent thereof, for any health, dental or vision plan sponsored by Exelixis for a period of up to (i) 18 months for Named Executive Officers (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer; and

››

payment of outplacement services for (i) 18 months for Named Executive Officers (other than the Chief Executive Officer), subject to a $30,000 limit and (ii) 24 months for the Chief Executive Officer, subject to a $50,000 limit.

In the event of a Covered Termination of a Named Executive Officer that is not also a Change in Control Termination, such Named Executive Officer would be entitled to receive a cash severance benefit under the plan equal to 12 months of base salary paid in installments pursuant to our regularly scheduled payroll periods. In such circumstances, we would also pay for a period of up to 12 months of such Named Executive Officer’s COBRA premiums, or the cash equivalent thereof, for any health, dental or vision plan that we sponsored and that the Named Executive Officer is enrolled in. However, such Named Executive Officer would not be entitled to any vesting acceleration benefits by virtue of such termination.

The payments and benefits described above are subject to certain reductions and offsets if, for example, the Named Executive Officer received other severance benefits from us pursuant to a written employment agreement. In addition, if any of the severance benefits payable under the plan would constitute a “parachute payment” subject to the excise tax imposed by Section 4999 of the Code, a Named Executive Officer may receive a reduced amount of the affected severance benefits. The plan does not provide for the gross up of any excise taxes imposed by Section 4999 of the Code. No Named Executive Officer would receive benefits under the plan if (i) the Named Executive Officer has entered into an individually negotiated employment agreement that provides for severance or change in control benefits, (ii) the Named Executive Officer voluntarily terminates employment with us to accept employment with another entity that is controlled by us or is otherwise affiliated with us or (iii) the Named Executive Officer does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information. In addition, as a general matter, to be eligible to receive benefits under the plan and if requested by Exelixis, a Named Executive Officer must execute a general waiver and release of claims, and such release must become effective in accordance with its terms. A Named Executive Officer’s right to receive payment of benefits under the plan will immediately terminate if, at any time prior to or during the period the Named Executive Officer is receiving such benefits, the Named Executive Officer, without the prior written approval of Exelixis, (i) willfully breaches a material provision of a proprietary and confidential information agreement with Exelixis or (ii) willfully encourages or solicits any of Exelixis’ then current employees to leave Exelixis’ employ.

Treatment of Equity Awards

Pursuant to our 2011 Plan, 2014 Plan and 2017 Plan, in the event of an asset sale, merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but our common stock is

2021 Proxy Statement 75

converted by virtue of the merger into other property, then any surviving or acquiring corporation may assume outstanding stock awards or substitute similar stock awards for those under the plan. If any surviving or acquiring corporation refuses to assume such outstanding stock awards or substitute similar stock awards, stock awards held by participants whose service has not terminated will be accelerated in full. In addition, if any person, entity or group acquires beneficial ownership of more than 50% of our combined voting power, then stock awards held by participants whose service has not terminated will be accelerated in full.

The following table sets forth the potential severance payments and benefits under our Change in Control and Severance Benefit Plan to which a Named Executive Officer would be entitled in connection with specified termination events, as if such Named Executive Officers’ employment terminated as of January 1, 2021, the last day of our last fiscal year. In addition, the table sets forth the amounts to which such Named Executive Officers would be entitled under our equity plans either (i) in connection with a change in control transaction in which the successor corporation did not assume or substitute outstanding stock awards (and with respect to PSU awards granted to each Named Executive Officer, a change in control transaction in which a successor corporation does assume outstanding stock awards), or (ii) an entity or group acquired more than 50% of our combined voting power, in each case, as of January 1, 2021. There are no other agreements, arrangements or plans that entitle any of the above-mentioned Named Executive Officers to severance, perquisites or other enhanced benefits upon termination of employment, other than certain extensions of the termination date to avoid violation of registration requirements under the Securities Act of 1933, as amended, or for such Named Executive Officer’s death or disability.

Potential Payments Table

The following table shows the potential payments upon termination of employment or a change in control for the Named Executive Officers. The table assumes that the triggering event took place on January 1, 2021, the last day of our 2020 fiscal year.

Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Change in Control and Severance Benefit Plan		Equity Plans
		Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control ($)(1)	Involuntary Termination Without Cause or Constructive Termination Not in Connection with a Change in Control ($)(2)	Certain Change of Control Transactions without Termination ($)(3)
Michael M. Morrissey, Ph.D.	Base Salary	2,135,994	1,067,997	—
	Bonus	2,135,994	—	—
	Vesting Acceleration (4)	21,420,249	—	21,420,249
	COBRA Payments	71,067	35,533	—
	Outplacement Services	50,000	—	—
Benefit Total		25,813,304	1,103,530	21,420,249
Gisela M. Schwab, M.D.	Base Salary	1,125,386	750,257	—
	Bonus	675,231	—	—
	Vesting Acceleration (4)	7,740,818	—	7,740,818
	COBRA Payments	34,482	22,988	—
	Outplacement Services	30,000	—	—
Benefit Total		9,605,917	773,245	7,740,818
Christopher J. Senner	Base Salary	979,784	653,189	—
	Bonus	489,892	—	—
	Vesting Acceleration (4)	7,215,847	—	7,215,847
	COBRA Payments	53,300	35,533	—
	Outplacement Services	30,000	—	—
Benefit Total		8,768,823	688,722	7,215,847

76 Exelixis, Inc.

Compensation of Executive Officers | Potential Payments Upon Termination or Change in Control

Name	Benefit	Change in Control and Severance Benefit Plan		Equity Plans
		Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control ($)(1)	Involuntary Termination Without Cause or Constructive Termination Not in Connection with a Change in Control ($)(2)	Certain Change of Control Transactions without Termination ($)(3)
Jeffrey J. Hessekiel, J.D.	Base Salary	870,576	580,384	—
	Bonus	435,288	—	—
	Vesting Acceleration (4)	6,358,477	—	6,358,477
	COBRA Payments	53,300	35,533	—
	Outplacement Services	30,000	—	—
Benefit Total		7,747,641	615,917	6,358,477
Patrick J. Haley	Base Salary	765,000	510,000	—
	Bonus	382,500	—	—
	Vesting Acceleration (4)	6,903,237	—	6,903,237
	COBRA Payments	93,068	62,045	—
	Outplacement Services	30,000	—	—
Benefit Total		8,173,805	572,045	6,903,237

(1)

These benefits would be payable under the Change in Control and Severance Benefit Plan if the involuntary termination without cause or constructive termination occurred during a period starting one month prior to and ending 13 months following the change in control. The amounts shown in this column do not include any value associated with the extension, if any, of the post-termination exercise period provided for in the Change in Control and Severance Benefit Plan.

(2)

These benefits would be payable under the Change in Control and Severance Benefit Plan if the involuntary termination without cause occurred more than one month before the change in control or if the involuntary termination without cause or a constructive termination occurred more than 13 months following the change in control.

(3)

These benefits would be payable under the 2014 Plan and/or the 2017 Plan if either (i) a successor corporation does not assume outstanding stock awards in a change in control transaction or (ii) a person, entity or group acquires beneficial ownership of more than 50% of our combined voting power, and, in each case, the Named Executive Officers do not terminate employment in connection with such a transaction or event.

2021 Proxy Statement 77

In addition, if a successor corporation does assume outstanding stock awards in a change in control transaction and the Named Executive Officers do not terminate employment in connection with such a transaction, then each Named Executive Officer’s then outstanding PSUs will be revised in a manner as though target number of shares subject to such PSUs had been subject solely to a time-based vesting schedule pursuant to which one third of the target number of shares subject to such PSUs (and for the PSUs granted during fiscal 2020, one fourth) would have vested on each of the first three anniversaries (and for the PSUs granted during fiscal 2020, each of the first four anniversaries) of the date the PSUs were granted, subject to the Named Executive Officer’s continuous service through the applicable vesting date (with any portion that would have vested on or prior to the change in control transaction under such vesting schedule becoming vested on the date of the change in control transaction and any portion that is unvested following the date of the change in control transaction vesting in accordance with such vesting schedule). With respect to PSU awards granted during fiscal 2020, the vesting acceleration benefit for each Named Executive Officer would be $0 because the first anniversary of the grant date will not yet have occurred as of January 1, 2021. With respect to PSU awards granted during fiscal 2019, the vesting acceleration benefit for each Named Executive Officer would be $0, because the performance criteria for the target number of such PSUs had already been achieved as of January 1, 2021. With respect to PSU awards granted during fiscal 2018, the vesting acceleration benefit for each Named Executive Officer would be as follows:

Name and Principal Position	Vesting Acceleration Benefit for Outstanding PSUs Granted in 2018 ($)
Michael M. Morrissey, Ph.D.	932,793
Gisela M. Schwab, M.D.	391,164
Christopher J. Senner	391,164
Jeffrey J. Hessekiel, J.D.	200,580
Patrick J. Haley	180,510

(4)

Assumes that the triggering event occurred on December 31, 2020, the last business day of our last fiscal year, when the closing sale price per share of our common stock was $20.07. The amount of the vesting acceleration is determined by: (i) aggregating for all accelerated options, the amount equal to (A) the excess, if any, of $20.07 over the relevant exercise price of the option, multiplied by (B) the number of shares underlying unvested options at such exercise price as of December 31, 2020; and (ii) aggregating for all accelerated RSUs and PSUs, the amount equal to (X) $20.07 multiplied by (Y) the number of shares underlying the unvested RSUs and PSUs. There can be no assurance that a similar triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at a time when our closing sale price is different.

CEO Pay Ratio

We believe that we provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans and other benefits. In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer; to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (CEO Pay Ratio).

In order to determine the median of the annual total compensation of all of our employees, we were required to identify the “median employee” of our workforce, without regard to his or her location or employment status (full-time or part-time). The applicable SEC rules require us to identify a median employee only once every three years, as long as there have been no material changes in our employee population or employee compensation arrangements that we believe would significantly impact the calculation of our CEO Pay Ratio. However, because there was a significant increase in our employee population between October 2019, when we identified our median employee to calculate our CEO Pay Ratio for fiscal 2019, and October 2020, we decided to identify a new median employee for purposes of calculating our CEO Pay Ratio for fiscal 2020.

Consistent with the process we adopted for prior fiscal years, to determine the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, we used the following methodology:

››

To identify our employee population, we used tax and payroll records to determine all full-time and part-time employees, excluding our Chief Executive Officer, who were employed as of October 31, 2020.

››

To identify the median employee with respect to annual total compensation of all of our employees, we calculated each employee’s “target total direct compensation,” which consists of: (i) fiscal 2020 base salary (using a reasonable

78 Exelixis, Inc.

Compensation of Executive Officers | CEO Pay Ratio

estimate of the hours worked and overtime actually paid during fiscal 2020 for hourly employees); (ii) target cash bonus; and (iii) the grant date fair value of any equity awards granted during fiscal 2020 (using the same methodology that we use for estimating the value of the equity awards granted to our Named Executive Officers and reported in our Summary Compensation Table).

››	In making this determination, we annualized the base salary and target cash bonus for all full-time and part-time employees who were employed by us for less than the entirety of fiscal 2020.

Once our representative median employee was identified in the manner described above, we calculated the annual total compensation of the representative median employee using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement. For fiscal 2020, the median of the annual total compensation of our employees (other than our Chief Executive Officer) was $297,489 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,349,812. Based on this information, our CEO Pay Ratio for fiscal 2020 was 8 to 1.

This CEO Pay Ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering this CEO Pay Ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of CEO Pay Ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and CEO Pay Ratio disclosures. Neither the Compensation Committee nor our management used our fiscal CEO Pay Ratio for fiscal 2020 in making compensation decisions.

2021 Proxy Statement 79

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of Exelixis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Board of Directors of Exelixis, Inc., consisting solely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended January 1, 2021.

Compensation Committee:

Charles Cohen, Chair

Vincent T. Marchesi

Julie A. Smith

Lance Willsey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, the Compensation Committee comprised Drs. Cohen, Marchesi and Willsey and Ms. Smith. None of the members of the Compensation Committee during 2020 has at any time been an officer or employee of Exelixis, except that Dr. Cohen served as our acting Chief Scientific Officer from December 1995 to April 1997, and was named an officer of one of our former subsidiaries from 2001 through March 2005, for which he did not receive any compensation. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Exelixis. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 3, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows: a Form 4 relating to a Rule 10b5-1 trading plan transaction by George A. Scangos, then a director, in which fifty thousand (50,000) shares of our common stock were sold on February 18, 2020 was not timely filed. A Form 4 reporting the transaction was subsequently filed on February 21, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interests. The Board adopted a written Statement of Policy with respect to Related Person Transactions entered into with related parties. Under this policy, the Audit Committee has been tasked with responsibility to review and approve related party transactions. The policy provides that management shall present related party transactions to the Audit Committee for approval. The policy does not prevent management from entering into any related party transaction without prior approval of the Audit Committee, so long as such related party transaction is thereafter presented to the Audit Committee for ratification. If ratification is not forthcoming, then management shall make all reasonable efforts to cancel or annul such transaction.

80 Exelixis, Inc.

Certain Relationships and Related Party Transactions

Under the policy, a “related party” includes: any senior officer (including each executive officer or officer subject to Section 16 of the Exchange Act) or director of Exelixis; a person who is an immediate family member of a senior officer, director or director nominee; a security holder who is known to own of record or beneficially more than 5% percent of any class of our securities; a person who is an immediate family member of such security holder; or an entity which is owned or controlled by one of the aforementioned persons, or an entity in which one of the aforementioned persons has a substantial ownership interest in or control over such entity.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules. There were no related party transactions reportable under the SEC rules during fiscal 2019, other than as follows:

During 2020, BlackRock, Inc. (BlackRock), a global provider of investment, advisory and risk management solutions and a greater than 5% holder of our common stock, managed a portion of our cash and investments portfolio. As of January 1, 2021 and January 3, 2020, respectively, the fair value of cash and investments managed by BlackRock was $574.6 million and $515.1 million, which included $10.3 and $1.4 million invested in the BlackRock Liquidity Money Market Fund. We incurred $0.3 million in fees for BlackRock advisory services performed during the year ended January 1, 2021.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other fiduciaries) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, please notify your broker or direct your written request to Investor Relations, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502 or contact Exelixis, Inc., Investor Relations at (650) 837-7000. Stockholders who currently receive multiple copies of the Notice at their address and would like to request householding of their communications should contact their broker.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2021, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested, is available without charge upon written request to: Investor Relations, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

JEFFREY J. HESSEKIEL

Executive Vice President and General Counsel

Alameda, California

April 15, 2021

2021 Proxy Statement 81

EXELIXIS, INC.

1851 HARBOR BAY PARKWAY

ALAMEDA, CA 94502

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EXEL2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D49740-P53795	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXELIXIS, INC.

The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	To elect the eleven nominees for director named in the accompanying Proxy Statement to hold office until the next Annual Meeting of Stockholders.		For	Against	Abstain

Nominees:
	1a.	Charles Cohen, Ph.D.	☐	☐	☐			For	Against	Abstain
	1b.	Carl B. Feldbaum, Esq.	☐	☐	☐	2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
	1c.	Maria C. Freire, Ph.D.	☐	☐	☐
	1d.	Alan M. Garber, M.D., Ph.D.	☐	☐	☐	3.	To approve, on an advisory basis, the compensation of Exelixis’ named executive officers, as disclosed in the accompanying Proxy Statement.	☐	☐	☐
	1e.	Vincent T. Marchesi, M.D., Ph.D.	☐	☐	☐
	1f.	Michael M. Morrissey, Ph.D.	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1g.	Stelios Papadopoulos, Ph.D.	☐	☐	☐
	1h.	George Poste, DVM, Ph.D., FRS	☐	☐	☐
	1i.	Julie Anne Smith	☐	☐	☐
	1j.	Lance Willsey, M.D.	☐	☐	☐
	1k.	Jack L. Wyszomierski	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D49741-P53795

EXELIXIS, INC. Annual Meeting of Stockholders May 26, 2021 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael M. Morrissey, Christopher J. Senner and Jeffrey J. Hessekiel, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exelixis, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Exelixis, Inc. to be held at www.virtualshareholdermeeting.com/EXEL2021 on Wednesday, May 26, 2021, at 9:00 a.m. Pacific Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be signed on reverse side.